As Filed with the Securities and Exchange Commission on May 7, 2010
RegistrationNo. 333-164963

UNITEDSTATES
SECURITIESAND EXCHANGE COMMISSION
WASHINGTON,D.C. 20549

PRE-EFFECTIVEAMENDMENT NO. 4
TO
FORM S-1

REGISTRATIONSTATEMENT
UNDERTHE
SECURITIESACT OF 1933

WHITEMOUNTAIN TITANIUM CORPORATION
(Exactname of Registrant as Specified in Its Charter)

Nevada	1000	87-0577390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AugustoLeguia 100, Oficina 812
LasCondes, Santiago
Chile
(562) 657-1800
(Address,including zip code, and telephone number, including area code, ofregistrant's principal executive offices)

CharlesE. Jenkins, CFO
Suite1508 – 999 West Hastings Street
Vancouver,B.C.
Canada  V6C2W2
(604)408-2333
(Name,address, including zip code, and telephone number
includingarea code, of agents for service)

Copiesto:
RonaldN. Vance, P.C.
Attorneyat Law
1656Reunion Avenue
Suite250
SouthJordan, UT  84095
(801)446-8802
(801)446-8803 (fax)
ron@vancelaw.us

Approximatedate of commencement of proposed sale to the public:  From time totime after this Registration Statement becomes effective.

If any ofthe securities being registered on this form are to be offered on a delayed orcontinuous basis pursuant to Rule 415 under the Securities Act of 1933, checkthe following box. ☒

If thisForm is filed to register additional securities for an offering pursuant to Rule462(b) under the Securities Act, please check the following box and list theSecurities Act registration statement number of the earlier effectiveregistration statement for the same offering. ☐

If thisForm is a post-effective amendment filed pursuant to Rule 462(c) under theSecurities Act, check the following box and list the Securities Act registrationstatement number of the earlier effective registration statement for the sameoffering. ☐

If thisForm is a post-effective amendment filed pursuant to Rule 462(d) under theSecurities Act, check the following box and list the Securities Act registrationstatement number of the earlier effective registration statement for the sameoffering. ☐

Indicateby check mark whether the registrant is a large accelerated filer, anaccelerated filer, a non-accelerated filer, or a smaller reportingcompany.  See definitions of “large accelerated filer,” “acceleratedfiler,” and “smaller reporting company” in Rule 12b-2 of the ExchangeAct.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Units, each consisting of three shares of common stock $0.001 par value and one warrant to purchase one share of common stock	2,500,000	$		$6,000,000	(2)	$427.80
Shares of common stock included in the units	7,500,000	_____		_____		_____	(3)
Warrants included in units	2,500,000	_____		_____		_____	(3)
Shares of common stock underlying the warrants included in the units	2,500,000	$		$2,500,000		$178.28
Secondary Offering:
Common Stock, $.001 par value issuable upon conversion of Series A Convertible Preferred Stock	1,000,000	$1.12	(4)	$1,120,000		$79.86
Common Stock, $.001 par value issuable upon exercise of $0.50 warrants	4,250,000	$1.12	(4)	$4,760,000		$339.39
Common Stock, $.001 par value of selling stockholders	8,154,000	$1.12	(4)	$9,132,480		$651.15
Common Stock, $.001 par value issuable upon exercise of $0.60 warrants	5,847,600	$1.12	(4)	$6,549,312		$466.97
Common Stock, $.001 par value issuable upon exercise of options	850,000	$1.12	(4)	$952,000		$67.88
TOTALS				$31,013,792		$1,334.71	(5)

(1) Inaccordance with Rule 416(a), the registrant is also registering hereunder anindeterminate number of shares that may be issued and resold to prevent dilutionresulting from stock splits, stock dividends or similartransactions.  Should the conversion ratio result in our havinginsufficient shares, we will not rely upon Rule 416, but will file a newregistration statement to cover the resale of such additional shares should thatbecome necessary.
(2)Estimated solely for the purpose of calculating the amount of the registrationfee pursuant to Rule 457(o) under the Securities Act of 1933, asamended.
(3)  Nofee pursuant to Rule 457(g)
(4)Estimated solely for the purpose of computing the amount of the registration feepursuant to Rule 457(c) based upon the average bid and asked price as reportedby the OTC Bulletin Board.
(5) Aportion of these securities was previously registered on Registration StatementNo. 333-148644 initially filed by White Mountain Titanium Corporation on January14, 2008, for which a filing fee of $876.62 was previously paid that is beingoffset against the currently due filing fee pursuant to Rule457(p).

Theregistrant hereby amends this registration statement on such date or dates asmay be necessary to delay its effective date until the registrant shall file afurther amendment which specifically states that this registration statementshall thereafter become effective in accordance with Section 8(a) of theSecurities Act of 1933 or until the registration statement shall becomeeffective on such date as the Commission, acting pursuant to Section 8(a), maydetermine.

Theregistrant is filing a single prospectus in this registration statement pursuantto Rule 429 under the Securities Act of 1933, as amended, in order to satisfythe requirements of the Securities Act and the rules and regulations thereunderfor this offering and other offerings registered on earlier registrationstatements. The combined prospectus in this registration statement relates to,and shall act, upon effectiveness, as a post-effective amendment to,Registration Statement No. 333-148644 and Registration Statement No.333-129347.  Any of the previously registered securities that are orwere offered or sold before the effective date of this registration statementshall not be included in any prospectus hereunder.

Theinformation contained in this prospectus is not complete and may bechanged.  We may not sell these securities until the registrationstatement filed with the Securities and Exchange Commission iseffective.  This prospectus is not an offer to sell these securitiesand it is not soliciting an offer to buy these securities in any jurisdictionwhere the offer or sale is not permitted.
PreliminaryProspectus

Subjectto Completion, _______, 2010

WhiteMountain Titanium Corporation

Upto 2,500,000 Units

20,101,600Shares of Common Stock

We areoffering up to 2,500,000 units at $____ per unit, each unit consisting ofthree shares of common stock and one three-year warrant to purchase anadditional share of common stock at $____ per share, or 125% of the price pershare allocated to the common shares in the units.  The units willseparate immediately and the common stock and the warrants will be issuedseparately.  The selling stockholders named in this prospectus areoffering 20,101,600 shares, including 11,947,600 shares reserved for issuanceupon conversion of our Series A Convertible Preferred Stock and upon exercise ofwarrants and options that we have issued to the sellingstockholders.  Our common stock is currently quoted on the OTCBulletin Board under the symbol “WMTM.”  The last reported sales priceof our common stock on the OTC Bulletin Board on April 29, 2010, was $1.03 pershare.

SourceCapital Group, Inc. will act as the placement agent for the units offered byus.  The offering is being made on a “best efforts” basis, which meansthat the placement agent will use its best efforts to sell up to the maximumnumber of units without agreeing to purchase any of the securitiesitself.  There is no minimum number of units to be sold in thisoffering.  We have agreed to pay the placement agent a sellingcommission of 8% on sales of the units; no commission will be paid on theexercise of the warrants.  The proceeds of this offering will not beplaced into an escrow account but will be released at the end of the offeringperiod.  The offering will terminate upon the earlier of: (i) adate all of the units are sold, or (ii) two months after the date of thisprospectus, unless extended for up to 30 days by mutual consent of the placementagent and us.  At the close of the offering, the proceeds, lessselling commissions, will be delivered to us by the placement agent on theclosing date.

	Offering Price		Selling Commissions		Selling Costs		Proceeds to Company
Per Unit	$	____	$	____	$	____	$	____
Total		$6,000,000		$480,0000		$60,000		$5,460,000

Theselling stockholders, or their pledgees, donees, transferees or othersuccessors-in-interest, may offer the shares of our common stock for resale onthe OTC Bulletin Board, in isolated transactions, or in a combination of suchmethods of sale.  They may sell their shares at fixed prices that maybe changed, at market prices prevailing at the time of sale, at prices relatedto prevailing market prices, or at negotiated prices with institutional or otherinvestors, or, when permissible, pursuant to the exemption of Rule 144 under theSecurities Act of 1933.  There will be no underwriter’s discounts orcommissions, except for the charges to a selling stockholder for sales through abroker-dealer.  All net proceeds from a sale will go to the sellingstockholder and not to us.  We will pay the expenses of registeringthese shares.

Investingin our stock involves risks.   You should carefully consider theRisk Factors beginning on page 4 of this prospectus.

Neitherthe Securities and Exchange Commission nor any state securities commission hasapproved or disapproved of these securities or passed upon the adequacy oraccuracy of this prospectus.  Any representation to the contrary is acriminal offense.

SOURCECAPITAL GROUP, INC.

The dateof this prospectus is ____________, 2010

TABLEOF CONTENTS

We havenot authorized anyone to provide you with information different from thatcontained in this prospectus.  Source Capital and the sellingstockholders are offering to sell, and seeking offers to buy, shares of ourcommon stock only in jurisdictions where offers and sales arepermitted.  The information contained in this prospectus is accurateonly as of the date of this prospectus, regardless of the time of delivery ofthis prospectus or of any sale of the securities offered hereby.

Throughoutthis prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “theCompany” and “our Company” refer to White Mountain Titanium Corporation, aNevada corporation, and its subsidiaries. All amounts in this prospectus are inU.S. Dollars, unless otherwise indicated.

ii

PROSPECTUS SUMMARY

Thefollowing summary highlights selected information contained in thisprospectus.  This summary does not contain all the information youshould consider before investing in the securities.  Before making aninvestment decision, you should read the entire prospectus carefully, includingthe “Risk Factors” section, the financial statements and the notes to thefinancial statements.

WhiteMountain Titanium Corporation

WhiteMountain Titanium Corporation was incorporated under the laws of the State ofNevada on April 24, 1998.  From approximately 2000 until 2004, we hadno business operations and no source of generating revenues.  We werea non-reporting shell company between 2000 and February 2004 when we enteredinto a reverse acquisition with GreatWall Minerals, Ltd., an Idahocorporation.  In February 2004 we merged with GreatWall which had hadan on-going interest in the natural resources sector in Chile for several yearsand in 2003 had entered into an agreement to acquire a core holding of CerroBlanco mining concessions through its 100% owned Chilean subsidiary, CompañíaMinera Rutile Resources Limitada.  In September 2005 we completed thepurchase of these mining concessions.

Themining concessions now consist of 33 registered mining exploitation concessions,and 5 exploration concessions, over approximately 8,225 hectares locatedapproximately 39 kilometers west of the City of Vallenar in the Atacama, orRegion III, geographic region of northern Chile.  We are in theexploration stage, which means we are engaged in the search for mineral depositsor reserves which could be economically and legally extracted orproduced.  We are conducting a drilling campaign and pre-feasibilitywork in preparation for a feasibility study to determine whether the concessionscontain commercially viable ore reserves.  If we are successful inobtaining a feasibility study which supports commercially viable ore reserves,we intend to exploit the concessions and to produce titanium dioxide concentratethrough conventional open pit mining and minerals processing.  Ourbusiness plan is to explore solely for titanium deposits or reserves on theCerro Blanco mining concessions.  If this exploration program isunsuccessful, we will be unable to continue operations.

We haveproduced no revenues, have achieved losses since inception, have no operations,and currently rely upon the sale of our securities to fund ouroperations.  We estimate the cost to take the Cerro Blanco project tothe point of completing a final engineering feasibility study at approximately$3,810,000, including general and administrative and marketingexpenses.  This figure excludes general and administrativeexpenses.  As of March 15, 2010, our cash position was approximately$875,000.  We currently do not have sufficient capital to completethis plan and estimate that we will require additional financing to doso.

Over thenext twelve to twenty-four months we have two principal objectives: to continueto advance the project towards a final engineering feasibility level and tosecure off-take contracts for the planned rutile concentrateoutput.  We also continue to investigate the commercial viability ofproducing a feldspar co-product.  The feldspar could find applicationsin the glass and ceramics industries.

On July11, 2005, we closed the Securities Purchase Agreement with a Cayman Islandinstitutional investor, Rubicon Master Fund (“Rubicon”) on $5,000,000 in equityfinancing and issued to Rubicon 6,250,000 shares of Series A ConvertiblePreferred Stock and warrants to purchase 6,250,000 shares of our commonstock.  Each share of Series A Convertible Preferred Stock isconvertible into our common shares at the effective rate of 1.6 shares of ourcommon stock for each share of the preferred stock converted and each warrant isexercisable at $0.50 per share (previously $1.25 per share) at any time throughApril 1, 2011.  The original conversion ratio of the Series AConvertible Preferred Stock was determined according to a formula computed bydividing the stated value of the preferred stock, which is designated as $0.80per share, by the conversion price of the preferred stock, which is designatedas $0.80 per share, subject to adjustment in the event of certaintransactions.  The conversion price is subject to adjustment if wesell shares of our common stock for less than the conversion price of the SeriesA Preferred Stock.  In 2007, we sold shares in an offering at $0.50,which reduced the conversion price to $0.50 per share and adjusted theconversion ratio.  Any sale of our common stock at less than $0.50 pershare would result in a further reduction of the conversion price equal to thereduced sale price of the common stock.  In May 2009, Rubiconexercised 2,000,000 of its warrants and we issued 2,000,000 common shares toRubicon.

OnSeptember 7, 2005, we amended the Securities Purchase Agreement with Rubicon toinclude a transaction with Phelps Dodge Corporation (“Phelps Dodge”), now awholly-owned subsidiary of Freeport-McMoRan Copper & Gold Inc. and the priorowner of our initial mining concessions, in which we issued 625,000 shares ofSeries A Convertible Preferred Stock and common stock purchase warrants topurchase 625,000 shares of our common stock under identical terms as withRubicon.  These securities were issued in satisfaction of the finalpayment of $500,000 due to Phelps Dodge in connection with the purchase of theinitial Cerro Blanco mining concessions.  The warrants expired onSeptember 7, 2009, without being exercised.

On May 5,2006, we entered into an amendment to the Securities Purchase Agreement withRubicon and Phelps Dodge.  The amendment was necessitated by ourinability to obtain effectiveness of the registration statement of which thisprospectus is a part by January 31, 2006, as required in theagreement.  Pursuant to the amendment, we issued 400,000 shares toRubicon and 40,000 shares to Phelps Dodge in settlement of the breach of thisprovision of the agreement by us.  In addition, we eliminated anyfurther damages provisions pertaining to the effectiveness of the registrationstatement and the need to obtain a listing of our common stock on a Canadianexchange.

On orabout September 30, 2007, Rubicon converted all of the Series A ConvertiblePreferred Stock and sold all of the common shares issued upon theconversion.

In August2007 we completed a private placement equity financing wherein we issued5,070,000 units at $0.50 per unit, each unit consisting of one common share andone common share purchase warrant.   Each warrant is exercisableat $0.60 per share at any time through August 10, 2010.  In addition,77,600 warrants were issued to a consultant in connection with the privateplacement.  In September 2008 we completed an offering of shares ofour common stock at $0.75 per share.  We sold 2,814,909 shares forgross proceeds of $2,111,180.

OnOctober 16, 2009, we completed a private placement where we issued 1,496,930shares at a price of $0.65 per share for gross proceeds of$973,005.  Commissions of $68,110 were paid and broker’s warrants wereissued for 104,785 shares at a price of $0.90 exercisable until April 15,2011.

Pursuantto the terms of the Securities Purchase Agreement that we entered into withRubicon and Phelps Dodge, as well as a condition of our unit offering completedin August 2007, we are required to file and maintain the effectiveness of theregistration statement of which this prospectus is a part with the Securitiesand Exchange Commission and register the resale of the securities included inthis prospectus.

Ourprincipal executive offices are located at Augusto Leguia 100, Oficina 812 ,Las Condes, Santiago, Chile.  Our telephone number is (56 2)657-1800.  Our Internet address is www.wmtcorp.com ..  Theinformation on our Internet website is not incorporated by reference in thisprospectus.

TheOffering

Securities offered by us
This is a best-efforts public offering of up to 2,500,00 units, consisting of an aggregate of up to 7,500,000 shares of our common stock and warrants to purchase an additional 2,500,000 shares of our common stock.  Each unit consists of three shares of common stock and a warrant to purchase one share of common stock at an exercise price of 125% of the public offering price of share component of the units in this offering.  The common stock and warrants are immediately separable and will be issuedseparately.

Description of warrants
Each purchaser of a unit will receive a warrant to purchase one share of our common stock for three shares of common stock it purchases in this offering.  The warrants are exercisable at an exercise price of $____ per share of common stock.  The warrants will be subject to adjustment in the exercise price and the class and number of the shares of common stock to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common stock, the payment of stock dividends, our amalgamation, and certain rights offerings and other distributions to all holders of our common stock.  The warrants are exercisable starting on the closing date of this offering and expire on three years thereafter.

Common stock offered by selling stockholders
Up to 1,000,000 shares of common stock underlying Series A Convertible Preferred Stock;

Up to 4,250,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.50 per share;

Up to 5,847,600 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.60 per share;

Up to 850,000 shares of common stock issuable upon exercise of options at $2.00 per share; and

Up to 8,154,000 outstanding shares of common stock.

Common stock outstanding immediately prior to the offering	37,120,972

Common stock to be outstanding after the offering by us and the selling stockholders	Up to 59,068,572 shares

Use of proceeds
We will use the net proceeds of this offering to complete a drilling program, environmental impact study, and final feasibility study on the Cerro Blanco property, and to market products developed from the project.  Net proceeds from this offering will also provide operating funds for the next 12 months.  We expect to use the proceeds received from the exercise of the unit warrants, if any, for general working capital purposes.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants or options.  We expect to use the proceeds, if any, received from the exercise of the warrants and options for general working capital purposes.

OTC Bulletin Board trading symbol	WMTM

Theabove information regarding common stock to be outstanding after theoffering is based on 37,120,972 shares of common stock outstanding as ofMarch 22, 2010, and assumes the subsequent conversion of our issued andoutstanding Series A Convertible Preferred Stock into 1,000,000 common shares,exercise of warrants and options by our selling stockholders into 10,947,600common shares, and exercise of the warrants issued with our units herein into2,500,000 common shares.

RISKFACTORS

Thisinvestment has a high degree of risk.  Before you invest you shouldcarefully consider the risks and uncertainties described below and the otherinformation in this prospectus.  If any of the following risksactually occur, our business, operating results and financial condition could beharmed and the value of our stock could go down.  This means you couldlose all or a part of your investment.

RisksRelated to Our Company and its Business

Ourindependent auditor has stated there is substantial doubt about our ability tocontinue as a going concern, which may hinder our ability to obtain futurefinancing.

Ourfinancial statements as of and for the years ended December 31, 2009 and 2008,were prepared assuming that we would continue as a going concern.  Oursignificant losses from operations as of December 31, 2009 and 2008, raisedsubstantial doubt about our ability to continue as a goingconcern.  If the going-concern assumption were not appropriate for ourfinancial statements, then adjustments would be necessary to the carrying valuesof the assets and liabilities, the reported revenues and expenses, and thebalance sheet classifications used.  Since December 31, 2009, we havecontinued to experience losses from operations.  In July 2005 wecompleted a financing with Rubicon in which we raised $5,000,000 through thesale of preferred stock and warrants and in September 2005 we satisfied ourobligation to pay $500,000 for our Cerro Blanco mining concessions through theissuance of preferred stock and warrants.  In August 2007 we completeda private placement of 5,070,000 units at an offering price of $0.50 per unitfor net proceeds of $2,340,684.  In September 2008 we completed asecond private placement of 2,814,909 shares of our common stock at $0.75 pershare for net proceeds of $1,967,086.  In May 2009, Rubicon exercised2,000,000 warrants for proceeds of $1,000,000 to us.  And in October2009 we completed another private placement of 1,496,930 shares for net proceedsof $899,021.  Nevertheless, we will require additional funding ofapproximately $3,810,000 to complete much of our planned mineral explorationactivities and completing a feasibility study on our mining concessions,including general and administrative and marketing expenses.  Ourability to continue as a going concern following the completion of thefeasibility study on our mining concessions is subject to our ability togenerate a profit and/or obtain necessary additional funding from outsidesources, including obtaining additional funding from the sale of oursecurities.  Except for potential proceeds from the sale of units inthis offering by us, we have no other source for additionalfunding.  Our continued net operating losses and stockholders’deficiency increase the difficulty in meeting such goals and there can be noassurances that such methods will prove successful.

Becauseof our reliance on a single mining project, there is a substantial risk that ourbusiness may fail.

The CerroBlanco property is our only mining project and may not contain any reserveswhich could be economically and legally extracted or produced, in which eventthe funds that we spend on exploration would be lost and we would be forced tocease operations.  Our business plan is to explore solely for titaniumdeposits or reserves on the Cerro Blanco mining concessions.  If thisexploration program is unsuccessful, we will be unable to continue operationsand you will lose your entire investment.

Becauseof the speculative nature of exploration of mining concessions, there is asubstantial risk that our business may fail.

Explorationfor minerals is highly speculative and involves substantial risks, even whenconducted on properties known to contain significant quantities ofmineralization, and most exploration projects do not result in the discovery ofcommercially mineable deposits of ore.  The likelihood of our miningconcessions containing economic mineralization or reserves, or our ability toproduce a rutile concentrate meeting buyers’ specifications for particle size,concentrate levels, or calcium and impurities, is not assured.

Evenif we discover commercial reserves of titanium on the Cerro Blanco property, wemay not be able to successfully commence commercial production unless we receiveadditional funds, for which there is no present arrangements oragreements.

The CerroBlanco property does not contain any known ore reserves.  We estimatethat if we are able to raise the maximum funds in this offering, of which thereis no assurance, we will have sufficient funds to complete all intendedexploration of the Cerro Blanco property, but we may encounter contingencies oradditional costs not presenting contemplated.  We currently do nothave any operations and we have no income.  Substantial expendituresare required to establish proven and probable ore reserves through drilling, todetermine metallurgical processes to extract the metals from the ore, and toconstruct mining and processing facilities.  If our explorationprograms are successful in establishing titanium dioxide reserves of commercialtonnage and grade, we will require additional funds in order to place the miningconcessions into commercial production.  At present we do not have anysource of this additional funding and there is no assurance that we will be ableto obtain such financing.

Should wedetermine that there are estimates of proven and probable reserves, they aresubject to considerable uncertainty. Such estimates are, to a large extent,based on specific commodity prices and interpretations of geologic data obtainedfrom drill holes and other exploration techniques. Producers use feasibilitystudies to derive estimates of capital and operating costs based uponanticipated tonnage and grades of ore to be mined and processed, the predictedconfiguration of the ore body, expected recovery rates of metals from the ore,the costs of comparable facilities, the costs of operating and processingequipment and other factors. Actual operating costs and economic returns onprojects may differ significantly from original estimates. Further, it may takemany years from the initial phase of exploration before production and, duringthat time, the economic feasibility of exploiting a discovery maychange.

The mostlikely source of future funds presently available to us to commence commercialproduction is through the sale of equity capital.  However, we do notcurrently have any arrangements in this regard.  Any sale of equitysecurities will result in dilution to existing shareholders.  As analternative for the financing of commercial production we could seek to locate ajoint venture partner to provide a portion or all of the required financing orthrough the sale of a partial interest in the Cerro Blanco property to a thirdparty in exchange for cash or production expenditures.  We presentlyhave no sources for this type of alternative financing.

Wehave an absence of historical revenues and no current prospects for futurerevenues.  We also have a history of losses which we expect tocontinue into the future.  Our current cash resources are insufficientto meet our obligations through the exploration stage, and if we are unable tosecure additional financing, we will either have to suspend or cease operations,in which case you will lose your investment.

We havebeen engaged in the exploration of minerals for several years and have notgenerated any historical revenues relating to our mineral explorationactivities.  Including approximately $3,188,211 of stock-basedcompensation expense, we have incurred cumulative net losses of $21,127,499 fromthese activities through December 31, 2009, and anticipate a net loss until weare able to commence principal mining operations, if ever.  Duringthis exploration stage we have no source of funding to satisfy our cash needsexcept for our existing cash resources, which management estimates will not besufficient to meet our cash needs to complete all of our planned mineralexploration activities and a feasibility study. The scope and cost of afeasibility study will be dependent upon factors such as plant size and processrecovery design, neither of which will be known until further metallurgicaltesting and product marketing are completed.   As such, we haveno plans for revenue generation and we do not anticipate revenues fromoperations unless we are able to locate an economic ore body , and are able to sell theconcentrate.  There is no assurance that management’s estimates of thecosts of exploration and completion of the feasibility study are accurate, orthat contingences will not occur which will increase the costs ofexploration.  Even if we locate an ore body, we may not achieve orsustain profitability in the future.  If we are unable to secureadditional financing and do not begin to generate revenues or find alternatesources of capital before our cash resources expire, we will either have tosuspend or cease operations, in which case you will lose yourinvestment.

We have not secured firm contractsfor the commodities and labor force to be utilized at our mining property andincreased costs could affect our future profitability.

Costs atany mining location are affected by the price of input commodities, such asfuel, electricity and labor. Chile is heavily reliant on the importation of oil,natural gas, refined petroleum products and coal to meet its fuel andelectricity needs.  Since we acquired the Cerro Blanco project, globalenergy price and transportation cost increases have caused fuel and electricityprices in Chile to rise; labor costs in Chile have risen as well.   Acontinuation of this trend of increasing costs could have a significant negativeeffect on the economics and the viability of our project.

Currency fluctuations may negatively affect costs we incur outside of the UnitedStates.

Currencyfluctuations may affect our costs as a significant portion of our expenses areincurred in Chilean pesos. Over the past 15 months for example, we have seen theChilean peso trade in a range of 497 to 684 pesos to the U.S.dollar.  These fluctuations have meant that our in-country operationaland exploration expenses in U.S. dollar terms have been difficult topredict in any specific reporting period.

Current global financial conditions could adversely affect the availability of new financing and our operations.

Currentglobal financial conditions have been characterized by increased marketvolatility. Several financial institutions have either gone into bankruptcy orhave had to be re-capitalized by governmental authorities. Access to financinghas been negatively impacted by both the rapid decline in value of sub-primemortgages and the liquidity crisis affecting the asset-backed commercial papermarket. We are wholly dependent on outside financing to meet our futureoperating needs and these factors may adversely affect our ability to obtainequity or debt financing in the future on terms favorable to us. Additionally,these factors, as well as other related factors, may cause decreases in assetvalues that are deemed to be other than temporary, which may result inimpairment losses. If such increased levels of volatility and market turmoilcontinue, our operations, and our ability to finance the capital costs of ourproject could be adversely impacted.

Ifwe are unable to adequately prevent dust from our mining operations or to meetdust level standards established in any operating permit obtained in the future,we may be unable to commence or continue planned mining operations on the CerroBlanco project, or the costs associated with the remediation of dust createdfrom our mining operations could exceed amounts currently budgeted forcompliance with anticipated standards .

We havenot obtained our mining permit to commence principal mining operations on theCerro Blanco project, nor have we commenced an environmental impact studyrelating to our planned mining activity on the property which will be requiredto obtain this permit.  Based upon our past environmental monitoringand base line studies prepared for us which cited a risk of airborne dust beinggenerated from rock blasting and crushing operations and from road haulageactivities at open pit mining operations, we anticipate that the issue ofairborne dust will be an issue closely reviewed and monitored by thegovernment.  Without proper blasting, crushing and road maintenancepractices in place, there is a risk that airborne dust generated from theplanned mining activity at Cerro Blanco could be transported by winds to thevillage of Nicolasa, located approximately 14 kilometers to the northeast, oronto farmland located within the Huasco River valley.  Airborne dustfrom our mining operations could negatively affect agricultural plants oranimals being raised in the area, or could negatively affect respiratoryfunctions of persons living near the site.  If we are unable toprovide adequate remediation plans in our environment impact statement, we maybe unable to obtain the necessary operations permit to commence principal miningoperations.  In the alternative, the government could require us toimplement more costly remediation procedures to obviate any potential airbornedust contamination.  Once we receive our operating permit, if we areunable to meet the standards for airborne particles set forth in the permit, wecould be cited by the government for noncompliance and fined or we could beforced to cease mining operations until the problem is remedied, which couldrequire more expensive remediation measures.  In addition, if weexceed reasonable dust standards, neighboring communities and businesses,especially the agriculture business in the Huasco River valley, could seekmonetary damages from damages caused by the dust created from our miningactivities or could seek injunctive relief to terminate any mining operationscausing damage to the community or business.  We could incur increasedoperating costs from these actions and could be delayed in our planned miningactivities, each of which would have a material negative impact on our abilityto commence or engage in our planned mining activities.

Becausewe have not secured water rights and access to utilities for development of ourmining concessions, there is no assurance that we would be able to develop theproperty.

We aresubject to factors beyond our control, such as production costs, including theavailability of adequate and cost-effective supplies of electricity, water, anddiesel fuel to run the heavy equipment and backup generators.  We haveno current arrangements to provide electricity, water, or dieselfuel.  While we believe that we have various alternatives available tous with respect to negotiating these arrangements, there is no assurance that wewill be able to do so, or that the terms and costs of such arrangement oragreement will be satisfactory to us or within our current operatingbudget.  Our inability to secure these items, or to obtain them at areasonable cost, could affect our ability to proceed with the project ifcommercial reserves of titanium are discovered.

Evenif we are able to commence commercial production, we do not have any agreementsor arrangements for anyone to purchase any titanium dioxide concentratesproduced from our mining concessions.

Asignificant risk affecting the titanium metal industry is the historicallydivergent fluctuations in demand for titanium.  In large part thefluctuations for titanium metal are due to changes in requirements for bothmilitary and commercial aircraft.  The demand for titanium dioxidepigment is subject to changes in the economy affecting the use of paint andother products using this mineral.  We have no control over the demandfor titanium.  We do not have any agreements or arrangements for thesale of any titanium dioxide concentrate mined from our property, shouldcommercial production commence.  If the market for titanium andpigments experiences a down-turn, we may not be able to find a market for ourtitanium dioxide concentrate   or sell it atcommercially acceptable prices which would justify continuingoperations.  In such event, we may be required to suspend or terminateany production operations.

Commodity prices,including those for industrial minerals such as titanium dioxide, aresubject to fluctuation based on factors that are not within our control, and asignificant reduction in the commodity price for titanium dioxide could have amaterial negative impact on our ability to continue our exploration of our mining concessions or toraise operating funds.

Titaniumdioxide pigment is used in a number of products, primarily paint and coatings,paper, and plastics, while titanium metal is used largely in the commercialairline, aerospace and defense industries.  Any decline in the economyof these products or industries could have a material impact on the value oftitanium.  In addition, there are newly developing low-cost methodsfor developing titanium metal which may have an impact on the price oftitanium.  Also, there are existing lower-cost substitutes fortitanium.  For example, titanium competes with aluminum, composites,intermetallics, steel, and super alloys in high-strengthapplications.  There are also a number of lower-cost ores which can besubstituted for titanium in applications that require corrosion resistance orwhich can be used as a white pigment.  Management is unable topresently predict the effect the decline in the economy or the use of titaniumsubstitutes may have on the price of titanium in the future.

Wehave no full-time employees, other than our President and his assistant, and aredependent on our directors, officers and third-partycontractors.   We do not have long-term agreements with any ofthese parties and the loss of current management, or the inability to retainsuitable third-party contractors, could delay our business plan or increase thecosts associated with our plan.

Otherthan our President, Michael Kurtanjek, and his assistant, we have no full-timeemployees and rely heavily and are wholly dependent upon the personal effortsand abilities of our other officers and directors, each of whom, excepting ourPresident, devotes less than all of his or her time and efforts to ouroperations.  Because these individuals work only part-time, instancesmay occur where the appropriate individuals are not immediately available toprovide solutions to problems or address concerns that arise in the course of usconducting our business and thus adversely affect our business.  Theloss of any one of these individuals could adversely affect ourbusiness.  We have consulting agreements with an entity partly ownedby Brian Flower, our Chairman, and with another, family owned entity of HowardCrosby, one of our directors, but save for a non-exclusive consulting agreementwith Michael Kurtanjek, our President, and a management services agreement withCharles E. Jenkins, our Chief Financial Officer, we do not have employmentagreements directly with any of our officers or directors.  We also donot maintain key-man insurance on any of them.  We may not be able tohire and retain such personnel in the future to replace these individuals ifthey become unavailable for any reason.

We willalso be dependent upon the services of outside geologists, metallurgists,engineers, and other independent contractors to conduct our drilling program,develop our pilot plant, and conduct the various studies required to completeexploration of our mining concessions.  In addition, we do not haveany agreements or arrangements for the necessary managers and employees who willoperate the mine if commercial production commences.  We do not haveany existing contracts for these services or employees.

If we are able to commence commercialproduction, we will be in competition with a number of other companies, most ofwhich are better financed than are we .

Themarket for titanium dioxide, as with other minerals, is intensely competitiveand dominated, in this case, by a small number of large, well-established andwell-financed companies, including Iluka Resources Inc., a subsidiary of IlukaResources Ltd., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et TitaneInc., and Titania A/S, which represent the world leaders in production oftitanium mineral concentrates, as well as smaller titaniumproducers.  All of the major competitors have longer operatinghistories and greater financial, technical, sales and mining resources than dowe.  Management cannot guarantee that should we commence miningoperations, we will be able to compete successfully against other current miningcompanies.

RisksRelating to Our Preferred Stock Financing Arrangements

Thereare a large number of shares underlying our Series A Convertible Preferred Stockand warrants that may be available for future sale, and the sale of these sharesmay depress the market price of our common stock.

As ofMarch 22, 2010, we had 37,120,972 shares of common stock issued and outstanding,625,000 outstanding shares of Series A Convertible Preferred Stock issuedin September 2005 that may be converted into an estimated 1,000,000 shares ofcommon stock, outstanding warrants issued in July 2005 to purchase4,250,000 shares of common stock.  In addition, the number of shares ofcommon stock issuable upon conversion of the outstanding shares of Series AConvertible Preferred Stock may increase and the exercise price of the warrantsissued in July 2005 may decrease if we sell securities below the amendedconversion price of the Series A Convertible Preferred Stock and the amendedexercise price of these warrants.  In addition, in August, 2007, weissued 5,070,000 units by way of a private placement equity financing, each unitcomprised of one share of common stock and one warrant exercisable into oneshare of common stock at $0.60 per share.  All of the shares issuableupon conversion of the Series A Convertible Preferred stock and warrants issuedin July of 2005, the shares and the shares underlying the warrants issued in theAugust, 2007 private placement equity financing as well as shares underlying theoptions exercisable into 850,000 common shares are included in thisprospectus.  All of the warrants and options are immediatelyexercisable.  The sale of these shares may adversely affect the marketprice of our common stock.

RisksRelated to Our Common Stock and this Offering

Noone has guaranteed the sale of any of the units being offered by us which meansthat we may not be able to sell all of the units being offeringhereby.

We haveentered into an agreement with Source Capital Group, Inc. to act as ourexclusive placement agent for the units being offered hereby.  Theyhave agreed to use their best efforts to sell the units for us, but they are notunder any obligation to purchase any of the units.  They are also notrequired to sell a minimum number of units in this offering, which means that wemay not raise all of the funds in this unit offering.  If we raiseless than the maximum proceeds, we may not be able to fully implement ourcurrent business plan as outlined in this prospectus, or we may be required toseek additional financing from sources which may be less favorable to thecompany than through the sale of the units.

Because our shares are designated as“penny stock”, broker-dealers will be less likely to trade in our stock due to,among other items, the requirements for broker-dealers to disclose to investorsthe risks inherent in penny stocks and to make a determination that theinvestment is suitable for the purchaser.

Ourshares are designated as “penny stock” as defined in Rule 3a51-1 promulgatedunder the Exchange Act and thus may be more illiquid than shares not designatedas penny stock.  The SEC has adopted rules which regulatebroker-dealer practices in connection with transactions in “pennystocks.”  Penny stocks are defined generally as: non-Nasdaq equitysecurities with a price of less than $5.00 per share; not traded on a“recognized” national exchange; or in issuers with net tangible assets less than$2,000,000, if the issuer has been in continuous operation for at least threeyears, or $10,000,000, if in continuous operation for less than three years, orwith average revenues of less than $6,000,000 for the last threeyears.  The penny stock rules require a broker-dealer to deliver astandardized risk disclosure document prepared by the SEC, to provide thecustomer with current bid and offer quotations for the penny stock, thecompensation of the broker-dealer and its salesperson in the transaction,monthly account statements showing the market value of each penny stock held inthe customers account, to make a special written determination that the pennystock is a suitable investment for the purchaser and receive the purchaser’swritten agreement to the transaction.  These disclosure requirementsmay have the effect of reducing the level of trading activity, if any, in thesecondary market for a stock that is subject to the penny stockrules.  Since our securities are subject to the penny stock rules,investors in the shares may find it more difficult to sell theirshares.  Many brokers have decided not to trade in penny stocksbecause of the requirements of the penny stock rules and, as a result, thenumber of broker-dealers willing to act as market makers in such securities islimited.  The reduction in the number of available market makers andother broker-dealers willing to trade in penny stocks may limit the ability ofpurchasers in this offering to sell their stock in any secondarymarket.  These penny stock regulations, and the restrictions imposedon the resale of penny stocks by these regulations, could adversely affect ourstock price.

Our board of directors can, withoutstockholder approval, cause preferred stock to be issued on terms that adverselyaffect common stockholders.

Under ourarticles of incorporation, our board of directors is authorized to issue up to20,000,000 shares of preferred stock, only 625,000 of which are issued andoutstanding as of the date of this prospectus, and to determine the price,rights, preferences, privileges and restrictions, including voting rights, ofthose shares without any further vote or action by ourstockholders.  If the board causes any additional preferred stock tobe issued, the rights of the holders of our common stock could be adverselyaffected.  The board’s ability to determine the terms of preferredstock and to cause its issuance, while providing desirable flexibility inconnection with possible acquisitions and other corporate purposes, could havethe effect of making it more difficult for a third party to acquire a majorityof our outstanding voting stock.  Preferred shares issued by the boardof directors could include voting rights, or even super voting rights, whichcould shift the ability to control the company to the holders of the preferredstock.  Preferred shares could also have conversion rights into sharesof common stock at a discount to the market price of the common stock whichcould negatively affect the market for our common stock.  In addition,preferred shares would have preference in the event of liquidation of thecorporation, which means that the holders of preferred shares would be entitledto receive the net assets of the corporation distributed in liquidation beforethe common stock holders receive any distribution of the liquidatedassets.  We have no current plans to issue any additional shares ofpreferred stock.

Ourboard of directors is authorized to adopt a shareholder rights plan which, whenadopted by us, may make it more difficult for a third party to effect achange-of-control.

InJanuary 2010 our board of directors authorized adoption of a shareholder rightsplan for the purpose of impeding any effort to acquire our company on terms thatare inconsistent with its underlying value and which would not therefore be inthe best interests of our stockholders. The existence of any shareholder rightsplan will make it more difficult, delay, discourage, prevent or make it morecostly to acquire or effect a change-in-control that is not approved by ourboard of directors, which in turn could prevent our stockholders fromrecognizing a gain in the event that a favorable offer is extended and couldmaterially and negatively affect the market price of our commonstock.

We have not paid, and do not intendto pay, dividends and therefore, unless our common stock appreciates in value,our investors may not benefit from holding our common stock.

We havenot paid any cash dividends since inception.  We do not anticipatepaying any cash dividends in the foreseeable future.  We currentlyhave outstanding a class of preferred stock designated as Series A ConvertiblePreferred Stock.  The holders of our outstanding preferred shares areentitled to any dividends paid and distributions made to the holders of ourcommon stock to the same extent as if these holders of preferred shares hadconverted the preferred shares into common stock and had held such shares ofcommon stock on the record date for the particular dividends anddistributions.  As a result, our investors will not be able to benefitfrom owning our common stock unless the market price of our common stock becomesgreater than the price paid for the stock by these investors.

Ifyou purchase units in this offering, you will suffer immediate and substantialdilution in the net tangible book value of your shares and may be subject toadditional future dilution.

Priorinvestors have paid less per share for our common stock than the price in thisoffering. Immediately after this offering there will be a per share net tangiblebook value deficiency of our common stock. Therefore, based on an assumedoffering price of $____ per share, allocating the entire purchase price of theunits to the share components of the units, if you purchase units in thisoffering, you will suffer immediate and substantial dilution of approximately$____ per share.  Any future equity issuances and the future exerciseof outstanding warrants or stock options will also affect the amount of dilutionto holders of our common stock.

The public trading market for ourcommon stock is volatile and will likely result in higher spreads in stockprices.

Ourcommon stock is trading in the over-the-counter market and is quoted on the OTCBulletin Board and on the Pink Sheets.  The over-the-counter marketfor securities has historically experienced extreme price and volumefluctuations during certain periods.  These broad market fluctuationsand other factors, such as our ability to implement our business plan pertainingto the Cerro Blanco mining concessions in Chile, as well as economic conditionsand quarterly variations in our results of operations, may adversely affect themarket price of our common stock.  In addition, the spreads on stocktraded through the over-the-counter market are generally unregulated and higherthan on stock exchanges, which means that the difference between the price atwhich shares could be purchased by investors on the over-the-counter marketcompared to the price at which they could be subsequently sold would be greaterthan on these exchanges.  Significant spreads between the bid andasked prices of the stock could continue during any period in which a sufficientvolume of trading is unavailable or if the stock is quoted by an insignificantnumber of market makers.  We cannot insure that our trading volumewill be sufficient to significantly reduce this spread, or that we will havesufficient market makers to affect this spread.  These higher spreadscould adversely affect investors who purchase the shares at the higher price atwhich the shares are sold, but subsequently sell the shares at the lower bidprices quoted by the brokers.  Unless the bid price for the stockincreases and exceeds the price paid for the shares by the investor, plusbrokerage commissions or charges, the investor could lose money on thesale.  For higher spreads such as those on over-the-counter stocks,this is likely a much greater percentage of the price of the stock than forexchange listed stocks.  There is no assurance that at the time theinvestor wishes to sell the shares, the bid price will have sufficientlyincreased to create a profit on the sale.

Theprior issuance of 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge inMay 2006 may have been issued without a valid exemption from registration whichmay subject us to rescission of the issuance of the shares and potentialliability in the event an exemption from registration is not available for theissuance.

OurSecurities Purchase Agreement with Rubicon and Phelps Dodge required that wefile a registration statement to be effective by January 31, 2006, and that wefile a prospectus in Canada.  In May 2006, we amended the SecuritiesPurchase Agreement and issued 400,000 shares to Rubicon and 40,000 shares toPhelps Dodge, the selling shareholders in this offering, in lieu of liquidateddamages and for extending the registration period to September 30, 2006, andeliminating the Canadian filing requirement.  These 440,000 shares maynot have been eligible for an exemption from registration under the SecuritiesAct of 1933.  In the absence of such an exemption, these parties couldbring suit against us to rescind their share purchases, in which event we couldbe liable for rescission payments to these persons.

Weentered into the amendment to the Securities Purchase Agreement on May 5, 2006,after the initial filing of this registration statement on October 31,2005.  We believed that the offer and sale of these shares to Rubiconand Phelps Dodge shares was exempt from registration under the Securities Actand under applicable state securities laws pursuant to Section 4(2) or 4(6) ofthe Securities Act and Rule 506 of Regulation D promulgatedthereunder.  The offer and sale of the shares were made some sevenmonths after the original sale of the preferred shares and warrants to the sameparties.  We did not offer securities to any new investors, nor werewe receiving proceeds from the issuance of these additionalshares.  The offer was made solely in response to settlement of theliquidated damages requirements of the Securities PurchaseAgreement.

Questionshave been raised by the SEC as to the availability of the claimedexemptions.  In the event we are found to have offered and sold suchshares in transactions for which exemption from registration was not available,such shares may have been offered in violation of the registration provisions ofSection 5 of the Securities Act.  In that event, Rubicon and PhelpsDodge may have rescission rights to recover their purchase price, plus interestand attorney’s fees, depending upon their state of residence.

If wewere to rescind the sale of the shares to Rubicon and Phelps Dodge, we would beliable for liquidated monetary damages since January 31, 2006, equal to $5,000per month to Phelps Dodge for failure to meet the registration deadlines in theSecurities Purchase Agreement.  Notwithstanding the fact that theshares have been removed from the prior registration statement which wasdeclared effective by the SEC on August 14, 2006, the SEC is not foreclosed fromtaking any enforcement action with respect to the filing and we may not assertthe declaration of effectiveness as a defense in any proceeding initiated by theSEC.

Standardsfor compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain,and if we fail to comply in a timely manner, our business could be harmed andour stock price could decline.

Rulesadopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002require an annual assessment of our internal controls over financial reporting,and attestation of our assessment by our independent registered publicaccounting firm.  The standards that must be met for management to assessthe internal controls over financial reporting as effective are evolving andcomplex, and require significant documentation, testing, and possibleremediation to meet the detailed standards.  We expect to continue to incursignificant expenses and to devote resources to continued Section 404 complianceduring the remainder of fiscal 2010 and on an ongoing basis.  It isdifficult for us to predict how long it will take or how costly it will be tocomplete the assessment of the effectiveness of our internal controls overfinancial reporting to the satisfaction of our independent registered publicaccounting firm for each year, and to remediate any deficiencies in our internalcontrols over financial reporting.  As a result, we may not be able tocomplete the assessment and remediation process on a timely basis.  Inaddition, the attestation process by our independent registered publicaccounting firm will be new for fiscal 2010 and we may encounter problems ordelays in completing the implementation of any requested improvements andreceiving an attestation of our assessment by our independent registered publicaccounting firm.  In the event that our Chief Executive Officer, ChiefFinancial Officer or independent registered public accounting firm determinesthat our internal controls over financial reporting are not effective as definedunder Section 404, we cannot predict how regulators will react or how the marketprice of our common stock will be affected; however, we believe that there is arisk that investor confidence and share value may be negativelyimpacted.

FORWARD-LOOKINGSTATEMENTS

Thestatements contained in this prospectus that are not historical facts,including, but not limited to, statements found in the section entitled “RiskFactors,” are forward-looking statements that represent management’s beliefs andassumptions based on currently available information.  Forward-lookingstatements include the information concerning our possible or assumed futureresults of operations, business strategies, need for financing, competitiveposition, potential growth opportunities, potential operating performanceimprovements, ability to retain and recruit personnel, the effects ofcompetition and the effects of future legislation orregulations.  Forward-looking statements include all statements thatare not historical facts and can be identified by the use of forward-lookingterminology such as the words “believes,” “intends,” “may,” “will,” “should,”“anticipates,” “expects,” “could,” “plans,” or comparable terminology or bydiscussions of strategy or trends.  Although we believe that theexpectations reflected in such forward-looking statements are reasonable, wecannot give any assurances that these expectations will prove to becorrect.  Such statements by their nature involve risks anduncertainties that could significantly affect expected results, and actualfuture results could differ materially from those described in suchforward-looking statements.

Among thefactors that could cause actual future results to differ materially are therisks and uncertainties discussed in this prospectus.  While it is notpossible to identify all factors, we continue to face many risks anduncertainties including, but not limited to, the cyclicality of the titaniumdioxide industry, global economic and political conditions, global productivecapacity, customer inventory levels, changes in product pricing, changes inproduct costing, changes in foreign currency exchange rates, competitivetechnology positions and operating interruptions (including, but not limited to,labor disputes, leaks, fires, explosions, unscheduled downtime, transportationinterruptions, war and terrorist activities).  Mining operations aresubject to a variety of existing laws and regulations relating to explorationand development, permitting procedures, safety precautions, propertyreclamation, employee health and safety, air and water quality standards,pollution and other environmental protection controls, all of which are subjectto change and are becoming more stringent and costly to complywith.  Should one or more of these risks materialize (or theconsequences of such a development worsen), or should the underlying assumptionsprove incorrect, actual results could differ materially from thoseexpected.  We disclaim any intention or obligation to update publiclyor revise such statements whether as a result of new information, future eventsor otherwise.

The riskfactors discussed in “Risk Factors” on page 4 of this prospectus could cause ourresults to differ materially from those expressed in forward-lookingstatements.  There may also be other risks and uncertainties that weare unable to predict at this time or that we do not now expect to have amaterial adverse impact on our business.

USE OFPROCEEDS

The netmaximum proceeds to us from the sale of the units offered hereby are estimatedto be approximately $5,460,000, after payment of selling commissions and generalcosts of the offering, including, but not limited to, filing fees, legal andaccounting fees, and other direct costs of the offering.  Pending useof the net proceeds, we intend to invest the funds in interest-bearing accountswith one or more financial institutions.

The useof the net proceeds of this offering is based upon our cost estimates andcurrent business plans, in particular the cost to complete the final feasibilitystudy on the Cerro Blanco project.  If actual costs exceed theseestimates or unanticipated events require a change in our plans, we may find itnecessary or advisable to reallocate some of the proceeds.  Anyproceeds from the exercise of the warrants issued as a component of the unitswill be allocated to general working capital purposes.

Thefollowing table sets forth the anticipated use of the total proceeds of thisoffering and the applicable percentage of each use.  In the event weraise less than the maximum proceeds in this offering, we intend to allocate theproceeds from the offering in the order set forth below.

Uses of the Proceeds	Offering Proceeds	Percentage
Selling Commissions	$480,000	8.0%
Offering Costs	60,000	1.0%
Step Out and Infill Drilling Program	1,500,000	25.0%
Claim Holding Costs	60,000	1.0%
Environmental Impact Study	300,000	5.0%
Final Feasibility Study	900, 000	15.0%
General and Administrative Expenses	850,000	14.2%
Rutile Marketing Expenses	200,000	3.3%
Working Capital	1,650,000	27.5%
Total	$6,000,000	100%

We willnot receive any proceeds from the sale of the common stock by the sellingstockholders.  However, we will receive the sale price of any commonstock we sell to the selling stockholders upon exercise of the warrants owned bythem which we estimate to be approximately $5,633,560.  We expect touse the proceeds received from existing warrant holders upon the exercise of thewarrants, if any, for general working capital purposes.

DILUTION

If youpurchase units from us, your interest in the share components of the units willbe diluted to the extent of the difference between the amount of the unit priceallocated to the share components and the adjusted net tangible book value pershare of our common stock after this offering.  Our net tangible bookvalue as of December 31, 2009 was ($967,399), or (0.03) per share of commonstock (based upon 36,400,972 common shares outstanding at December 31,2009).  We calculate net tangible book value per share by calculatingthe difference between the total assets less goodwill and other intangibleassets and total liabilities, and dividing the result by the number of shares ofcommon stock outstanding at the time.

Nettangible book value dilution per share represents the difference between theamount per share paid by new investors who purchase units in this offering(assuming allocation of the entire purchase price to the common share componentsof the units) and the pro forma net tangible book value per share of commonstock immediately after completion of this offering as of December 31,2009, after giving effect to the sale of all of the units in this offering, lessthe costs of the offering, the issuance of common shares by us since December31, 2009, but not giving effect to the conversion of any outstanding convertibleinstruments.

Adjusted
Public offering price per share	$	____
Net tangible book value as of December 31, 2009		$(0.03)
Increase attributable to this offering	$	____
Adjusted net tangible book value per share after this offering	$	____
Dilution in net tangible book value per share to new investors	$	____

Thefollowing table summarizes as of December 31, 2009, on a pro forma basis toreflect the same adjustments described above, the number of shares of commonstock purchased from us, the total consideration paid and the average price pershare paid by:

●	The existing common stockholders; and

●	The new investors in this offering, assuming the sale of all of the units offered hereby at a public offering price of $____ per share for the share component of the units.

Thecalculations are based upon total consideration given by new and existingstockholders, before any deduction of estimated underwriting discounts andcommissions and offering expenses.

	Shares of common stock Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing Stockholders	36,400,972	83%	$22,285,100	79%		$0.61
New Investors	7,500,000	17%	$6,000,000	21%	$	____
Total	43,900,972	100%	$28,285,100	100%	$	____

Theabove table excludes an aggregate of up to 17,227,353 additional shares ofcommon stock reserved and available for future issuance (i) upon the conversionof all outstanding preferred shares, (ii) the exercise of all outstanding stockoptions and warrants to purchase common stock, (iii) the exercise of allwarrants issued in connection with the units in this public offering, and (iv)under our stock option plan as of December 31, 2009.

MARKET FOR OUR COMMON STOCK

MarketInformation

Ourcommon stock is quoted on the OTC Bulletin Board and on the Pink Sheets underthe symbol “WMTM.”  The table below sets forth for the periodsindicated the range of the high and low bid information as reported by abrokerage firm and/or as reported on the Internet.  These quotationsreflect inter-dealer prices, without retail mark-up, mark-down, or commissionand may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED
DECEMBER 31, 2008	First	$1.13	$1.06
	Second	$1.02	$0.97
	Third	$0.97	$0.86
	Fourth	$0.56	$0.49

FISCAL YEAR ENDED	First	$1.37	$0.83
DECEMBER 31, 2009	Second	$1.06	$0.35
	Third	$0.95	$0.75
	Fourth	$0.93	$0.90

FISCAL YEAR ENDING	First	$1.40	$0.85
DECEMBER 31, 2010

At March22, 2010, we had outstanding the following options or warrants to purchase, andsecurities convertible into, our common shares:
•
625,000 shares of Series A Convertible Preferred Stock, which are convertible into 1,000,000 shares of our common stock.  All of these shares of common stock are included in the registration statement of which this prospectus is a part for resale by the selling stockholders herein.

•
Options to purchase 2,790,000 shares of our common stock issued under our existing stock option plan.  All options are fully vested and immediately exercisable.  Exercise prices of the options range from $0.50 to $2.00.  850,000 shares of common stock issuable upon exercise of these options are included in thisprospectus.

•
Warrants to purchase 12,587,385 shares of our common stock, of which shares issuable upon exercise of 12,097,600 are included in this prospectus.  Of these 4,250,000 are immediately exercisable at $0.50 per share through April 1, 2011; 5,847,600 are immediately exercisable at $0.60 per share through August 10, 2010; 150,000 are immediately exercisable at $0.75 per share through June 30, 2011; 235,000 are immediately exercisable at $0.50 per share through June 30, 2012; 104,785 are immediately exercisable at $0.90 per share through April 15, 2011; and 2,000,000 are exercisable at $1.50 per share through December 31, 2015, and subject vestingrequirements.

Holders

At March22, 2010, we had approximately 120 record holders of our commonstock.  The number of record holders was determined from the recordsof our transfer agent and does not include beneficial owners of common stockwhose shares are held in the names of various security brokers, dealers, andregistered clearing agencies.  We have appointed Interwest TransferCompany, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to actas the transfer agent of our common stock.  We have also appointedthem to act as warrant agent for the warrants issued as a component of the unitssold in this offering.

Dividends

We havenever declared or paid any cash dividends on our common stock.  We donot anticipate paying any cash dividends to stockholders in the foreseeablefuture.  In addition, any future determination to pay cash dividendswill be at the discretion of the Board of Directors and will be dependent uponour financial condition, results of operations, capital requirements, and suchother factors as the Board of Directors deem relevant

Wecurrently have outstanding a class of preferred stock designated as Series AConvertible Preferred Stock.  The holders of these preferred sharesare entitled to any dividends paid and distributions made to the holders of ourcommon stock to the same extent as if these holders of preferred shares hadconverted the preferred shares into common stock and had held such shares ofcommon stock on the record date for the particular dividends anddistributions.

SecuritiesAuthorized for Issuance under Equity Compensation Plans

Thefollowing table sets forth as of the most recent fiscal year ended December 31,2009, certain information with respect to compensation plans (includingindividual compensation arrangements) under which our common stock is authorizedfor issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	2,790,000	(1)	$0.53	-0-
Equity compensation plans not approved by security holders	10,587,385	(2)	$0.56	-0-
Total	13,377,385		$0.55	-0-
(1) These options were granted to ourofficers and to various consultants pursuant to our stock option plan adopted inAugust 2005 described in the Executive Compensation section under the heading“Equity Awards” on page 38 of this prospectus.
(2) Of these, 4,250,000 shares areissuable pursuant to common stock purchase warrants exercisable at $0.50 pershare at any time through April 1, 2011; 5,847,600 are issuable pursuant tocommon stock purchase warrants exercisable at $0.60 per share at any timethrough August 10, 2010; 150,000 are issuable pursuant to common stock purchasewarrants exercisable at $0.75 per share at any time through June 30, 2011;235,000 are issuable pursuant to common stock purchase warrants exercisable at$0.50 per share at any time through June 30, 2012; and 104,785 are issuablepursuant to common stock purchase warrants exercisable at $0.90 per share at anytime through June 30, 2012.

DETERMINATIONOF OFFERING PRICE

Thepublic offering price of the units offered by this prospectus will be determinedby our board of directors with advice from our placement agent and will be basedon a discount to the closing market price of the stock immediately prior to theclosing date of this offering prior to the effectiveness of the registrationstatement of which this prospectus is a part.

MANAGEMENT’S DISCUSSION ANDANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Thefollowing discussion should be read in conjunction with our consolidatedfinancial statements and related notes thereto as filed with thisprospectus.

Background

We are amineral exploration company.  We hold mining concessions composed of33 registered mining exploitation concessions, and 5 exploration concessions,over approximately 8,225 hectares located approximately 39 kilometers west ofthe City of Vallenar in the Atacama, or Region III, geographic region ofnorthern Chile (“Cerro Blanco”).  We are in the exploration stage,which means we are engaged in the search for mineral deposits or reserves whichcould be economically and legally extracted or recovered.  Our primaryexpenditures at this stage consist of acquisition and exploration costs andgeneral and administration expenses.  We have produced no revenues,have achieved losses since inception, have no operations, and currently relyupon the sale of our securities to fund our operations.

Ourcommon stock is quoted on the OTC Bulletin Board under the symbol“WMTM.”  The last reported sales price per share of our common stockas reported by the OTC Bulletin Board on April 29, 2010, was$1.03.

 Werecorded a loss for the year ended December 31, 2009 of $5,860,005 ($0.17 perweighted average common share outstanding) compared to a loss of $3,175,908($0.10 per weighted average common share outstanding) for 2008.  Thiswas a direct result of a loss recorded due to the adoption of an accountingpolicy in 2009, which required us to remeasure our warrant liability at its fairmarket value.  As a result in 2009 we recognized loss of $2,071,350(2008: $nil).  Excluding this change in this accounting policy, ourloss for the year was a more comparable $3,788,655.

Asignificant difference in 2009 compared to 2008 was the reduced level ofexploration expenditures as the activities of the Company were focused on thepilot plant program and not field exploration.  Exploration expensewas $377,891 (2008: $1,525,060), while engineering consulting expense was$639,185 (2008: $55,651).

Consultingfees – directors and officers was $1,182,776 (2008: $354,139) as a result ofstock-based compensation recognized for previously issued options which vestedduring the year and shares issuances to management for attaining goals specifiedby the compensation committee during the year.

Investorrelations expense of $696,191(2008: $4,809) reflects the stock-basedcompensation expense recorded with respect to the revaluation of the warrants insecond quarter.

Interestrevenue at $1,768 was down significantly from $38,057 in 2008 due to continuedlower US dollar denominated deposit interest rates.

Generallymost other expenses were comparable or lower this year due to changes inoperations and cost constraints applied earlier in the year.

Liquidityand Cash Flow

As ofDecember 31, 2009 we had working capital of $1,263,449 (2008 - $1,509,859)including $1,343,994 (2008 -$1,475,460) of cash and cashequivalents.  As of March 15, 2009, our cash position wasapproximately $875,000.

Duringthe year ended December 31, 2009, the Company completed an offering of 1,496,930shares at a price of $0.65 per unit for total gross proceeds of$973,005.  Share issuance costs for the private placement consisted ofcash payments of $72,314 and issuance of 104,785 warrants at an exercise priceof $0.90, to give net proceeds of $900,691

Duringthe year ended December 31, 2008, the Company completed an offering of 2,814,909shares at a price of $0.75 per share for gross proceeds of$2,111,180.  Share issuance costs for the private placement consist ofcash payments of $144,094 to give net proceeds of $1,967,086.

We haveprepared a 2010 combined operating budget which incorporates general corporateand administrative expenses as well as a base case of Chilean operations plusengineering studies.  We anticipate that expenditures, net of interestincome will be such that we have sufficient funds for up to two years ofoperations, excluding 2009 drilling expenditures.   The diversionof funds from general purposes to engineering and marketing will, however,reduce the period during which we can cover expenditures.

Weanticipate 2010 expenditures on the engineering and marketing plans to be asfollows:

	Minimum	Maximum
Step out and infill drilling	$1,200,000	$1,500,000
Claim holding costs	50,000	60,000
Environmental impact study	200,000	300,000
Final feasibility study	600,000	900,000
Total	$2,050,000	$2,760,000

Wecontinue to actively source additional funds to meet or exceed the anticipatedexpenditures above.  We believe that the prospects are such that wewill be able to raise sufficient funds; however there are a number of riskfactors which will influence our ability to do so, including the state of thecapital markets generally, and the market price of our common stock. With theexception of funds on deposit, we have no other sources of committed funds,except for outstanding warrants for which there are no commitment toexercise.  The most likely source of new funds would be an equityplacement of common shares.  We believe that a failure to raise fundsin a timely manner would likely delay the achievement of some of the milestonesin the engineering and marketing plans, and would delay any decision regardingthe viability of operations while likely increasing future costs.

The July2005 funding agreement with Rubicon contained certain anti-dilution provisions,such that any subsequent funds raised below $1.25 per share may triggerprovisions which require the issuance of additional shares or re-pricing ofwarrants held by   Rubicon.  Thismay influence our decision as to the suitability of any futurefinancing.  In 2007 we commenced an offering of securities at $0.50which triggered a reduction in the warrant exercise price to $0.50 per share andincreased the number of shares issuable upon exercise of the outstandingpreferred shares by a factor of 1.6.

Off-BalanceSheet Arrangements

Duringthe year ended December 31, 2009, the Company did not have any off-balance sheetarrangements.

CriticalAccounting Estimates

EffectiveJanuary 1, 2009, the Company adopted the provisions of Emerging Issues TaskForce (“EITF”) EITF 07-05, Determining Whether an Instrument (or EmbeddedFeature) Is Indexed to an Entity’s Own Stock, (EITF 07-05), which was primarilycodified into Topic 815 - Derivatives and Hedging.  ASC 815 applies toany freestanding financial instruments or embedded features that have thecharacteristics of a derivative and to any freestanding financial instrumentsthat are potentially settled in an entity’s own common stock.  As a resultof adopting ASC 815, warrants to purchase 6,875,000 shares of our common stockpreviously treated as equity pursuant to the derivative treatment exemption wereno longer afforded equity treatment. The warrants had an exercise price of $0.50and expire in July and September 2009, of which 4,250,000 warrants were extendedto April 2011.  As such, effective January 1, 2009, the Companyreclassified the fair value of these warrants to purchase common stock, whichhad exercise price reset features, from equity to liability status as if thesewarrants were treated as a derivative liability since their date ofissue.   On January 1, 2009, the Company reclassified $1,084,375to beginning accumulated deficit and $1,084,375 to other liabilities - warrantsto recognize the fair value of such warrants on such date.  As of December31, 2009, the remaining 4,250,000 warrants were fair valued using theBlack-Scholes pricing model with the following weighted averageassumptions:  risk-free interest rate of 1.08%, expected life of 1.25years, an expected volatility factor of 84.10% and a dividend yield of 0.0%. Thefair value of these warrants to purchase common stock increased to $2,956,725 asof December 31, 2009. As such, the Company recognized a $2,071,350 non-cashcharge from the change in fair value of these warrants for the year endedDecember 31, 2009.

TheCompany accounts for stock-based compensation expenses associated with stockoptions and other forms of equity compensation in accordance with ASC 718-10, Share-Based Payment , asinterpreted by SEC Staff Accounting Bulletin No. 107.  ASC718-10 requires the Company to estimate the fair value of share-based paymentawards on the date of grant using an option-pricing model.  The valueof the portion of the award that is ultimately expected to vest is recognized asexpense over the requisite service periods in the Company’s statement ofoperations.  The Company uses the straight-line single-option methodto recognize the value of stock-based compensation expense for all share-basedpayment awards.  Stock-based compensation expense recognized in thestatement of operations is reduced for estimated forfeitures, as it is based onawards ultimately expected to vest.  ASC 718-10 requires forfeituresto be estimated at the time of grant and revised, if necessary, in subsequentperiods if actual forfeitures differ from those estimates.

BUSINESSAND PROPERTIES

Overview

WhiteMountain Titanium Corporation is an exploration stage company, which means weare engaged in the search for mineral deposits or reserves which could beeconomically and legally extracted or produced.  Although incorporatedin the State of Nevada on April 24, 1998, our company was reorganized inFebruary 2004 as a result of the reverse merger of GreatWall Minerals Ltd., anIdaho corporation, into Utah Networking Services, Inc., a Nevadacorporation.  GreatWall had had an ongoing interest in the naturalresources sector in Chile for several years prior to the merger and in 2003 hadentered into an agreement with Phelps Dodge to acquire the Cerro Blanco rutileregistered exploitation mining concessions.  The agreement wasexecuted by GreatWall through its wholly owned subsidiary, Compañía MineraRutile Resources Limitada.  Utah Networking Services, Inc. had beenpreviously engaged in business of providing internet services but had refocusedits business on the natural resources industry in March 2002.  Themerger was approved by the shareholders of both companies on January 26, 2004,and was completed on February 10, 2004.  The newly reorganized companywas subsequently renamed White Mountain TitaniumCorporation.  Compañía Minera Rutile Resources Limitada wassubsequently converted to a Chilean stock company and the name changed toSociedad Contractual Minera White Mountain Titanium.  We also haveanother wholly owned Hong Kong company, White Mountain Titanium (Hong Kong),which is inactive.

On orabout September 5, 2003, Sociedad Contractual Minera White Mountain Titanium(formerly known as Compania Minera Rutile Resources Limitada, and formallyknown as Minera Royal Silver Limitada), a subsidiary of GreatWall at the time,and Compania Contractual Minera Ojos del Salado, a Chilean operating subsidiaryof Phelps Dodge Corporation, entered into a Transfer of Contract and MortgageCredit agreement for the purchase by GreatWall’s subsidiary of the initial ninemining registered exploitation concessions located in Chile for which CompaniaContractual Minera Ojos del Salado held a mortgage.  Pursuant to thetransfer agreement, Compania Contractual Minera Ojos del Salado sold andtransferred its mortgage right to the mining concessions to GreatWall’ssubsidiary.  Subject to the terms of the transfer agreement, CompaniaMinera Rutile Resources Limitada was obligated to pay $650,000 to CompaniaContractual Minera Ojos del Salado for its transfer of the mortgage toGreatWall’s subsidiary, payable $50,000 within thirty days of the transferagreement, $50,000 on March 5, 2004, and $50,000 on September 5, 2004, and wasobligated to pay $500,000 on September 4, 2005, which date was extended bymutual consent of the parties to September 9, 2005.  The originaltransfer agreement was negotiated between the management of GreatWall and PhelpsDodge, and as a result of the merger of GreatWall into our company, CompaniaMinera Rutile Resources Limitada became our wholly ownedsubsidiary.  The initial payment of $50,000 was paid by GreatWallprior to its merger into our company in February 2004.  The subsequentpayments of $50,000 each on March 5, 2004, and September 5, 2004, were paid byus.  Prior to the final payment, Compania Contractual Minera Ojos delSalado transferred by dividend the right to receive the final payment from ourChilean subsidiary to its parent corporation, PD Ojos del Salado, Inc., aDelaware corporation, and PD Ojos del Salado, Inc. subsequently transferred bydividend the right to receive the final payment from to its parent corporation,Phelps Dodge.  In September 2005, we completed a debt conversionagreement with Phelps Dodge whereby we issued 625,000 shares of Series AConvertible Preferred Stock and warrants to purchase 625,000 shares of ourcommon stock as consideration for the final payment of $500,000 owed under theproperty payment schedule.

Our solebusiness plan is to explore for titanium deposits or reserves on the CerroBlanco mining concessions.  If this exploration program isunsuccessful, we will be unable to continue operations.

TitaniumIndustry and Market Overview

Overview

Titaniumis the ninth most abundant element, making up about 0.6% of the earth’scrust.  Titanium occurs primarily in the minerals anatase, brookite,ilmenite, leucoxene, perovskite, rutile, and sphene.  Of theseminerals, only rutile, ilmenite and leucoxene, an alternation product ofilmenite, have significant economic importance.  Both rutile andilmenite are chemically processed to produce both titanium dioxide pigment andtitanium metal.

Approximately95% of titanium is consumed in the form of titanium dioxide concentrate,primarily as a white pigment in paints, paper, and plastics.  Titaniumdioxide pigment is characterized by its purity, refractive index, particle size,and surface properties.  The superiority of titanium dioxide as awhite pigment is due mainly to its high refractive index and resultinglight-scattering ability, which impart excellent hiding power andbrightness.

Titaniummetal is well known for its corrosion resistance, high strength-to-weight ratio,and high melting point.  Accordingly, titanium metal is used insectors, such as the aerospace and chemicals industries, where suchconsiderations are extremely important.

Ourbusiness is currently focused on the mining concessions which constitute theCerro Blanco property.  These concessions host a hard rock rutiledeposit as opposed to ilmenite laden mineral sands deposits held by most of ourcompetitors.  Rutile has a higher percentage of titanium oxide thanmineral sands.

IndustryBackground

The bulkof the world’s titanium is used as the metal oxide, titanium dioxide (TiO 2 ).  Thechemically processed titanium ore, whether rutile or ilmenite based, is turnedinto pure titanium dioxide and used as a brilliant white pigment which impartswhiteness and opacity to paint, plastics, paper and otherproducts.  The use of titanium dioxide as a color carrier has grownover the last 40 years, since the use of white lead based paints was bannedthroughout the world for health reasons.  Titanium dioxide ischemically inert, which gives it excellent color retention.  It isthermally stable, with a melting point at 1,668ºC, which makes it suitable foruse in paints and products that are designed to withstand hightemperatures.  About 5% of the world’s titanium is used as the metal,due to its exceptional properties.  It has the highest strength toweight ratio of any metal; is as strong as steel but 45% lighter.  Themost noted chemical property of titanium is its excellent resistance tocorrosion; it is almost as resistant as platinum, capable of withstanding attackby acids, moist chlorine gas, and by common salt solutions.

The tablebelow gives a summary of distribution and end uses on an industry by industrybasis for TiO 2 ..

U.S. Distribution of TiO2 pigment shipments by industry: 2006
Industry	Percent
Paint and Coatings	59.1%
Plastics and Rubber	23.8%
Paper	11.6%
Other*	5.5%

*Includes agricultural, building materials, ceramics, coated fabrics andtextiles, cosmetics, food, paper and printing ink

The tablebelow gives a broad picture of principal uses for titanium dioxide.

Uses of Titanium Dioxide
Industry	Use
Paints & Pigments	Paints, coatings, lacquer, varnishes, to whiten and opacity polymer binder systems, to provide coating and hiding power, and to protect paints from UV radiation and yellowing of the color in sunlight.

Plastics	To ensure high whiteness and color intensity, and increase plastic impact strength in such items as window sections, garden furniture, household objects, plastic components for the automotiveindustry.

Paper	Additive to whiten and increase opacity of paper.

Cosmetics	Protection against UV radiation in high-factor sun creams; to give high brightness and opacity in toothpaste andsoaps.

Uses of Titanium Dioxide
Industry	Use
Food	High brightness and opacity in foods and food packaging.

Pharmaceuticals	High chemical purity titanium dioxide is used as a carrier and to ensure brightness and opacity.

Printing Inks	Protection against fading and color deterioration.

Other	Titanium dioxide is used in chemical catalysts, wood preservation, rubber, ceramics, glass, electroceramics, welding fluxes, and high temperature metallurgicalprocesses.

Since2004, an expanding world economy and industrial growth in China led to strongdemand for titanium mineral concentrates, titanium metal and titanium dioxide(TiO 2 )pigment.  According to the U.S. Bureau of Mines, gross production oftitanium mineral concentrates (ilmenite, rutile, and leucoxene) rose from 6.7million tonnes in 2005 to an estimated 7.8 million tonnes in2007.  During the same period, published prices for high grade rutilehave held up at $500 - $750 per tonne, depending on grade.

Thefollowing table sets forth the estimated world reserves of titanium mineralsbased upon global resources of titanium minerals.

World Reserves of Ilmenite and Rutile (‘000t TiO2)
Country	Ilmenite	Rutile
Australia	130,000	19,000
Canada	31,000	-
China	200,000	-
India	85,000	7,400
Norway	37,000	-
South Africa	63,000	8,300
Ukraine	5,900	2,500
US	6,000	400
Other	15,000	8,100
Source:  U.S.Geological Survey, Mineral Commodity Summaries, January 2009, found online at http://minerals.usgs.gov/minerals/pubs/mcs/2007/mcs2007.pdf ..

TitaniumPigment Production

Mining oftitanium minerals is usually performed using surface methods like dredging anddry mining and gravity spirals.  Ilmenite is often processed toproduce a synthetic rutile.

The mostwidely used processes available for the manufacture of titanium dioxide pigmentare the sulphate and chloride processes.  Commercially manufacturedtitanium dioxide pigment is available as either anatase-type or rutile-type,categorized according to its crystalline form, regardless of whether it is madefrom the mineral rutile.  Anatase pigment is currently made bysulphate producers only, while rutile pigment is made by both the chloride andthe sulphate processes.  The decision to use one process instead ofthe other is based on numerous factors, including raw material availability,freight, and waste disposal costs.

Anataseand rutile pigments, while both are white, have different properties and thushave different end-uses.  For example, rutile pigment is less reactivewith the binders in paint when exposed to sunlight than is the anatase pigmentand is preferred for use in outdoor paint.  Anatase pigment has abluer tone than rutile, is somewhat softer, and is used mainly in indoor paintsand in paper manufacturing.  Depending on the manner in which it isproduced and subsequently finished, TiO 2 pigmentcan exhibit a range of functional properties, including dispersion, durability,opacity, and tinting.

In thechloride process, rutile is converted to TiCl 4 bychlorination in the presence of petroleum coke.  TiCl 4 isoxidized with air or oxygen at about 900ºC, and the resulting TiO 2 iscalcined to remove residual chlorine and any hydrochloric acid that may haveformed in the reaction.  Aluminum chloride is added to the TiCl 4 to assurethat virtually all the titanium is oxidized into the rutile crystalstructure.  The process is conceptually simple but poses a number ofsignificant chemical engineering problems because of the highly corrosive natureof chlorine, chlorine oxides and titanium tetrachloride at temperatures of 900°Cor higher.

In thesulphate process, ilmenite or titanium slag is reacted with sulfuricacid.  Titanium hydroxide is then precipitated by hydrolysis, filteredand calcined.  This is a process involving approximately 20 separateprocessing steps.  Because sulphate technology is predominantly abatch process, it is possible to operate one part of a sulphate process plantwhile another part is shut down for maintenance.  To some extent,stocks of intermediate reaction products can be allowed to build up, awaitingfurther processing downstream at some later time.  It is also possiblethat a sulphate process plant can be run at 60-80% capacity utilization fairlyeasily if necessary, simply by switching off one or more of itscalciners.

Syntheticrutile is formed by removing the iron content from ilmenite, therebyconcentrating the titanium dioxide content to at least 90%.  In thisway, ilmenites can be upgraded to chloride route feedstocks and used as asubstitute for rutile.

For 2007,U.S. consumption of ilmenite and titaniferous slag was more than three timesthat of both natural and synthetic rutile.

Demandfor Titanium Pigment

Anassessment of U.S. Geological Survey historical data (Titanium MineralsHandbook, 1970-2007) shows that world demand for titanium dioxide pigmentsshowed practically unbroken annual growth from 1.6 million tons (Mt) in1970 to 3.9Mt in 2000.  It declined to 3.7Mt in 2001 but rebounded toaround 4Mt in 2002, with sales increasing by around 6.6% and a further rise of3.2% in 2003.  In 2007 world consumption rose to 4.9Mt.

TitaniumDioxide Prices

The 2007year end published price range for bagged rutile mineral concentrates was US$570to US$700 per metric ton, a moderate increase compared with that of2005.  Year end prices of ilmenite concentrate ranged from US$75toUS$85 per ton for 2007.

Competition

Once inproduction we will compete with a number of existing titanium dioxideconcentrate producers, including Iluka Resources Inc., Richards Bay Iron andTitanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S as well as otherprojects proposed for development.  Each of the existing producers hasan operating history as well as proven reserves and resources; however themajority of their collective production is in the form of ilmenite or syntheticrutile, not natural rutile.

Managementbelieves that the location of the Cerro Blanco property may provide asignificant advantage in competing with other producers oftitanium.  In addition to good road transport links, power and water,a port facility capable of handling 70,000 ton ships is available at Huasco, 30kilometers northwest of the Cerro Blanco property.  The property alsolies close to a fully operational rail track, and if necessary, a spur linecould be run into the property linking it directly to port facilities atHuasco.

In orderto be competitive, we will be required to meet buyers’ specifications, includingparticle size, concentration levels, calcium andimpurities.  Management believes metallurgical tests to date havedemonstrated that the rutile mineralization at the Cerro Blanco concessions canbe concentrated to an acceptable level to buyers.   Resultsreceived in November 2006 of metallurgical mapping studies of the Cerro Blancorutile deposit, which were based on 15 different samples selected from a recentRC drilling campaign, indicate that a high grade rutile product with low levelsof calcium and other impurities can be produced from a range of ore types. Based on these earlier results, the Company has initiated work at the pilotplant level, to investigate critical engineering and commercialfactors.  The Company’s technical team, working with consultants, aimsto process some 500 tonnes of Cerro Blanco ore in Chile to produce a commercialgrade concentrate.

Managementdoes not currently have any customers for any rutile titanium which it mayproduce.  We anticipate that the concentrate would be transported byship which makes the location of the mining concessions near a portadvantageous.  Notwithstanding this, management will need to evaluateshipping rates and transit times when it obtains potential customers todetermine whether existing prices for titanium would make sales to suchcustomers economically viable.

Mining,particularly copper mining is a significant industry in Chile.  Wewill be competing with a number of existing mining companies, including thestate-owned Codelco Copper Corporation, one of the world’s largest copperproducers, for qualified workers, supplies, and equipment.  However,management believes Cerro Blanco has an attractive location and goodinfrastructure in an active mining region.  The property is located ata low elevation, near the coast, with two nearby towns from which it will beable to draw manpower and supplies.

GovernmentCompliance

Ourexploration activities are subject to extensive national, regional, and localregulations in Chile.  These statutes regulate the mining of andexploration for mineral properties, and also the possible effects of suchactivities upon the environment.  Future legislation and regulationscould cause additional expense, capital expenditures, restrictions and delays inthe development of the Cerro Blanco property, the extent of which cannot bepredicted.  Also, permits from a variety of regulatory authorities arerequired for many aspects of mine operation and reclamation.  In thecontext of environmental permitting, including the approval of reclamationplans, we must comply with known standards, existing laws and regulations thatmay entail greater or lesser costs and delays, depending on the nature of theactivity to be permitted and how stringently the regulations are implemented bythe permitting authority.  We are not presently aware of any specificmaterial environmental constraints affecting the Cerro Blanco property thatwould preclude its exploration, economic development, oroperation.  Nevertheless, as a condition to placing the property intoproduction, we are required to submit an environmental impact study for reviewand approval.

Chileenacted provisions in its 1980 Constitution to stimulate the development ofmining, while at the same time guaranteeing the property rights of both localand foreign investors.  While the state owns all mineral resources,exploration and exploitation of these resources is allowed via miningconcessions, which are granted by the courts.  A ConstitutionalOrganic Law, enacted in 1982, sets out that certain rights and obligations mayattach to concessions, such as the right to mortgage or transfer concessions andthe entitlement of the holder to explore (pedimentos) as well as to exploit(mensuras).  A concession is obtained by filing a claim and includesall minerals that may occur within the area covered by theconcession.  The holder of a concession also has the right to defendhis interest against the state and third parties.

Miningclaims in Chile are acquired in the following manner:

•
Pedimento: A pedimento is an exploration claim precisely defined by coordinates with north-south and east-west boundaries.  These may range in size from a minimum of 100 hectares to a maximum of 5000 hectares, with a maximum length-to-width ratio of 5:1.  A pedimento is valid for a maximum period of two years, following which the claim may be reduced in size by at least 50%, and renewed for an additional two years, provided that no overlying claim has been staked.  Claim taxes are due annually in the month of March; if the taxes on a pedimento are not paid by such time, the claim can be restored to good standing by paying double the annual claim tax by or before the beginning of the following year.  In Chile, new pedimentos are permitted to overlap pre-existing claims; however, the previously staked or underlying claim always takes precedence as long as the claim holder maintains his claim in good standing and converts the pedimento to a manifestacion within the initial two year period.

•
Manifestacion: During the two-year life of a pedimento, it may be converted at any time to a manifestacion.  Once an application to this effect has been filed, the claim holder has 220 days to file a “Solicitud de Mensura”, or “Request for Survey” with a court of competent jurisdiction, and notify surrounding claim holders of the application by publishing such request in the Official Mining Bulletin.  This notifies surrounding claim holders, who may contest the claim if they believe their pre-established rights are being encroached upon.  The option also exists to file a manifestacion directly on open ground, without going through the pedimento filingprocess.

•
Mensura: The claim must be surveyed by a government licensed surveyor within nine months of the approval of the “Request for Survey.”  During the survey any surrounding claim owners may be present, and once completed the survey documents are presented to the court and reviewed by SERNAGEOMIN, the National Mining Service.  Assuming that all steps have been carried out correctly and all other necessary items are in order, the court then adjudicates the application and grants a permanent property right (a mensura), the equivalent to a “patentedclaim.”

Each ofthe above stages of the acquisition of a mining claim in Chile requires thecompletion of several steps, including application, publication, inscriptionpayments, notarization, tax payments, legal fees, “patente” payments, andextract publication, prior to the application being declared by the court as anew mineral property.  Details of the full requirements of the claimstaking process are documented in Chile’s mining code.  Most companiescarrying on operations in Chile retain a mining claim specialist to carry outand review the claim staking process and ensure that their land position is keptsecure.

In 1994Chile adopted legislation establishing general environmental norms which must befollowed in activities such as mining.  This legislation requires usto prepare an environmental impact study which must include a description of theproject and a plan for compliance with the applicable environmentallegislation.  It must also include base line studies containing theinformation relative to the current components of the existing environment inthe area influenced by the project.  Further, it must consider theconstruction, operation and closure/abandonment phases of theproject.  It must also include a plan to mitigate, repair, andcompensate, as well as risk prevention and accident control measures, to achievea project compatible with the environment.  The study must bepresented to the community for comment and to the regional arm of the NationalEnvironmental Commission for approval.

We havecompleted an environmental base line study on the property, which has not yetbeen submitted to the regional Chilean government authority for review andapproval.  The work completed to date will form the basis of theenvironmental impact study to commence mining operations.  While theenvironmental monitoring and base line studies completed to date have notidentified any endangered plant or animal species on the property, and while theproperty is located at distance from human habitation, these studies cited arisk of airborne dust being generated from rock blasting and crushing operationsand from road haulage activities at open pit miningoperations.  Without proper blasting, crushing and road maintenancepractices in place, there is a risk that airborne dust generated from theplanned mining activity at Cerro Blanco could be transported by winds to thevillage of Nicolasa, located approximately 14 kilometers to the northeast, oronto farmland located within the Huasco River valley to thenorth-northeast.  Nevertheless, prevailing winds at the mine site areeast-west which should permit us to schedule blasting and other activities whichcreate significant dust on days with prevailing or no winds.  Ourprincipal rock crushing plant will be fitted with dust containment units whichshould also mitigate dust from these activities.  We also plan to usewater trucks to dampen roadways and limit the amount of dust from trucks usingthese roads.

Insurance

Wemaintain property and general liability insurance with coverage we believe isreasonably satisfactory to insure against potential covered events, subject toreasonable deductible amounts, through our exploration stage.

CerroBlanco Property

Glossaryof Terms

Certainterms used in this section are defined in the followingglossary:

ALKALICDIORITE-GABBRO-PYROXENITE INTRUSIVE: a potassium and sodium rich, coarse grainedand possibly dark colored igneous rock with associated magnesium and iron thatconsolidated from magma beneath the earth's surface.

DEVELOPMENT:work carried out for the purpose of opening up a mineral deposit and making theactual extraction possible.

DISSEMINATED:fine particles of mineral dispensed through the enclosing rock.

EXPLOITATIONMINING CONCESSIONS: licensed claims where the holder has the right to permit,develop, and operate a mine.

EXPLORATION:work involved in searching for ore by geological mapping, geochemistry,geophysics, drilling and other methods.
GRADE:mineral or metal content per unit of rock or concentrate or expression ofrelative quality e.g. high or low grade.

INTRUSIVE:a volume of igneous rock that was injected, while still molten, and crystallizedwithin the earth’s crust.

MINERALIZATION:the concentration of metals and their compounds in rocks, and the processesinvolved therein.

ORE:material that can be economically mined from an ore body andprocessed.

RECLAMATION:the restoration of a site after exploration activity or mining iscompleted.

RUTILE: amineral, titanium dioxide (TiO 2 ),trimorpheus with anatase and brookite.

TiO 2 :  Titaniumdioxide.  The form of titanium found in the mineralrutile.

TITANIUM:a widely distributed dark grey metallic element, (Ti), found in small quantitiesin many minerals.  The mineral ilmenite, (FeTiO 3 ), iscurrently the principal feedstock for the production of titanium dioxide(TiO 2 )powder and titanium metal.

Locationand Access

The CerroBlanco property is located approximately 39 kilometers, or approximately 24miles, west of the city of Vallenar in the Atacama geographic region (RegionIII) of northern Chile and southwest of the Cerro Rodeo MiningDistrict.  Access to the property is as follows:  The mainRuta 5, the PanAmerican Highway, runs north from Santiago for approximately 625kilometers to Vallenar; from there a paved road runs west toward the Port ofHuasco for a distance of 22 kilometers to the village of Nicolasa; at Nicolasa amunicipally maintained dirt road runs approximately 14 kilometers southwest tothe property.  Management believes access to the property is adequateto accommodate the type of vehicles and traffic during the exploration stage onthe property.  Improvements to the dirt road will be required for thedevelopment and production stages.  These improvements will includewidening of the road and topping it with gravel.  Management believesadequate supplies of bedrock and gravel are available for this purpose, althoughit currently has no arrangements or agreements to provide either the improvementservices or supplies.   The area is served by a regional airportat Vallenar.

CerroBlanco lies within an established mining district where management believesexperienced mineworkers and support personnel are available.  Laborrates in the region are considerably less costly when compared with standardNorth American rates.  Mining is one of the main sectors of theChilean economy and   Region III has a broad base of miningcontractors and suppliers of both new and used mining and processingequipment.

The localclimate is generally arid with little rainfall in normalyears.  Vegetation is minimal, supporting only desert scrub and sparsecactus.  Topography consists of low hills with a mean elevation of 100meters, which are incised periodically by active creeks.  The HuascoRiver, 15 kilometers, approximately 9 miles, to the north, is a source ofwater.  Additionally, high-tension power lines pass 15 kilometers,approximately 9 miles, to the north of the property along the Vallenar-Huascohighway.

Inaddition to road transport links, power and water access, a port facility with acapacity to handle 70,000 ton ships is accessible at Huasco, which is 30kilometers, approximately 19 miles, northwest of the property.  Theproperty also lies close to a fully operational rail track.  Ifnecessary, a spur line could be run into the property linking it directly to theport.

[THISSPACE INTENTIONALLY LEFT BLANK]

Section shown
CHILE
Pacific Ocean
CHANARAL
El Barquito
El Salado
DIEGO DE ALMAGRO
El Salvador
Potrerillas
Agua de la Falda
Manto Verde
Laca de Oro
CALDERA
La Coipa
La Pepa
Refugio
Aldebaran (Cerado)
Marte
Lobo
COPIACO
Punta del Cobre
Ojos del Salado
TIERRA AMARILLA
Cerro Blanco Project
La Candelaria
Los Loros
ARGENTINA
Los Colorados
HUASCO
FRERINA
VALLENAR
ALTO DEL CARMEN
Algarrobo
DOMEYKO
Pascua
Paved Way
Vehicle Track
Railroad
Copper Mine
Gold Mine
Iron Mine

TitleStatus and Exploration Rights

Under theChilean mining code, surveyed mineral concessions can be held in perpetuitysubject only to an annual tax based on the land held.  We haveconverted our existing exploration licenses into 33 exploitation licenses. Thetax payment for March 2007 was approximately $50,000 based upon the status ofthe mining concessions and the currency exchange rate at thattime.  The payment for March 2008 and 2009 was $55,000 at theprevailing exchange rate.  We estimate that the amount for 2010 willincrease because of the increase in the number of our miningconcessions.

TheChilean mining code does not convey surface rights to owners of the miningconcessions.  However, the owners of mining concessions are entitledto the establishment of the necessary easements for mining exploration andexploitation.  The surface lands are subject to the burden of beingoccupied, to the extent required by mining operations, by ore yards and dumps,slag and tailings, ore extraction and benefaction plants, electric substationsand communications lines, canals, reservoirs, piping, housing, construction andsupplementary works, and to the encumbrance of transit and of being occupied byroads, railways, piping, tunnels, inclined planes, cableways, conveyor belts andall other means used to connect the operations of the concession with publicroads, benefaction facilities, railroad stations, shipping ports, and consumercenters.  The establishment of these easements, the exercise thereof,and the compensation therefore, are to be agreed upon either between theconcession owner and the surface owner, or are established by court decisionunder a special brief procedure contemplated by the law.

Thesurface rights are owned by Agrosuper, a large Chilean agriculturalconcern..  Upon completion of the final feasibility study, we intendto either negotiate surface rights with Agrospuper or to apply to local courtsfor these surface rights.  This is an ongoingprogress.   Nevertheless, should this alternative fail, we willproceed to seek the easement through the court, which under Chilean mining lawwe have the right to obtain.  We do not anticipate any material difficultywith surface rights on the Cerro Blanco property.

ExplorationHistory

In1990-1991, the western half of the property, then referred to a as BarrancaNegra, was held under option by Adonos Resources of Toronto, Canada, whoconducted extensive rock sampling, geological mapping and 450 meters oftrenching.  In 1992 the property was optioned by Phelps Dodge, towhich they applied the name Freirina.  In late 1992 and early 1993,1,200 meters of diamond and 6,000 meters of reverse circulation drilling werecompleted, principally in the most westerly Cerro Blanco anomaly.  In1993 two 15 ton bulk samples were taken for metallurgical testing.  Agravity concentrate was produced from a 15 ton sample of this material byLakefield Research in Santiago.  Fifty kilos of this concentrate wereshipped to Carpco Inc. in Florida for further gravity circuit up-gradingfollowed by dry-milling using magnetic and electrostatic separationtechniques.

In 1999,Dorado Mineral Resources N.L. purchased the property and re-named the propertyCeltic.  In February 2000, a preliminary processing test carried outby RMG Services Pty. Ltd., Adelaide, Australia, on behalf of Dorado, usedcombined microwave leaching and flotation in the up-grading of Celtic (Freirina)gravity concentrate.  In June 2000 a review and summary of priorexploration programs and results was conducted by an independent geologicalconsultant on behalf of Dorado Mineral Resources N.L.  Across-sectional estimation of the resource potential of the Cerro Blanco depositbased on the prior drilling and surface sampling was completed as part of thisstudy.  Later the same month a scoping study based on level plansproduced for the area of highest density drilling was undertaken on behalf ofDorado Recursos Minerales Chile S.A. by Tecniterrae Limitada, a Santiago basedgroup of consulting mining engineers.

InNovember and December 2000 a further study was commissioned by Dorado RecursosMinerales Chile S.A. to supervise the collection of a second bulk sample of 25tons for metallurgical testing.  Also during this program the CerroBlanco area was geologically re-mapped.  In August 2001, ownership ofthe property was transferred to Kinrade Resources Limited.  Subsequentto these events, Kinrade defaulted on its obligations and was unable to meet thepayment schedules as required under contract.  In the fall of 2003ownership of the property passed to Sociedad Contractual Minera White MountainTitanium, formerly known as Compañía Minera Rutile Resources Limitada, thewholly owned subsidiary of White Mountain Titanium Corporation.  Thepurchase was completed in September 2005.

Geologyand Mineralization

Managementbelieves the Cerro Blanco property contains a large and possibly unique type oftitanium mineralization.  Nevertheless, we are still in theexploration stage of development and there are no known reserves on theproperty.  The titaniferous mineral located on the property is cleanred-brown and black rutile which occurs disseminated with the tonalitic suite ofan alkalic diorite-gabbro-pyroxenite intrusive.  Its uniformlydisseminated nature and associated alteration endow it with strong similaritiesto porphyry copper deposits.  Natural rutile concentrates such asfound on this property would be the preferred feed stock for both titanium metaland pigment grade titanium dioxide production.

ExplorationPlans

During2006, we undertook two separate drilling campaigns.  The first wasdesigned to test ore variability, and provided 15 different composites whichwere subjected to metallurgical testing.  The second campaign, whichcommenced in October   2006, centered on   an exploration programconsisting mainly of infill and step out drilling, grade variability studies andregional reconnaissance in search of possible extensions to the mineralizationand geologic modelling.  On January 24, 2007, we announced that we hadcompleted a 16-hole diamond drilling campaign, totaling over 2,900meters at Cerro Blanco.  The principal objectives of this campaignwere to increase resources in the central portion of the main zone as well as totest new target areas to the south and south-west.  Core recoveries inexcess of 95% were achieved in the majority of holesdrilled.  Split core samples were sent in for on-goingmetallurgical testing, and whole-core geotechnical testing has been carriedout in respect of rock mechanics for mine planningpurposes.

Planningand execution of the drilling campaign was closely linked to previousmetallurgical test work.  The principal focus was to target titaniumresources which would yield a high grade TiO 2 concentrate from conventional flotation.  After an extensiveevaluation of historic data, our contract geologists devised and are nowutilizing an ore ranking system, MR1 (“Mine Rank 1”) through to MR4,with ranks MR1 and MR2 producing the best, and most commerciallyacceptable chemical product specifications.  Data from the latestdrilling campaign was input into a geological model and this model, togetherwith ongoing technical work, will be integrated into a resourcemodel.

Titaniummineralization starts at surface and extends over long intercepts with bothattributes offering the potential for low mining costs.  We believe wehave good results in the central portion of the main zone of Cerro Blanco, aswell as significant potential for further resource development to the southand south-west areas of the property.

During2007, the Company’s geological team undertook and extensive geochemical samplingprogram at the Eli prospect.  Working on a 25 by 25 meter grid, theteam took nearly 700 samples of outcrop material over an area of 1100 meters by900 meters.  These were sent for chemical assay.  Samplesshowed mineralization with TiO2 grades in the range 1.0% to 3.0%; two samplesfrom high grade vein material reported results in excess of 21% TiO2 and 25%TiO2, respectively.

In early2008 the Company built a 12 kilometer, 5 meter wide access road to and aroundEli.  Drill pads were constructed on 50 meter centers adjacent to theroad grid covering the prospect.  An initial drill program, whichinvolved two diamond drill rigs, commenced in late April and ran through June.Approximately 4,000 meters of drilling was completed. The Company is awaitingfinal analyses and a compilation report on the program.

InJanuary 2008 the Company retained Thomas A. Henricksen, PhD. and a qualifiedperson under Canadian National Instrument 43-101 to prepare a NI 43-101compliant technical report on the Cerro Blanco property (the “TechnicalReport”).  The Technical Report, which was dated February 25, 2008,was based on extensive geological mapping, surface sampling, 14,078 meters ofdrilling and a geological model developed by the Company.

Followingcompletion of the Technical Report, the Company retained Dr. Henricksen tocompile a NI 43-101 compliant preliminary assessment of the Cerro Blanco project(the “Assessment”). The Assessment, which was dated May 30, 2008, incorporatedby reference the Technical Report as well as reports prepared for the Company byother independent experts in their fields.  The latter reports includepreliminary process engineering and costing report prepared by AMEC-Cade datedMarch, 2008, a preliminary pit design report prepared by NCL Ingenieria yConstruccion dated May 2008, various metallurgical reports prepared by SGSLakefield, an environmental base line study prepared by Arcadis Geotecnica datedDecember 2004 and titanium marketing information provided by the Company’smarketing consultant.

Forengineering design purposes, the Assessment adopted a base case set ofassumptions, the major assumptions being the construction of an open pit mine,processing plant and ancillary facilities capable of producing 100,000 tonnesper year of high grade rutile concentrate grading plus 94.5% TiO 2 at startup, scaling to 130,000 tonnes per year in production Year 4 at an assumedundiluted head grade to the plant of 2.3% TiO 2 ..  Miningwould commence on the Las Carolinas prospect and feed would be conveyed downhillto a processing plant located less than two kilometers to thenortheast.  Within the plant, the process flow sheet consisted of asemi-autogenous grinding mill, gravity pre-concentration and column flotationcircuits and high intensity magnetic separation with process water sourced froma desalination plant constructed at the port of Huasco. AMEC-Cade assumed thatmining would be done under contract at a cost of US$1.20 per tonne mined andthat the price of high grade rutile concentrates would be US$500 per tonne FOBport.

Based onthese assumptions AMEC-Cade, our internationally recognized engineeringcontractor, designed a processing plant with an initial operating capacity ofapproximately 5.1 million tonnes per year, increasing to approximately 6.1million tonnes per year by Year 4.  They estimated a cost to constructthe plant and ancillary facilities of US$117 million in direct costs and US$42million in indirect costs, for a total of US$159 million.  To thisfigure, and as this was a preliminary study, AMEC-Cade added a 20% contingencyto arrive at a total estimated cost of US$190 million. With respect toprocessing plant operating costs, AMEC-Cade estimated site and transportationcosts to port of US$3.60 per tonne processed (US$184 per tonne of rutileconcentrate) in Year 1, dropping to US$3.50 per tonne processed (US$180 pertonne of rutile concentrate) in Year 4. The anticipated reduction in operatingcosts is attributed to increased volumes as well as increased efficiencies fromthe gravity pre-concentration circuit.  Electric power consumption wasthe highest single cost item, comprising approximately 31% of the totalestimated unit operating costs. AMEC-Cade recommended that the Company proceedto the pilot stage and investigate two possibilities for reducing capital costs:the use of sea water rather than desalinated water in the processing plant andsiting the plant elsewhere on the property to lower the installed cost of theconveyor. Two alternate sites were identified.

InDecember 2009 we announced completion of a detailed Stage 2 pilot plant testwork program culminating in one 60 hour continuous test run.  Theprimary objective of the Stage 2 pilot plant test work was to produce a naturalrutile, titanium dioxide concentrate meeting the chemical and particulatespecifications of titanium pigment and sponge metal producers.  Thetest work was conducted on a 275 tonne bulk sample representative of currentlyidentified, at and near surface natural rutile mineralization sourced from theLas Carolinas prospect at our Cerro Blanco project.  The bulk sample,which was taken from an area of the Las Carolinas prospect which could be chosento provide initial mine feed to a full scale process plant, assayed 2.9%TiO2.

Followingcrushing to minus ½ inch, mill underflow was fed to a gravity pre-concentrationcircuit which consisted of a fine fraction recovery cyclone as well as middlingsand coarse fraction mechanical vibrating tables.  The mechanicalvibrating tables concentrated the higher specific gravity, natural rutile whilerejecting some 50% by volume of the lower specific gravity feedmaterial.  The result of gravity pre-concentration was to upgrade thenatural rutile being processed from an initial grade of 2.9% TiO2 to a grade ofapproximately 5.0% TiO2.  Upgraded material from the gravitypre-concentration circuit was fed to a conditioning tank for pH adjustment andfrom there to a conventional flotation circuit for further recovery,concentration and cleaning.  Flotation feed from the conditioning tankwas passed to rougher, scavenger and 5 cleaning flotation stages, where themajority of the natural rutile was recovered and concentrated.  Anacid pH in the flotation circuit between 3.5 and 4.75 was maintained in theflotation circuit.  Tailings from the flotation circuit could form thefeed source for a feldspar recovery circuit.

Followingthe final flotation cleaning stage, the natural rutile, titanium dioxideconcentrate was fed to a high intensity magnetic separator to remove magneticand para-magnetic minerals.  Magnetic separation resulted in twoconcentrate products: a high grade natural rutile, titanium dioxide concentrateand a magnetic and para-magnetic minerals by-product concentrate.

Thefollowing table provides a chemical analysis of the final product from the 60hour test run for both + and -75 micron fractions after magneticseparation:

Table17.  Magnetic Separation Results from the Concentrate
producedduring Continuous Operation – Non-magnetics

		Assays
Element		+75 Micron Fraction	-75 Micron Fraction

Titanium	TiO2%	96.8	97.3
Iron	Fe2O3%	0.70	0.86
Silica	SiO2%	0.95	0.80
Alumina	Al2O3%	0.11	0.08
Magnesia	MgO %	<0.01	<0.01
Calcium	CaO %	0.06	0.17
Sodium	Na2O %	0.07	0.03
Potassium	K2O %	0.02	0.02
Phosphorus	P2O5%	<0.01	<0.01
Manganese	MnO %	<0.01	0.01
Chromium	Cr2O3%	0.39	0.42
Vanadium	V2O5%	0.23	0.26
LOI	%	0.17	0.18

We arenow preparing samples of the coarser, +75 micron product for testing bypotential buyers of the natural rutile, titanium dioxide concentrate for paintand pigment applications.

Followingcompletion of the Stage 2 pilot plant test work, we conducted furtheroptimization test work on the rutile process flow sheet, specifically the use ofspirals and Knelson concentrators in the gravity pre-concentration circuit andthe use of sea water as the aqueous medium in the flotationcircuit.  In January 2010 we released results from this optimizationtest work which stated that spirals were a viable alternative to mechanicalvibrating tables in the pre-concentration circuit and that comparableconcentrate grades and recoveries were obtained using sea water versus freshwater as the aqueous medium in the flotation circuit.

Also inJanuary 2010 we reported that we had successfully completed a locked cycle,flotation test work program to recover feldspar from natural rutile (titaniumdioxide) flotation tailings.

All testwork was carried out in an acidic environment (pH 3.5 to 5.5)—very similar to pHconditions previously used in the flotation of rutile.  Managementbelieves this is an important achievement as it obviates the need to undertakemajor pH adjustment from the rutile to the feldspar flotationcircuit.  A sodium feldspar concentrate assaying 9.07% Na2O and 0.37%Fe2O3 was produced using fresh water as the aqueous medium and minimal additionof flotation reagents.  As with the natural rutile, titanium dioxideconcentrate results achieved in the optimization test work, comparable sodiumfeldspar concentrate grades were obtained using sea water versus fresh water asthe aqueous medium.

Withrespect to mining, mining costs would be in addition to the processing plantoperating costs estimates set out above.  A preliminary mine plan willbe prepared once further drilling has been completed.  At present NCLhave modeled preliminary optimized pits for only the Central Zone of the LasCarolinas prospect on the assumption that this could be the initial pitarea.  The pits were modeled using 10 x 10 x 10 meter blocks and basecase pit wall angles of 45 degrees, with sensitivities run at 50degrees.  Whilst the objective of our mapping, surface sampling anddrilling programs is to both increase the quantity and classification ofTiO 2 resources on the Cerro Blanco property, the project is at an exploration stageand there is no guarantee of future exploration success or of economicviability. For these reasons, project cash flow estimates are not included inthe Assessment.

ArcadisGeotecnica conducted an environmental base line study in 2005 -2006 over the LasCarolinas and La Cantera prospects. Based on field information gathered,vegetation in the area was comprised mostly of bushes, cactus and plantscharacteristically found in desert regions and areas of sandy and stonysoils.  Whilst no native animals were observed, animals potentiallyliving in the area would include foxes, rodents, pumas, guanacos, rabbits andreptiles. The study stated that a mining operation as contemplated would have nosignificant impact on land vertebrates but care would need to be exercised onthe northern slopes favored by reptiles.  Six underground springs wereidentified, several with only seasonal flow.  As well six houses wereobserved extending from the project north towards Vallenar, three of which areoccupied on a permanent basis.  Conversations with the inhabitantssuggested that they would have a positive view of the project due to theeconomic and social benefits it would bring.  Arcadis Geotecnicarecommended an intensive follow up survey of one ravine for possiblearchaeological relics and indentified two areas for the possible stockpiling ofwaste rock.  We retained Arcadis Geotechnica to complete therecommended follow up survey and no archaeological relics werefound.

TheAssessment concluded that results from the considerable body of work completedon the project to date support the our recommended, phased work programs andthat the estimated costs for the work programs were reasonable and adequate tothe present stage of the project.  The overall objective of our workprograms is to complete an independent final feasibility study which supportsthe construction of a natural rutile, TiO2 mining operation on theproperty.

 Wenow have a considerable body of engineering design and process engineering workcompleted, both by us and previous owners, for the development of a large openpit mine and milling operation.  The extent to which this engineeringwork could be incorporated into a feasibility study will depend on factors suchas optimal plant sizing and configuration based on product volumes andspecifications set out in off-take contracts and process design, the latter tobe determined by refinements coming out of the metallurgical test work and pilotscale testing completed last year.  With a portion of the funds fromthis offering, and contemporaneous with commencement of our marketing plan toseek suitable off-take contracts, we intend to undertake a program of drillingto provide data for mine planning and design, for an environmental impactassessment and permitting program, and to commission a feasibilitystudy.  As some of these activities would be undertaken in tandem, webelieve a feasibility study could be completed by fourth quarter 2010 or firstquarter 2011, subject to the availability of funds, personnel andequipment.  We estimate the cost to take the project to the point ofcompleting a final engineering feasibility study at approximately $3,810,000,including general and administrative and marketing expenses.  As ofJanuary 31, 2010, our cash position was approximately $1,091,000.  Wecurrently do not have sufficient capital to complete this plan and estimate thatwe will require additional financing to do so.

Also, asan exploration stage company, our work is highly speculative and involves uniqueand greater risks than are generally associated with otherbusinesses.  We cannot know if our mining concessions containcommercially viable ore bodies or reserves until additional exploration work isdone and an evaluation based on such work concludes that development of andproduction from the ore body is technically, economically, and legallyfeasible.

If weproceed to development of a mining operation, our mining activities could besubject to substantial operating risks and hazards, including environmentalhazards, industrial accidents, labor disputes, encountering unusual orunexpected geologic formations or other geological or grade problems,encountering unanticipated ground or water conditions, pit-wall failures,flooding, rock falls, periodic interruptions due to inclement weather conditionsor other unfavorable operating conditions and other acts of God.  Someof these risks and hazards are not insurable or may be subject to exclusion orlimitation in any coverage which we obtain or may not be insured due to economicconsiderations.

MetricConversion Table

For easeof reference, the following conversion factors are provided:

Metric Share	U.S. Measure	U.S. Measure	Metric Share
1 hectare	2.471 acres	1 acre	0.4047 hectares
1 meter	3.2881 feet	1 foot	0.3048 meters
1 kilometer	0.621 miles	1 mile	1.609 kilometers
1 tonne	1.102 short tons	1 short ton	0.907 tonnes

Employees

Asidefrom our President, Michael P. Kurtanjek, who works full time for our company,and our directors and executive officers that donate a portion of their time toour business, we currently have only one other full-time employee who works asan assistant to Mr. Kurtanjek.  With the funds from this offering, weintend to hire an on-site full-time manager for the Cerro Blancoproject.  We will also be dependent upon the services of outsidegeologists, metallurgists, engineers, and other independent contractors toconduct our drilling program, develop our pilot plant, and conduct the variousstudies required to complete exploration of our miningconcessions.  In addition, we do not have any agreements orarrangements for the necessary managers and employees who will be necessary tooperate the mine if commercial production commences.  We do not haveany existing contracts for these services or employees.

LEGALPROCEEDINGS

From timeto time, we may become involved in various lawsuits and legal proceedings, whicharise in the ordinary course of business.  However, litigation issubject to inherent uncertainties, and an adverse result in these or othermatters may arise from time to time that may harm our business.  Weare currently not aware of any such legal proceedings or claims that we believewill have, individually or in the aggregate, a material adverse affect on ourbusiness, financial condition or operating results.

MANAGEMENT

CurrentManagement

Thefollowing table sets forth as of March 22, 2010, the name and ages of, andposition or positions held by, our executive officers and directors and theemployment background of these persons:

Name	Age	Positions	Director Since	Employment Background
Michael P. Kurtanjek	57	Director & President	2004
Mr. Kurtanjek has served as our President since February 2004.  From 1988 to 1995, he was a mining equity research analyst and institutional salesman with James Capel & Co. and Credit Lyonnais Lang and from 1995 to 2004, a director of Grosvenor Capital Ltd., a private business consulting firm.

Howard M. Crosby	57	Director	2004
Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm.  From 1994 to June 2006 he was president and a director of Cadence Resources Corporation (now Aurora Oil and Gas, Inc.), a publicly traded oil and gas company.  From 2006 until 2008 he was the President and a director of Gold Crest Mines, Inc., a reporting company engaged in mining activities.  He is also an officer and/or director of Dotson Exploration Company, Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), Tomco Energy, Apoquindo Minerals, Inc., Plasmet Corp. (which has filed an S-1  registration statement with the SEC), and Neokinetics Corp., none of which is a reporting company, except for Tomco Energy.

Brian Flower	60	Director & Chairman	2005
Mr. Flower has served as our Chairman since September 8, 2006.  He served as our Chief Financial Officer from February 2005 through September 8, 2006.  From 1986 to 1993 he was a mining equity research analyst and investment banker with James Capel & Co. and from 1993 to 1999, Chief Financial Officer and Senior Vice-President, Corporate Development with Viceroy Resource Corporation.  Since January 2000, he has provided management consulting and advisory services through two partly owned companies of which he is president, Chapelle Capital Corp. and Trio International Capital Corp.  He is also chairman, president, and a director of Orsa Ventures Corp., a reporting company.

Charles E. Jenkins	54	Director & CFO	2007
Mr. Jenkins has served as our CFO since September 8, 2006.  From November 2005 through August 2006 Mr. Jenkins served as the Vice-President of Finance for Conor Pacific Canada, Inc., a private merchant bank.  From January 2005 until September 2005, he served as Controller and Acting CFO for Metamedia Capital Corp., a magazine publishing company.  From May 2003 until December 2004 Mr. Jenkins was self-employed as a consultant providing controller or CFO duties for a number of private companies.  From September 2000 until May 2003 Mr. Jenkins was employed as a manager of special projects for Canaccord Capital Corporation. Prior to this, from August 1989 to August 2000 Mr. Jenkins was employed by two brokerage houses in Vancouver and Calgary in a corporate finance capacity.

Wei Lu	43	Director	2008
Wei Lu has been a partner of Cybernaut Capital Management Ltd, a private equity firm with a Greater China regional focus since 2008, and has over fifteen years of diverse experience in investment research and management as well as business operations.  From 2005 until 2007 he was previously a vice president of The Blackstone Group, assisting in managing an Asia Pacific investment fund.  Prior to Blackstone, from 2004 to 2005, he was a vice president and senior analyst at Oppenheimer Asset Management and a vice-president and senior analyst at Bank of New York Capital Markets from 1998 to 2001.  From 2001 until 2004 he was also a co-founder and CFO of the San Francisco headquartered internet technology and consulting firm SRS2 Inc.  Mr. Lu received an MBA degree from Northeastern University in 1993, an MS in Economics from the University of Connecticut in 1992, and a Bachelor of Science degree in International Business from Shanghai Jiaotong University in 1988.  Mr. Lu is a Chartered Financial Analyst Charter holder.

John J. May	61	Director	2008
Mr. May has been a managing partner of City of Westminster Corporate Finance LLP, a financial consulting firm, since April 2008.  He has also been a senior partner of John J. May Chartered Accountants since July 1994.  Mr. May is also a director of Avatar Systems, Inc.; International Consolidated Minerals, Inc.; Petroleum Energy PLC; Tomlo Energy PLC; Red Leopard Minerals PLC; Southbank UK OIC, and London & Darfur Healthcare, Inc., each of which is a reporting company with the Securities and ExchangeCommission.

Directorshold office until the next annual meeting of stockholders and until hissuccessor has been elected and qualified.  Officers are elected by thedirectors annually at the first meeting of the directors held after each annualmeeting of the stockholders.  Each officer holds office until hissuccessor has been duly elected and has been qualified or until his death oruntil he resigns or has been removed from office.  Any officer electedor appointed by the directors may be removed by the directors whenever in theirjudgment the best interests of the company would be served thereby.

Auditand Compensation Committees

We have astanding audit committee composed of the following directors:  BrianFlower, Wei Lu, and John J. May.  The Board of Directors hasdetermined that Mr. Flower is an audit committee financial expert by virtue ofhis past experience which includes acting as the chief financial officer, anaccounting supervisor and an internal auditor.  Mr. Flower,because of his consulting agreement with us under which he received in excess of$60,000 last year, would not be considered an independent member of the auditcommittee.

We alsohave a standing compensation committee composed of the followingdirectors:  Howard M. Crosby, John J. May and Wei Lu.

The boardhas adopted a policy to compensate non-executive   directors who aremembers of committees of the board.  These persons will receive $1,000plus expenses for attendance in person at each committeemeeting.  They will receive $500 for attendance at committee meetingsby conference telephone.  In addition, each chairman of the committeewill receive $1,000 per meeting they chair.

NominatingProcedures

We do nothave a standing nominating committee; recommendations for candidates to standfor election as directors are made by the Board of Directors.  We havenot adopted a policy which permits security holders to recommend candidates forelection as directors or a process for stockholders to send communications tothe Board of Directors.

Codeof Ethics

On August30, 2005, we adopted a Code of Ethics which applies to our principal executiveofficer, principal financial officer, principal accounting officer orcontroller, or persons performing similar functions, as well as to otheremployees or contractors and anyone associated with our company.

CertainRelationships and Related Transactions

 OnNovember 26, 2007, we entered into a Brokerage Representation Agreement withBeacon Hill Shipping Ltd., an entity in which Mr. Flower is aprincipal.  The term of the agreement is for the life of our miningproperty in Chile.  We have agreed to pay commissions of 2.5% forcarriers or vessels sourced by Beacon Hill and 1% in the case of any sale orpurchase of vessels by or for the project owners.

OnFebruary 1, 2004, we entered into a Management Services Agreement through ourChilean subsidiary with Lopez & Ashton Ltda., an entity composed of CesarLopez, a former director who resigned in July 2009, and Stephanie D. Ashton, aformer director who resigned in March 2007.  This agreement providedthat Lopez & Ashton would provide consulting and management services inChile in connection with our mining concessions located there.  Theagreement expired on December 31, 2005.  Effective January 1, 2006, weentered into a new one-year renewable Management Services Agreement datedFebruary 6, 2006, with Lopez and Ashton.  This agreement was extendedautomatically for an additional one-year term beginning February 1, 2007 andexpired on January 31, 2008.  Under the new agreement, Lopez &Ashton provided and maintained our corporate offices in Chile, providedadministrative services for us in Chile, including maintaining our accountingrecords, provided legal services, and furnished other relatedservices.  The new agreement also provided for monthly payments of$2,500 for the office space, $500 for office support services such as areceptionist, $1,000 for accounting services, and $2,000 for administrativeservices.  We also paid $0 and $6,352 for the years ended December2008 and 2007, respectively, to Ms. Ashton for management services at an hourlyrate of $100 and we paid $49,741 and $54,086 for the same respective years toMr. Lopez for legal services at $250 per hour.  We paid the flat feeamounts in Chilean pesos at a fixed rate of CH$550 pesos for each US$1.00 andthe hourly fees at prevailing exchange rates. On December 21, 2007, the Boardgranted a bonus of 100,000 fully vested shares to Mr. Lopez for pastservices.

On July11, 2005, we closed a Securities Purchase Agreement with Rubicon, one of ourshareholders, for $5,000,000 in equity financing and issued 6,250,000 shares ofSeries A Convertible Preferred Stock and common stock purchase warrants topurchase 6,250,000 shares of our common stock.  Each share of Series AConvertible Preferred Stock is convertible into our common shares at the rate ofone share of common stock for each share of preferred stock converted, subjectto adjustment in the event of certain transactions, and each warrant isexercisable at $0.50 per share at any time through July 11, 2009.  OnMay 5, 2006, we entered into an amendment of the Securities Purchase Agreementwhereby we issued 400,000 shares of our common stock to Rubicon in satisfactionof breach of a provision of the agreement requiring that the registrationstatement be declared effective by January 31, 2006. In September 2007, Rubiconconverted all of its preferred shares into 6,250,000 common shares and sold allof the shares.

On May 7,2009, we entered into an Exchange Agreement with Rubicon pursuant to which itexercised outstanding warrants to purchase 2,000,000 shares of our common stockat $0.50 per share for gross proceeds to us of $1,000,000.  Theclosing of the agreement, payment of the funds, and issuance of the sharesoccurred on May 8, 2009.  In addition, the remaining 4,250,000warrants held by Rubicon were extended to April 1, 2011, and a cashless exerciseprovision was added to the warrants in the event we fail to reasonably maintainan effective registration statement for the shares issuable upon exercise of thewarrants.

EffectiveSeptember 8, 2006, we entered into a one-year renewable Management ServicesAgreement dated September 1, 2006, with Mr. Jenkins for services as ourpart-time Chief Financial Officer.  This agreement expired on December31, 2009, and effective January 1, 2010, we entered into a Management ServicesAgreement with 0834406 BC Ltd., a corporation created under the laws of BritishColumbia, Canada, and owned by Mr. Jenkins.  Under the new agreementhe is to provide the same services as under the prior agreement.  Theterm of the new agreement is for a period of five years through December 31,2015, and may be extended for additional one-year terms unless it is terminatedduring the extended periods by either party.  Under the new agreementwe have agreed to pay a monthly fee of $6,900, plus reimbursable out-of-pocketexpenses. Either party may terminate the agreement without cause upon threemonths’ written notice and at any time for cause.  The new agreementalso provides for severance payments in the event of termination upon a changeof control and maintaining the confidentiality of any proprietaryinformation.  On December 21, 2007, the board granted a bonus of200,000 fully vested shares to Mr. Flower for past services.  Also onDecember 21, 2007, our board approved grants of 200,000 shares to Mr. Flowerevery time a project milestone is achieved, such as positive pre-feasibilitystudy, piloting and final feasibility study.  In January 2009, 200,000shares were granted based upon the successful pre-feasibilitystudy.  In addition, the board approved a bonus of 200,000 shares toMr. Flower upon the listing of our stock on the American Stock Exchange or othersenior exchange.  In 2010 we granted Mr. Jenkins 72,000 fully vestedshares valued at $82,800 for services provided in 2008 and 2009.  Mr.Jenkins devotes approximately half of his time to the fulfillment of theobligations under this agreement and services as our Chief FinancialOfficer.

On August1, 2005, we entered into a five-month renewable Business Consultant Agreementwith Crosby Enterprises, an entity controlled by Howard M. Crosby.  OnFebruary 6, 2006, we renewed this agreement from January 1, 2006 through May 31,2006, and have since extended it on a month-to-month basis.  CrosbyEnterprises has agreed to perform financial consulting and public relationsservices for us.  In return, we have granted to this entity options topurchase 200,000 shares of our common stock at any time through August 1,2009.  The original exercise price of the options was $1.25 pershare.  On August 7, 2007, we reduced the exercise price to $0.50 pershare and extended the term of the options for an additional twoyears.  In addition, we paid a monthly fee of $12,000 for the initialfive-month term of the agreement; we paid a monthly fee of $6,500 during thefive-month renewal period; and we have agreed to pay $6,500 per month thereafterfor the services performed by Crosby Enterprises.  Effective August31, 2007, Mr. Crosby received a bonus for past services comprised of five-year,fully vested options to purchase 100,000 shares at $0.50 per share, 100,000shares of common stock, and 100,000 stock purchase warrants, the latterexercisable through August 15, 2010, at an exercise price of $0.60 pershare.  In 2010 we granted Crosby Enterprises 54,000 fully vestedshares valued at $62,100 for services provided in 2008 and 2009.  Mr.Crosby devotes approximately 40% of his time to the fulfillment of theobligations under this agreement and services as a director of ourcompany.  In the event of termination upon a change of control, CrosbyEnterprises will be compensated as follows:  immediate payment of aseverance amount equal to three times the highest annual base cash compensationpaid to it; the immediate vesting of any outstanding unvested options, warrants,or other convertible instruments; the pro rata amount of any bonuses for whichit is eligible; the extension of the exercise period for at least six monthsfollowing such termination.

DirectorIndependence

Oursecurities are not listed on a national securities exchange or in aninter-dealer quotation system which has requirements that directors beindependent.  Therefore, we have adopted the independence standards ofthe American Stock Exchange, now known as the NYSE Amex Equities, to determinethe independence of our directors and those directors serving on ourcommittees.  These standards provide that a person will be consideredan independent director if he or she is not an officer of the company and is, inthe view of the company’s board of directors, free of any relationship thatwould interfere with the exercise of independent judgment.  Our boardof directors has determined that Wei Lu and John May would meet this standard,and therefore, would be considered to be independent.

Our auditcommittee is composed of the following directors:  Brian Flower, WeiLu and John May.  Our compensation committee is composed of thefollowing directors:  Howard M. Crosby, Wei Lu, and JohnMay.  The rules of the American Stock Exchange require that an auditcommittee of a small business issuer must maintain at least two members and thata majority of the members must be independent directors.  We believeour audit and compensation committees meet this standard.  The rulesfurther provide that compensation of the chief executive officer and the otherofficers can be determined by a compensation committee generally composed ofindependent directors.  Neither Mr. Flower nor Mr. Crosby would beconsidered independent members of these committees.  During the yearended December 31, 2008, Mr. Crosby served as a member of our audit committeeand Mr. Kurtanjek served as a member of our compensation committee, neither ofwhom was considered an independent director or member of thesecommittees.

Indemnification

Nevadalaw expressly authorizes a Nevada corporation to indemnify its directors,officers, employees, and agents against liabilities arising out of such persons’conduct as directors, officers, employees, or agents if they acted in goodfaith, in a manner they reasonably believed to be in or not opposed to the bestinterests of the company, and, in the case of criminal proceedings, if they hadno reasonable cause to believe their conduct was unlawful.  Generally,indemnification for such persons is mandatory if such person was successful, onthe merits or otherwise, in the defense of any such proceeding, or in thedefense of any claim, issue, or matter in the proceeding.  Inaddition, as provided in the articles of incorporation, bylaws, or an agreement,the corporation may pay for or reimburse the reasonable expenses incurred bysuch a person who is a party to a proceeding in advance of final disposition ifsuch person furnishes to the corporation an undertaking to repay such expensesif it is ultimately determined that he did not meet therequirements.  In order to provide indemnification, unless ordered bya court, the corporation must determine that the person meets the requirementsfor indemnification.  Such determination must be made by a majority ofdisinterested directors; by independent legal counsel; or by a majority of theshareholders.

ArticleIX of our Articles of Incorporation provides that we are required to indemnify,and advance expenses as they are incurred to, any person who was or is a partyor is threatened to be made a party to any threatened or completed action, suitor proceeding, whether civil or criminal, administrative or investigative, byreason of the fact that such person is or was a director or officer of ourcompany, or who is serving at our request or direction as a director or officerof another corporation or other enterprise, against expenses, includingattorneys’ fees, judgments, fines and amounts paid in settlement, actually andreasonably incurred by such person in connection with the action, suit, orproceeding, to the full extent permitted by Nevada law.

Insofaras indemnification for liabilities arising under the Securities Act of 1933 (the“Act”) may be permitted to directors, officers and controlling persons of ourcompany pursuant to the foregoing provisions, or otherwise, we have been advisedthat in the opinion of the Securities and Exchange Commission, suchindemnification is against public policy as expressed in the Act and is,therefore, unenforceable.

ShareholderRights Plan

The Boardof Directors has approved in principle the adoption of a shareholder rights planthe effect of which would be to protect the current shareholders from anyunwelcomed takeover attempt of the company.  Management is in theprocess of determining the nature of a plan but has not completed anypreliminary draft of the plan or determined any specifics related to theproposed plan.

EXECUTIVECOMPENSATION

ExecutiveCompensation

Thefollowing table sets forth the compensation of the following “named executiveofficers” composed of our principal executive, Michael P. Kurtanjek, and ourChairman, Brian Flower, our only other executive officer whose compensationexceeded $100,000, for each of the two fiscal years ended December 31, 2009 and2008:

SummaryCompensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Michael P. Kurtanjek,	2009	$160,800	$255,424	$14,506		$430,730
President	2008	$158,800	—	$16,932	(1)	$175,732
Brian Flower,	2009		$255,424	$139,200	(2)	$394,624
Chairman	2008	—	—	$139,200	(2)	$139,200

(1)	This amount represents the cost to us of maintaining an apartment in Chile for Mr. Kurtanjek.
(2)
This amount was paid to Trio International Capital Corp., an entity partially owned by Mr. Flower, through July 31, 2009, and to Chapelle Capital Corp., an entity owned by Mr. Flower from August 1, 2009 through year-end.

EffectiveFebruary 1, 2006, we entered into a one-year renewable Management ServicesAgreement dated February 6, 2006, with Mr. Kurtanjek for service as President ofour company and for providing management of the planning, implementation, andreporting on exploration, feasibility, and project development activitiescarried out on the Cerro Blanco property.  This agreement was amendedon February 1, 2006 and August 31, 2007, and effective January 1, 2010, theagreement was further updated and amended.  The term of the amendedagreement is for a period of five years through December 31, 2015, and may beextended for additional one-year terms unless it is terminated during theextended periods by either party.  For Mr. Kurtanjek’s consent toextend the agreement, we granted him a five-year incentive warrant to purchaseup to 1,000,000 shares of our common stock at $1.50 per share.  Thewarrant will vest and become fully exercisable if on or before June 30, 2011,the closing price of our common stock is at least $2.00 per share for fiveconsecutive trading days, if on or before December 31, 2012, the closing priceis at least $2.50 per share for five consecutive trading days, or if on orbefore December 31, 2015, the closing price is at least $3.00 per share for fiveconsecutive trading days.  Mr. Kurtanjek will also be entitled toparticipate in our annual management share compensation pool.  Underthe amended agreement we have agreed to pay a monthly fee of $15,410, plusreimbursable out-of-pocket expenses. Either party may terminate the agreementwithout cause upon six months’ written notice and at any time forcause.  The amended agreement also provides for severance payments inthe event of termination upon a change of control and maintaining theconfidentiality of any proprietary information.  On December 21, 2007,our board approved grants of 200,000 shares to Mr. Kurtanjek every time aproject milestone is achieved, such as positive pre-feasibility study, pilotingand final feasibility study.  In January 2009, 200,000 shares weregranted based upon the successful pre-feasibility study.  In addition,the board approved a bonus of 200,000 shares to Mr. Kurtanjek upon the listingof our stock on the American Stock Exchange or other seniorexchange.  In 2010 we granted Mr. Kurtanjek 252,000 fully vestedshares valued at $289,800 for services provided in 2008 and 2009.  Mr.Kurtanjek devotes essentially all of his time to the business of ourcompany.

EffectiveFebruary 1, 2006, we entered into a one-year renewable Management ServicesAgreement dated February 6, 2006, with Trio International Capital Corp. underwhich Mr. Flower provided services to us as senior management.  OnApril 1, 2009, the Company elected to terminate Trio’s Management ServicesAgreement effective July 31, 2009, on a without cause basis by issuing a 120 daywritten notice of termination.  On August 1, 2009, we entered into aManagement Services Agreement with Chapelle Capital Corp., a company partlyowned by Brian Flower.  Under this agreement Mr. Flower will continueto act as our Executive Chairman and will continue to provide managementservices previously provided by Trio.  This agreement was amendedeffective January 1, 2010. The term of the amended agreement is for a period offive years through December 31, 2015, and may be extended for additionalone-year terms unless it is terminated during the extended periods by eitherparty.  For Mr. Flower’s consent to extend the agreement, we grantedhim a five-year incentive warrant to purchase up to 1,000,000 shares of ourcommon stock at $1.50 per share.  The warrant will vest and becomefully exercisable if on or before June 30, 2011, the closing price of our commonstock is at least $2.00 per share for five consecutive trading days, if on orbefore December 31, 2012, the closing price is at least $2.50 per share for fiveconsecutive trading days, or if on or before December 31, 2015, the closingprice is at least $3.00 per share for five consecutive tradingdays.  Mr. Flower will also be entitled to participate in our annualmanagement share compensation pool.  Under the amended agreement wehave agreed to pay a monthly fee of $13,340, plus reimbursable out-of-pocketexpenses. Either party may terminate the agreement without cause upon sixmonths’ written notice and at any time for cause.  The amendedagreement also provides for severance payments in the event of termination upona change of control and maintaining the confidentiality of any proprietaryinformation.  On December 21, 2007, the board granted a bonus of200,000 fully vested shares to Mr. Flower for past services.  Also onDecember 21, 2007, our board approved grants of 200,000 shares to Mr. Flowerevery time a project milestone is achieved, such as positive pre-feasibilitystudy, piloting and final feasibility study.  In January 2009, 200,000shares were granted based upon the successful pre-feasibilitystudy.  In addition, the board approved a bonus of 200,000 shares toMr. Flower upon the listing of our stock on the American Stock Exchange or othersenior exchange.  In 2010 we granted Mr. Flower’s company 252,000fully vested shares valued at $289,800 for services provided in 2008 and2009.  Mr. Flower devotes approximately 80% of his time to thefulfillment of the obligations under this agreement and services as ExecutiveChairman of our company.

EquityAwards

Thefollowing table sets forth certain information for the named executive officersconcerning unexercised options that were outstanding as of December 31,2009:

OutstandingEquity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael P. Kurtanjek,	600,000	-0-	-0-	$0.50	5/31/2011
President (Principal	150,000	-0-	-0-	$0.50	8/31/2012
Executive Officer)
Brian Flower, Chairman	400,000	-0-	-0-	$0.50	1/31/2011
	150,000	-0-	-0-	$0.50	8/31/2012

Theoptions held by the named executive officers at year-end were granted pursuantto our existing Stock Option Plan adopted on August 30, 2005. Our shareholdersapproved the plan on November 10, 2006.  The purpose of the plan is toprovide eligible persons an opportunity to acquire a proprietary interest in ourcompany and to participate in the profitability of the company.

There are3,140,000 shares of common stock authorized for stock options under the plan,which are subject to adjustment in the event of stock splits, stock dividends,and other situations.  In addition, aggregate grants to a singleperson are limited to 5% of the total number of issued and outstanding sharesand the aggregate number authorized for grants to insiders is limited to 20% ofthe issued and outstanding shares.  Grants to consultants are limitedto 2% of the issued and outstanding shares.

The planis administered by our Board of Directors.  Participants in the planare to be selected by our Board of Directors.  The persons eligible toparticipate in the plan are as follows:  (a) directors of ourcompany and its subsidiaries; (b) officers of our company and its subsidiaries;(c) employees of our company and any of its subsidiaries; and (d) those engagedby us to provide ongoing management or consulting services, or investorrelations activities for us or any entity controlled by us.

Thepurchase price under each option is established by the Board of Directors at thetime of the grant and may not be discounted below the maximum discount permittedunder the policy of the Toronto Exchange.

The Boardof Directors will fix the terms of each option, but no option can be granted fora term in excess of five years.  The Board of Directors will notimpose a vesting schedule upon any options granted which provides for exerciseof an option for less than 25% of the shares subject to the option upon approvalof listing of our stock on the Toronto Exchange and 12.5% every quarterthereafter.

Duringthe lifetime of the person to whom an option has been granted, only that personhas the right to exercise the option and that person cannot assign or transferany right to the option.

In theevent of the death of the option holder, the options will immediately vest andmay be exercised for up to one year from the date of death.  If theoption holder’s relationship with us is terminated for cause, the unexercisedoptions will immediately terminate.  If the option holder retires,voluntarily resigns, or is terminated for other than cause, the options will beexercisable for 90 days thereafter or for 30 days if the person was engaged ininvestor relations.

In theevent of the corporate take-over, reorganization or change of control, theoptions will vest and the holder may exercise the options or, in the event of acorporate reorganization, receive the kind and amount of shares or othersecurities or property that he would have been entitled to receive if he hadbeen a holder of shares of our company at the time of the reorganization, or, ifappropriate, as otherwise determined by the Board of Directors.

The Boardof Directors has approved an employee benefit plan for officers, directors, andemployees to increase stockholder value and the success of the company bymotivating members of management to provide services to the company and performto the best of their abilities, to achieve the company’s objectives, and toallow us to minimize the cash component of compensation while at the same timeproviding a sufficiently attractive overall compensation plan with which toattract and retain management.  The plan will be open to directors,officers or employees of or consultants to our company or an affiliate of thecompany.  The pool will consist of up to 1% of the outstanding sharesat the end of each year.  Participants in the pool will be determinedby our Chairman subject to approval by the Compensation Committee.

DirectorCompensation

Thefollowing table sets forth certain information concerning the compensation ofour directors, excluding the named executive officers whose total compensationis set forth in the Summary Compensation Table above, for the last fiscal yearended December 31, 2009:

DirectorCompensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Charles E. Jenkins	0	$72,000	(1)	$72,000
Howard Crosby	0	$78,000	(2)	$78,000
Cesar Lopez	0	$61,800	(3)	$61,800
Wei Lu	$3,000	$72,615	(3)	$75,615
John May	$3,000	$72,615	(3)	$75,615
(1)	This amount was paid to Mr. Jenkins as salary under our management services agreement with him.
(2)	This amount was paid to Crosby Enterprises under our Business Consulting Agreement with Mr. Crosby’scompany.
(3)
In 2009 we awarded Mr. Lopez warrants to purchase 100,000 shares at $0.50 per share, and awarded to Messrs Lu and May warrants to purchase 117,500 shares each at $0.50 per share.  Mr. Lopez resigned as a director in July 2009.  The dollar amount of the warrant grants is based upon the value recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

On July29, 2005, the board adopted a policy to compensate directors who are notexecutive officers of the Company.  Such persons will receive $1,000plus expenses for attendance in person at each meeting of the Board ofDirectors.  They will receive $500 for attendance at such meetings byconference telephone.  Also on July 29, 2005, the board adopted apolicy to compensate non-executive   directors who aremembers of committees of the board.  These persons will receive $1,000plus expenses for attendance in person at each committeemeeting.  They will receive $500 for attendance at committee meetingsby conference telephone.  In addition, each chairman of the committeewill receive $1,000 per meeting they chair.

SECURITYOWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Thefollowing table sets forth certain information furnished by current managementand others, concerning the ownership of our common stock as of March 22, 2010,of (i) each person who is known to us to be the beneficial owner of more than 5percent of our common stock, without regard to any limitations on conversion orexercise of convertible securities or warrants; (ii) all directors and executiveofficers; and (iii) our directors and executive officers as agroup:

	Amount and Nature
Name and Address	of Beneficial		Percentage of Class (2)
of Beneficial Owner	Ownership (1)		Before Offering	After Offering

Michael P. Kurtanjek	3,585,295	(3)	9.17%	5.87%
9 Church Lane
Copthorne
West Sussex, England
RH10 3PT

Howard M. Crosby	1,041,500	(4)	2.78%	1.75%
6 East Rose Street
Walla Walla, WA 99362

Brian Flower	2,782,000	(5)	47.15%	4.60%
Suite 1508 - 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Charles E. Jenkins	647,000	(6)	1.72%	1.08%
Suite 1508 - 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Wei Lu	382,500	(7)	1.03%	*
120 Linden Street
Needham, MA 02492

John J. May	332,500	(8)	*	*
2 Belmont Mews
Camberley
Surrey GU15 2PH

Executive Officers and	8,770,795		20.89%	13.72%
Directors as a Group
(6 Persons)

Rubicon Master Fund (9)	6,594,000	(9)(10)	15.94%	10.41%
c/o Rubicon Fund Management LLP
103 Mount St.
London W1K 2TJ
United Kingdom

Kin Wong	5,600,000	(11)	14.31%	9.17%
6 Bl 23 Floor
Cts Plaza Otc
Peoples Republic of China

*Less than 1%
(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of March 22, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any otherperson.

(2)
Percentage before the offering is based on 37,120,972 shares of common stock outstanding as of March 22, 2010.  Percentage after the offering, assuming the sale of all of the shares in this offering, including the shares issuable upon conversion of the Series A Preferred stock, the outstanding warrants and options included in this offering, and the warrants issued with our units, would be 59,068,572 shares outstanding.

(3)	Includes 750,000 shares issuable pursuant to vested options and 1,225,000 stock purchase warrants.
(4)	Includes 300,000 shares issuable pursuant to vested options and 100,000 stock purchase warrants.
(5)	Includes 550,000 shares issuable pursuant to vested options and 1,225,000 stock purchase warrants.
(6)	Includes 150,000 shares issuable pursuant to stock purchase warrants and 400,000 shares issuable pursuant to vestedoptions.
(7)	Includes 82,500 shares issuable pursuant to vested options.
(8)	Includes 82,500 shares issuable pursuant to vested options.
(9)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund.  Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(10)
Includes 4,250,000 shares issuable upon exercise of warrants.  Notwithstanding the foregoing, the warrants may not be exercised if the holder of the security, together with its affiliates, after such exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(11)	Includes 2,000,000 shares issuable pursuant to stock purchase warrants.

SELLINGSTOCKHOLDERS

The tablebelow sets forth information concerning the resale of the shares of common stockby the selling stockholders.  We will not receive any proceeds fromthe resale of the common stock by the selling stockholders.  We willreceive proceeds from the exercise of the warrants.  Assuming all theshares registered below are sold by the selling stockholders, none of theselling stockholders will continue to own any shares of our commonstock.

Thefollowing table also sets forth the name of each person who is offering theresale of shares of common stock by this prospectus, the number of shares ofcommon stock beneficially owned by each person, the number of shares of commonstock that may be sold in this offering and the number of shares of common stockeach person will own after the offering, assuming they sell all of the sharesoffered, without regard to any limitation on conversion orexercise.

Name	Beneficial Ownership Before Offering		Percentage of Common Stock Owned Before Offering		Amount to be offered for the security holder’s account	Percentage of Common Stock Owned After Offering(1)
Rubicon Master Fund(2)	6,594,000	(3)	15.9	%(3)	6,594,000	0
Phelps Dodge Corporation	1,040,000	(4)	2.8	%(4)	1,040,000	0
Zheng Rong Ye	500,000	(5)	1.3%		400,000	*
Xin Hui Qian	200,000	(6)	*		200,000	0
Hua Jiang	600,000	(7)	1.65%		600,000	0
Hai Qian Liang	2,000,000	(8)	5.2%		2,000,000	0
Wong Kin	5,600,000	(9)	14.3%		4,000,000	2.62%
Yuan Sheng Zhang	400,000	(10)	*		400,000	0
Lloyd Edwards Jones SAS	400,000	(11)	*		400,000	0
Long Short Equity Deep Discount Value 1	1,600,000	(12)	4.2%		1,600,000	0
Fredric D. Ohr IRA	200,000	(13)	*		200,000	0
Michael M. McKinstry	266,667	(14)	*		200,000	*
Leonard J. Gross	140,000	(15)	*		140,000	0
Michael P. Kurtanjek(16)	3,585,295	(17)	9.2%		450,000	*
Trio International Capital Corp.(18)	2,782,000	(19)	7.2%		1,000,000	*
Charles E. Jenkins (20)	647,000	(21)	1.7%		300,000	*
Crosby Enterprises (22)	1,041,500	(23)	2.86%		500,000	___	%
Objective Equity LLC(24)	77,600	(25)	*		77,600	0
TOTAL	27,674,062				20,101,600

* Lessthan 1%
(1)	Assumes that all securities registered will be sold by us and the selling stockholders, in which event 56,545,208 would be outstanding.
(2)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund.  Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(3)
Includes 4,250,000 shares issuable upon exercise of warrants, which are convertible and exercisable within 60 days.  Notwithstanding the foregoing, the shares of the warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(4)
Includes 1,000,000 shares issuable upon conversion of 625,000 Series A Convertible Preferred Shares, which are convertible within 60 days.  Notwithstanding the foregoing, the shares of the Series A Convertible Preferred Stock may not be converted if the holder of the security, together with its affiliates, after such conversion would hold 4.9% of the then issued and outstanding shares of our common stock.

(5)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(6)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(7)	Includes 300,000 shares issuable upon exercise of common stock purchase warrants.
(8)	Includes 1,000,000 shares issuable upon exercise of common stock purchase warrants.
(9)	Includes 2,000,000 shares issuable upon exercise of common stock purchase warrants.
(10)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(11)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(12)	Includes 800,000 shares issuable upon exercise of common stock purchase warrants.
(13)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(14)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(15)	Includes 70,000 shares issuable upon exercise of common stock purchase warrants.
(16)	Mr. Kurtanjek has served as a director and our President and CEO since February 2004.
(17)	Includes 1,225,000 shares issuable upon exercise of common stock purchase warrants and 750,000 shares issuable upon exercise of common stock purchase options.
(18)
Brian Flower, our Chairman, is a principal of Trio International Capital Corp.  Mr. Flower has served as our Chairman since September 8, 2006, and served as our Chief Financial Officer from February 2005 through September 8, 2006.  He was first elected as a director in 2005.  Trio had a consulting agreement with us from February 2006 to July 2009, to provide management and administrative services, including the services of Mr. Flower.  In addition, Trio, through its wholly owned subsidiary Beacon Hill Shipping Ltd, has entered into an agreement with us to provide ocean transportation services to us for any minerals shipped from our mining properties in Chile.  Trio also provided us office space in Vancouver, British Columbia, through July 31, 2009.  These same services previously provided by Trio are now provided by Chapelle Capital Corp., an entity owned and controlled by Mr.Flower.

(19)	Includes 1,225,000 shares issuable upon exercise of common stock purchase warrants and 550,000 shares issuable upon exercise of common stock purchase options held by Trio.
(20)	Mr. Jenkins has served as our CFO since September 8, 2006 and has been a director since August 31, 2007.
(21)	Includes 150,000 shares issuable upon exercise of common stock purchase warrants and 400,000 shares issuable upon exercise of common stock purchase options.
(22)
Crosby Enterprises is controlled by Howard M. Cosby, who has been a director since 2004.  Since August 1, 2005, Mr. Crosby provides financial consulting and public relations services to us pursuant to a consulting agreement with Crosby Enterprises on a month-to-month basis.

(23)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants and 300,000 shares issuable upon exercise of common stock purchase options.
(24)	Objective Equity LLC has served as a financial consultant for us and has assisted in our fundraising efforts. Objective is an NASD-registered broker-dealer.
(25)
Represents 77,600 shares issuable upon exercise of common stock purchase warrants.  The warrants are shared among the three members of the limited liability company as follows:  Kent and Catherine Williams 2007 Trust, 22,633 warrants; Doug Cole, 22,634 warrants; Delores O’Connor, 22,633 warrants; and David Riedel, 9,700 warrants.

Thenumber and percentage of shares beneficially owned is determined in accordancewith Rule 13d-3 of the Securities Exchange Act of 1934, and the information isnot necessarily indicative of beneficial ownership for any otherpurpose.  Under such rule, beneficial ownership includes any shares asto which the selling stockholders has sole or shared voting power or investmentpower and also any shares, which the selling stockholders has the right toacquire within 60 days.

RubiconMaster Fund and Phelps Dodge have each contractually agreed to restrict itsability to convert the Series A shares or exercise the warrants and receiveshares of our common stock such that the number of shares of common stock heldby each in the aggregate and their affiliates after such conversion or exercisedoes not exceed 4.9% of the then issued and outstanding shares of commonstock.  Accordingly, the number of shares of common stock set forth inthe table for these selling stockholders exceeds the number of shares of commonstock that the selling stockholders could own beneficially at any given timethrough their ownership of the convertible preferred shares and thewarrants.  In that regard, the beneficial ownership of the commonstock by the selling stockholder set forth in the table is not determined inaccordance with Rule 13d-3 under the Securities Exchange Act of 1934, asamended.

Purchaseof Mining Concessions from Phelps Dodge

On orabout September 5, 2003, Sociedad Contractual Minera White Mountain Titanium,formerly known as Compania Minera Rutile Resources Limitada, formally known asMinera Royal Silver Limitada, a subsidiary of GreatWall Minerals Ltd. at thetime, and Compania Contractual Minera Ojos del Salado, a Chilean operatingsubsidiary of Phelps Dodge Corporation, entered into a Transfer of Contract andMortgage Credit agreement for the purchase by GreatWall’s subsidiary of theinitial nine mining registered exploitation concessions located in Chile forwhich Compania Contractual Minera Ojos del Salado held amortgage.  Pursuant to the transfer agreement, Compania ContractualMinera Ojos del Salado sold and transferred its mortgage right to the miningconcessions to GreatWall’s subsidiary.  Subject to the terms of thetransfer agreement, Compania Minera Rutile Resources Limitada was obligated topay $650,000 to Compania Contractual Minera Ojos del Salado for its transfer ofthe mortgage to GreatWall’s subsidiary, payable $50,000 within thirty days ofthe transfer agreement, $50,000 on March 4, 2004, and $50,000 on September 5,2004, and was obligated to pay $500,000 on September 4, 2005, which date wasextended by mutual consent of the parties to September 9, 2005.  Theoriginal transfer agreement was negotiated between the management of GreatWalland Phelps Dodge, and as a result of the merger of GreatWall into our company,Compania Minera Rutile Resources Limitada became our wholly ownedsubsidiary.  The initial payment of $50,000 was paid by GreatWallprior to its merger into our company in February 2004.  The subsequentpayments of $50,000 each on March 4, 2004, and September 5, 2004, were paid byus.  Prior to the final payment, Compania Contractual Minera Ojos delSalado transferred by dividend the right to receive the final payment from ourChilean subsidiary to its parent corporation, PD Ojos del Salado, Inc., aDelaware corporation, and PD Ojos del Salado, Inc. subsequently transferred bydividend the right to receive the final payment from to its parent corporation,Phelps Dodge.  In September 2005, we completed a debt conversionagreement with Phelps Dodge whereby we issued 625,000 shares of Series AConvertible Preferred Stock and warrants to purchase 625,000 shares of ourcommon stock as consideration for the final payment of $500,000 owed under theproperty payment schedule.  The warrants expired on September 7,2009.  Effective July 2007, pursuant to a repricing provision of thedebt conversion agreement, the number of common shares issuable for the 625,000preferred shares was increased to 1,000,000.

FundingTransaction with Rubicon Master Fund

On July11, 2005, we closed the Securities Purchase Agreement with Rubicon Master Fundon $5,000,000 in equity financing and issued to Rubicon 6,250,000 shares ofSeries A Convertible Preferred Stock and common stock purchase warrants topurchase 6,250,000 shares of our common stock.  Each share of Series AConvertible Preferred Stock is convertible into our common shares at theeffective rate of one share of our common stock for each share of the preferredstock converted and each warrant is exercisable at $1.25 per share at any timethrough July 11, 2009.  The Series A stock and the warrants alsocontain provisions adjusting the conversion and exercise prices in the eventthat we issue our common stock, or instruments convertible into shares of ourcommon stock, at prices below the conversion price of the Series A shares or theexercise price of the warrants.  We have also agreed not to issue ourcommon stock, or instruments convertible into shares of our common stock, atprices below the market value of our common stock.  Pursuant to therepricing provisions of the warrant agreement, the warrants are now exercisableat $0.50 per share.   Also, in September 2007, Rubicon convertedall of its preferred shares into 6,250,000 common shares, all of which it hassold.

Pursuantto the Securities Purchase Agreement that we entered into with Rubicon, we wereobligated to file the registration statement of which this prospectus is a partwith the Securities and Exchange Commission on or before October 31,2005.  The registration rights provisions of the Securities PurchaseAgreement require us to file a registration statement at our expense to registerthe shares of common stock underlying the Series A stock and the warrants on orbefore October 31, 2005.  We are also required under the agreement touse our commercially reasonable efforts to cause the registration statement tobe declared effective by the SEC as promptly as possible after filing, but inany event prior to January 31, 2006.  In the event that theregistration statement is not filed on or before October 31, 2005, or declaredeffective by January 31, 2006, then we have agreed to pay liquidated damages toRubicon equal to 1% of the purchase price of the securities paid by them foreach month we fail to meet these requirements.  This payment of theliquidated damages does not relieve us from our obligations to register theshares.  Additional events which would trigger the liquidated damagesprovision include the following:  In the event we fail to file arequired post-effective amendment within ten trading days after our registrationstatement is no longer effective or if the post-effective amendment is notdeclared effective within 21 days following the deadline to file thepost-effective amendment; if we fail to have our common stock listed on adesignated U.S. or Canadian exchange or Nasdaq, or quoted on the OTC BulletinBoard by January 31, 2006; or in the event the selling stockholders are notpermitted to sell their shares for any reason pursuant to this prospectus orpursuant to registration in Canada for either 10 consecutive trading days or for30 trading days in any 365 day period.  We have also agreed not tofile a primary registration of our shares for our own account either in the U.S.or Canada prior to the effective date of the registration of which thisprospectus is a part.

DebtConversion Transaction with Phelps Dodge Corporation

OnSeptember 7, 2005, we amended the Securities Purchase Agreement with Rubicon toinclude a transaction with the prior owner of our mining concessions, PhelpsDodge, in which we issued 625,000 shares of Series A Convertible Preferred Stockand common stock purchase warrants to purchase 625,000 shares of our commonstock under identical terms as with Rubicon.  Effective July 2007, theconversion ratio for the preferred shares was increased to 1,000,000 commonshares.  These securities were issued in satisfaction of the finalpayment of $500,000 due to Phelps Dodge in connection with the purchase of ourChilean mining concessions.  The warrants granted to Phelps Dodgeexpired on September 7, 2009.

Amendmentto Securities Purchase Agreement

On May 5,2006, we entered into an amendment to the Securities Purchase Agreement withRubicon and Phelps Dodge.  The amendment was necessitated by ourinability to obtain effectiveness of the registration statement of which thisprospectus is a part by January 31, 2006, as required in theagreement.  Pursuant to the amendment, we issued 400,000 shares toRubicon and 40,000 shares to Phelps Dodge in settlement of the breach of thisprovision of the agreement by us.  In addition, we eliminated anyfurther damages provisions pertaining to the effectiveness of the registrationstatement and the need to obtain a listing of our common stock on a Canadianexchange.  These shares have been included in the registrationstatement of which this prospectus is a part.

Exerciseof Warrants by Rubicon

On May 7,2009, we entered into an Exchange Agreement with Rubicon through which itexercised outstanding warrants to purchase 2,000,000 shares of our common stockat $0.50 per share for gross proceeds to us of $1,000,000.  Theclosing of the agreement, payment of the funds, and issuance of the sharesoccurred on May 8, 2009.  In addition, the remaining 4,250,000warrants held by Rubicon were extended to April 1, 2011, and a cashless exerciseprovision was added to the warrants in the event we fail to reasonably maintainan effective registration statement for the shares issuable upon exercise of thewarrants.

DESCRIPTIONOF SECURITIES

Units

We areoffering units, each composed of three shares of common stock and one warrant topurchase another share of common stock.

CommonStock

Theshares registered pursuant to the registration statement, of which thisprospectus is a part, are shares of common stock, all of the same class andentitled to the same rights and privileges as all other shares of commonstock.

We areauthorized to issue up to 100,000,000 shares of $.001 par value commonstock.  The holders of common stock, including the shares offeredhereby, are entitled to equal dividends and distributions, per share, withrespect to the common stock when, as and if declared by the Board of Directorsfrom funds legally available therefore.  No holder of any shares ofcommon stock has a pre-emptive right to subscribe for any securities of ourcompany nor are any common shares subject to redemption or convertible intoother securities of our company.  Upon liquidation, dissolution orwinding up of our company, and after payment of creditors, the assets will bedivided pro-rata on a share-for-share basis among the holders of the shares ofcommon stock.

Eachshare of common stock is entitled to one vote with respect to the election ofany director or any other matter upon which shareholders are required orpermitted to vote.  Under Nevada corporate law, holders of ourcompany’s common stock do not have cumulative voting rights, so that the holdersof more than 50% of the combined shares voting for the election of directors mayelect all of the directors, if they choose to do so and, in that event, theholders of the remaining shares will not be able to elect any members to ourboard of directors.

The Boardof Directors has approved in principle the adoption of a shareholder rights planthe effect of which would be to protect the current shareholders from anyunwelcomed takeover attempt of the company.  Management is in theprocess of determining the nature of a plan but has not completed anypreliminary draft of the plan or determined any specifics related to theproposed plan.

UnitWarrants

Each unitwill include a warrant to purchase one share of our common stock.  Thewarrants will be issued in the form of warrant certificates, which will governthe rights of a holder of the warrants.  The warrants are transferableseparately from the common stock that is part of the unit.  Thewarrant certificate has been filed as an exhibit to the registration statementof which this prospectus is a part.

Theexercise price per share of common stock purchasable upon exercise of eachwarrant is $____ (representing 125% of common stock offering price) pershare.  The warrants will be exercisable by the holders at any time onor after the closing date of this offering  and through and includingthree years from that date.

Thewarrants will, among other things, include provisions for the appropriateadjustment in exercise price of the warrants and the class and number of theshares of common stock to be issued upon exercise of the warrants upon theoccurrence of certain events, including any subdivision, consolidation orreclassification of our common stock, the payment of stock dividends, ouramalgamation, and certain rights offerings and other distributions to allholders of our commonstock.

In theevent of a capital reorganization or a reclassification of our common stock(except in certain circumstances), any warrant holder, upon exercise of thewarrants, receives, in substitution for the common stock to which he would havebecome entitled upon exercise immediately prior to such reorganization orreclassification, the shares (of any class or classes) or other securities orproperty of our company (or cash) that he would have been entitled to receive atthe same aggregate exercise price upon such reorganization or reclassificationif such warrants had been exercised immediately prior to the record date withrespect to such event.

Thecommon stock underlying the warrants, when issued upon exercise of a warrant,will be fully paid and non-assessable.

We arenot required to issue fractional shares upon the exercise of awarrant.  In lieu of any fractional share that would otherwise beissuable, we will pay the warrant holder in cash on the basis of the currentmarket value of any fractional interest.  The holder of a warrant willnot possess any rights as our stockholder until such holder exercises thewarrant.

At anytime in which the registration statement of which this prospectus is a part iseffective after, a warrant may be exercised upon delivery to us, prior to theexpiry date of the warrant, of the exercise form found on the back of thewarrant certificate completed and executed as indicated, accompanied by paymentof the exercise price and any applicable transfer tax in immediately availablefunds for the number of common shares with respect to which the warrant is beingexercised.  The warrants may be exercised on a cashless basis in theevent that there is not an effective registration statement covering the resaleof the shares of common stock issuable upon the exercise of such warrants at thetime of their exercise.

SeriesA Convertible Preferred Stock

We areauthorized to issue 20,000,000 preferred shares and have outstanding 625,000preferred shares designated as Series A Convertible Preferred Stock, par value$0.001 per share.  The Series A shares have the following rights andpreferences:

•
The Series A shares are convertible into shares of our common stock at any time.  The conversion ratio of the Series A Convertible Preferred Stock is determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.80 per share, by the conversion price of the preferred stock, which is $0.50 per share, subject to the following limitations and conditions:

o
If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Series A shares, then the conversion price of the Series A shares will be reduced to this lower sale or conversionprice.

o	The Series A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.
o
We are also not obligated to convert the Series A shares if the issuance of the common shares would exceed the number of shares of common stock which we may issue upon conversion of our preferred shares without breaching any obligations under the rules or regulations of the principal market for our common shares.

•
The holders of the Series A shares are entitled to the number of votes equal to the number of whole shares of common stock into which they are convertible.  The Series A shares vote together with the holders of the common stock, except as provided bylaw.

•
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of the Series A shares will  be entitled to receive a pro rata amount of the funds available for liquidation with the holders of the common stock as though the Series A shares were converted.

•
The holders of the Series A shares are entitled to such dividends paid and distributions made to the holders of our common stock to the same extent as if such holders of the Series A shares had converted their preferred shares into common stock.

•	The holders of the Series A shares do not have any preemptive rights to purchase shares of our commonstock.
•	There are no redemption or sinking fund provisions applicable to the Series A shares.

OutstandingWarrants

We haveissued and outstanding warrants to purchase 4,250,000 to Rubicon Master Fund,one of the selling stockholders herein.  These warrants areexercisable immediately at an exercise price of $0.50 per share, provided thatif we issue or sell shares of our common stock, or grant options or otherconvertible securities which are exercisable or convertible into our commonshares, at prices less than this exercise price, then the exercise price ofthese warrants will be reduced to this lower sale or conversionprice.  The warrants expire on April 1, 2011.  The warrantsmay also be exercised on a cashless basis in the event we fail to reasonablymaintain an effective registration statement for the shares issuable uponexercise of the warrants.  Also, these warrants may not be exercisedif the beneficial owner of such shares would thereafter exceed 4.99% of theoutstanding common shares.  In the event of a subdivision orcombination of our common shares, the exercise price in effect immediately priorto such subdivision or combination and the number of shares issuable uponexercise will be proportionately adjusted.  The warrant holders arealso entitled to certain antidilution rights in the event of a pro ratadistribution to the shareholders.  In the event of anyrecapitalization, reorganization, reclassification, consolidation, merger, saleof all or substantially all of our assets to another person or other transactioneffected in such a way that holders of our common stock would be entitled toreceive securities or assets with respect to or in exchange for our commonstock, the warrant holder will be entitled to exchange his warrant for asecurity of the acquiring entity substantially similar in form and substance tothis warrant.

We alsohave issued and outstanding warrants to purchase 5,847,600 to certain of theselling stockholders herein.  These three-year warrants areexercisable immediately at an exercise price of $0.60 pershare.  Because the closing price of our common stock was at or over$0.90 per share for 20 consecutive days, we have the right to accelerate theexpiry of the warrants upon giving 30 days notice to the holdersthereof.  The warrant holders are entitled to certain antidilutionrights in the event of a pro rata distribution to theshareholders.  In the event of any recapitalization, reorganization,reclassification, consolidation, merger, sale of all or substantially all of ourassets to another person or other organic change, the warrant holder will beentitled to exchange his warrant for a security of the acquiring entitysubstantially similar in form and substance to this warrant or demand thepayment of the value of the warrant.

Options

Sharesissuable upon exercise of the following options are included for resale in thisprospectus:

On August1, 2006, we granted to Crosby Enterprises options to purchase up to 200,000shares of our common stock.  These options are immediately exercisableat $0.50 per share and expire on August 1, 2011.  On August 31, 2007,we granted to Crosby Enterprises options to purchase up to 100,000 shares of ourcommon stock at $0.50 per share.  These options are immediatelyexercisable and expire on August 31, 2012.

OnJanuary 31, 2005, we granted to Trio International Capital Corp. options topurchase up to 400,000 shares of our common stock at $0.50 pershare.  These options are immediately exercisable at $0.50 per shareand expire on January 31, 2011.  On August 31, 2007, we granted toTrio International Capital Corp. options to purchase up to 150,000 shares of ourcommon stock at $0.50 per share.  These options are immediatelyexercisable and expire on August 31, 2012.

PLANOF DISTRIBUTION

UnitOffering

Wehave appointed Source Capital, Inc. as our exclusive placement agent for theunit offering.  They are not required to purchase any securities in theoffering and will merely use their best-efforts to place the units for us withinvestors.  We have agreed to pay them a cash fee equal to 8% of the dollaramount received from the sale of the units.  We have also paid an advanceof $30,000 as an advance against out-of-pocket expenses actually anticipated tobe incurred.  This advance will be reimbursed to us to the extent not usedfor the expenses actually incurred.  This advance is non-refundable to theextent Source Capital provides us with supporting invoices and receipts ofactual expenses incurred.  We have also agreed to indemnify Source Capital,its affiliates and each person controlling Source capital against losses ordamages incurred as a result of our furnishing them with containing any untruestatement of material fact which is contained in this prospectus or caused byomission of material information therefrom, except as such damages or lossescaused by Source Capital ’ s own grossnegligence, bad faith or willful misconduct.

We are offering units each composed of three shares of commonstock and one warrant with aggregate gross proceeds of up to $6,000,000. The purchase price of the units is $____ per unit.  The offering willremain open for a period of two months, unless extended by mutual consent for upto an additional 30 days, and may close sooner upon the sale of all theunits.

Weestimate that the expenses payable by us in connection with the offer and saleof the units, as well as the registration of the common stock for the sellingstockholders, all of which will be borne by us, other than underwritingdiscounts and commissions, will be as follows:

Securities and Exchange Commission - Registration Fee	$1,335
State filing Fees	10,000
Printing and Engraving Expenses	5,000
Edgarizing Costs	5,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Miscellaneous	3,665
Total	$60,000

SellingStockholders

We areregistering outstanding shares of Common Stock and shares of Common stockissuable upon conversion of the outstanding shares of Series A ConvertiblePreferred Stock and exercise of the warrants and options to permit the resale ofsuch shares of common stock by the selling stockholders, from time to time afterthe date of this prospectus.  We will not receive any of the proceedsfrom the sale by the selling stockholders of such shares of our commonstock.  We will bear all fees and expenses incident to our obligationto register these shares of common stock.

Theselling stockholders, or their pledgees, donees, transferees or othersuccessors-in-interest, may offer the shares of our common stock for resale atprevailing market prices on the OTC Bulletin Board, in isolated transactions, orin a combination of such methods of sale.  They may sell their sharesat fixed prices that may be changed, at market prices prevailing at the time ofsale, at prices related to prevailing market prices, or at negotiated priceswith institutional or other investors, or, when permissible, pursuant to theexemption of Rule 144 under the Securities Act of 1933.  These salesmay be effected in transactions, which may involve crosses or blocktransactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;and

•	any other method permitted pursuant to applicable law.

If theselling stockholders effect such transactions by selling shares of our commonstock to or through underwriters, broker-dealers or agents, such underwriters,broker-dealers or agents may receive commissions in the form of discounts,concessions or commissions from the selling stockholders or commissions frompurchasers of the shares of common stock for whom they may act as agent or towhom they may sell as principal (which discounts, concessions or commissions asto particular underwriters, broker-dealers or agents may be in excess of thosecustomary in the types of transactions involved).  In connection withsales of the shares of our common stock or otherwise, the selling stockholdersmay enter into hedging transactions with broker-dealers, which may in turnengage in short sales of the shares of common stock in the course of hedging inpositions they assume.  The selling stockholders may also sell sharesof our common stock short and deliver shares of common stock covered by thisprospectus to close out short positions and to return borrowed shares inconnection with such short sales.  The selling stockholders may alsoloan or pledge shares of our common stock to broker-dealers that in turn maysell such shares.

Theselling stockholders may pledge or grant a security interest in some or all ofthe preferred shares and warrants or shares of our common stock owned by themand, if they default in the performance of their secured obligations, thepledgees or secured parties may offer and sell the shares of common stock fromtime to time pursuant to this prospectus or any amendment to this prospectusunder Rule 424(b)(3) or other applicable provision of the Securities Act of1933, as amended, amending, if necessary, the list of selling stockholders toinclude the pledgee, transferee or other successors in interest as sellingstockholders under this prospectus.  The selling stockholders also maytransfer and donate the shares of common stock in other circumstances in whichcase the transferees, donees, pledgees or other successors in interest will bethe selling beneficial owners for purposes of this prospectus.

Theselling stockholders and any broker-dealer participating in the distribution ofthe shares of Common stock may be deemed to be “underwriters” within the meaningof the Securities Act, and any commission paid, or any discounts or concessionsallowed to, any such broker-dealer may be deemed to be underwriting commissionsor discounts under the Securities Act.  At the time a particularoffering of the shares of common stock is made, a prospectus supplement, ifrequired, will be distributed which will set forth the aggregate amount ofshares of common stock being offered and the terms of the offering, includingthe name or names of any broker-dealers or agents, any discounts, commissionsand other terms constituting compensation from the selling stockholders and anydiscounts, commissions or concessions allowed or reallowed or paid tobroker-dealers.

Under thesecurities laws of some states, the shares of our common stock may be sold insuch states only through registered or licensed brokers ordealers.  In addition, in some states the shares of common stock maynot be sold unless such shares have been registered or qualified for sale insuch state or an exemption from registration or qualification is available andis complied with.

There canbe no assurance that any selling stockholder will sell any or all of the sharesof common stock registered pursuant to the registration statement, of which thisprospectus forms a part.

Theselling stockholders and any other person participating in such distributionwill be subject to applicable provisions of the Securities Exchange Act of 1934,as amended, and the rules and regulations thereunder, including, withoutlimitation, Regulation M of the Exchange Act, which may limit the timing ofpurchases and sales of any of the shares of common stock by the sellingstockholders and any other participating person.  Regulation M mayalso restrict the ability of any person engaged in the distribution of theshares of common stock to engage in market-making activities with respect to theshares of common stock.  All of the foregoing may affect themarketability of the shares of common stock and the ability of any person orentity to engage in market-making activities with respect to the shares ofcommon stock.

We willpay all expenses of the registration of the shares of common stock pursuant tothe registration rights provisions contained in the Securities PurchaseAgreement with between us and the selling stockholders; provided, however, thata selling stockholder will pay all underwriting discounts and sellingcommissions, if any.  We will indemnify the selling stockholdersagainst liabilities, including some liabilities under the Securities Act, inaccordance with the registration rights agreements, or the selling stockholderswill be entitled to contribution.  We may be indemnified by theselling stockholders against civil liabilities, including liabilities under theSecurities Act, that may arise from any written information furnished to us bythe selling stockholders specifically for use in this prospectus, in accordancewith the related registration rights provisions, or we may be entitled tocontribution.

Theselling stockholders have advised us that they have not entered into anyagreements, understandings or arrangements with any underwriters orbroker-dealers regarding the sale of the shares, nor is there an underwriter orcoordinating broker acting in connection with the proposed sale of the shares bythe selling stockholders.  If we are notified by any one or moreselling stockholders that any material arrangement has been entered into with abroker-dealer for the sale of shares through a block trade, special offering,exchange distribution or secondary distribution or a purchase by a broker ordealer, we will file, or cause to be filed, a supplement to this prospectus, ifrequired, pursuant to Rule 424(b) under the Securities Act, disclosing (i) thename of each such selling stockholder and of the participating broker-dealer(s),(ii) the number of shares involved, (iii) the price at which such shares weresold, (iv) the commissions paid or discounts or concessions allowed to suchbroker-dealer(s), where applicable, (v) that such broker-dealer(s) did notconduct any investigation to verify the information set out or incorporated byreference in this prospectus, and (vi) other facts material to thetransaction.

Once soldunder the registration statement, of which this prospectus forms a part, theshares of common stock will be freely tradable in the hands of persons otherthan our affiliates.

Theselling stockholders are not restricted as to the price or prices at which theymay sell their shares.  Sales of the shares may have an adverse effecton the market price of the common stock.  Moreover, the sellingstockholders are not restricted as to the number of shares that may be sold atany time, and it is possible that a significant number of shares could be soldat the same time, which may have an adverse effect on the market price of thecommon stock.

LEGALMATTERS

Thevalidity of the shares of common stock offered under this prospectus is beingpassed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City,Utah.

EXPERTS

Ourfinancial statements for the years ended December 31, 2008 and 2007 appearing inthis prospectus which is part of a registration statement have been audited bySmythe Ratcliffe, LLP, and are included in reliance upon such reports given uponthe authority of Smythe Ratcliffe, as experts in accounting andauditing.

Certaininformation with respect to the mineralization and economic estimates of ourCerro Blanco project incorporated in this prospectus is derived from NI 43-101reports of Thomas A. Henricksen, PhD and has been incorporated in thisprospectus upon the authority of Mr. Henricksen as an expert with respect to thematters covered by the reports.  In addition, certain informationincluded in the reports of Mr. Hennricksen has been derived from reports byAMEC-Cade, NCL Ingenieria y Construccion, SGS Lakefield, and ArcadisGeotechnica, upon their authority as experts with respect to the matters coveredby their reports.

ADDITIONALINFORMATION

We havefiled a registration statement on Form SB-2 under the Securities Act of 1933, asamended, (SEC File No. 333-129347), a registration statement on Form S-1 underthe Securities Act of 1933, as amended (SEC File No. 333-148644), and aregistration statement on Form S-1 under the Securities Act of 1933, as amended(SEC File No. 333-164963)  relating to the shares of common stockbeing offered by this prospectus, and reference is made to such registrationstatements.  This prospectus constitutes the prospectus of WhiteMountain Titanium Corporation, filed as part of the registration statements, andit does not contain all information in the registration statements, as certainportions have been omitted in accordance with the rules and regulations of theSecurities and Exchange Commission.

We arerequired to file reports and other documents with the SEC.  We do notpresently intend to voluntarily furnish you with a copy of our annualreport.  You may read and copy any document we file with theSecurities and Exchange Commission at the public reference room of theCommission between the hours of 9:00 a.m. and 5:00 p.m., except federal holidaysand official closings, at 100 F Street, NE, Room 1580, Washington, D.C.20549.  You should call (202) 551-8090 for more information on thepublic reference room.  Our SEC filings are also available to you onthe Internet website for the Securities and Exchange Commission at http://www.sec.gov ..

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)

ConsolidatedFinancial Statements
December31, 2009, 2008 and 2007
(USFunds)

Index	Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Cash Flows	5

Consolidated Statements of Stockholders’ Equity (Deficit)	6 - 8

Notes to Consolidated Financial Statements	9 - 27

1

REPORTOF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TOTHE DIRECTORS AND STOCKHOLDERS OF
WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)

We haveaudited the accompanying consolidated balance sheets of White Mountain TitaniumCorporation (An Exploration Stage Company) as of December 31, 2009 and 2008, andthe related consolidated statements of operations, cash flows and stockholders'equity (deficit) for each of the years in the three-year period ended December31, 2009, and the cumulative period from inception (November 13, 2001) throughDecember 31, 2009.  These financial statements are the responsibilityof the Company's management.  Our responsibility is to express anopinion on these financial statements based on our audits.

Weconducted our audits in accordance with standards of the Public CompanyAccounting Oversight Board (United States).  Those standards requirethat we plan and perform an audit to obtain reasonable assurance whether thefinancial statements are free of material misstatement.  An auditincludes examining, on a test basis, evidence supporting the amounts anddisclosures in the financial statements.  An audit also includesassessing the accounting principles used and significant estimates made bymanagement, as well as evaluating the overall financial statement presentation.We believe that our audits provide a reasonable basis for ouropinion.

In ouropinion, these consolidated financial statements present fairly, in all materialrespects, the financial position of the Company as at December 31, 2009 and2008, and the results of its operations and its cash flows for each of the yearsin the three-year period ended December 31, 2009, and the cumulative period frominception (November 13, 2001) through December 31, 2009 in conformity withaccounting principles generally accepted in the United States.

Theaccompanying consolidated financial statements have been prepared assuming thatthe Company will continue as a going concern.  As discussed in Note 2to the financial statements, the Company has no revenues and limited capital,which together raise substantial doubt about its ability to continue as a goingconcern.  Management plans in regard to these matters are alsodescribed in Note 2.  These financial statements do not include anyadjustments that might result from the outcome of this uncertainty.

Asdiscussed in Note 12 to the consolidated financial statements, effective January1, 2009, the Company retrospectively adopted the presentation and disclosurerequirements of ASC 815.

/s/“SmytheRatcliffe LLP” (signed)

CharteredAccountants

Vancouver,Canada
March 22,2010

WHITE MOUNTAIN TITANIUM CORPORATION (An Exploration Stage Company)

ConsolidatedBalance Sheets

(USFunds)

	December 31,
	2009	2008
Assets
Current
Cash and cash equivalents	$1,343,994	$1,475,460
Prepaid expenses	57,546	54,530
Receivables	50,443	15,646
Total Current Assets	1,451,983	1,545,636
Property and Equipment (Note 5)	73,927	86,019
Mineral Properties (Note 6)	651,950	651,950

Total Assets	$2,177,860	$2,283,605

Liabilities

Current
Accounts payable and accrued liabilities	$188,534	$35,777
Total Current Liabilities	188,534	35,777
Other Liabilities – warrants (Notes 3 and 11)	2,956,725	-

Total Liabilities	3,145,259	35,777

Subsequent Events (Note 13)

Stockholders’ Equity (Deficit)

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7(a))
20,000,000 Shares authorized
625,000 (2008 – 625,000) shares issued and outstanding	500,000	500,000

Common Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7(b))
100,000,000 Shares authorized
36,400,972 (2008 – 32,004,042) shares issued and outstanding	21,660,100	17,930,947
Deficit Accumulated During the Exploration Stage	(23,127,499)	(16,183,119)

Total Stockholders’ Equity (Deficit)	(967,399)	2,247,828

Total Liabilities and Stockholders’ Equity (Deficit)	$2,177,860	$2,283,605

3

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
ConsolidatedStatements of Operations

(USFunds)

				Cumulative Period From Inception (November 13, 2001) through
	Years Ended December 31,			December 31,
	2009	2008	2007	2009
Expenses
Advertising and promotion	$45,702	$38,168	$65,757	$226,664
Amortization	45,525	39,766	22,824	141,105
Bank charges and interest	4,765	5,697	5,754	27,568
Consulting fees (Note 7(d))	106,814	119,194	928,532	1,981,785
Consulting fees – directors and officers (Notes 7(b)(ii) and (d))	1,182,776	354,139	1,231,327	4,059,819
Engineering consulting	639,185	55,651	-	694,836
Exploration (Note 6)	377,891	1,525,060	571,090	4,520,524
Filing fees	5,010	2,570	250	52,877
Insurance	53,757	64,452	44,711	246,222
Investor relations, net (Note 7(d))	696,191	4,809	(7,708)	769,989
Licenses, taxes and filing fees	18,595	81,987	37,797	379,947
Management fees (Note 7(d))	139,200	139,200	595,350	1,535,590
Office	37,047	40,861	30,086	186,535

Professional fees	173,685	246,212	191,331	1,544,914
Rent	73,091	102,258	86,827	391,097
Telephone	15,707	22,573	28,266	89,806
Transfer agent fees	3,295	2,354	950	14,518
Travel and vehicle	138,596	181,544	189,182	1,003,629

Loss Before Other Items	(3,756,832)	(3,026,495)	(4,022,326)	(17,867,425)
Gain on Sale of Marketable Securities	-	-	-	87,217
Loss on Sale of Assets	(7,465)	(11,711)	-	(19,176)
Adjustment to Market for Marketable Securities	-	-	-	(67,922)

Foreign Exchange	(26,126)	(175,759)	9,418	(223,100)
Interest Income	1,768	38,057	88,485	347,143
Dividend Income	-	-	2,606	4,597
Change in Fair Value of Warrants (Note 11)	(2,071,350)	-	-	(3,155,724)
Financing Agreement Penalty	-	-	-	(330,000)

Net Loss and Comprehensive Loss for Year	(5,860,005)	(3,175,908)	(3,921,817)	(21,224,390)
Preferred stock dividends (Note 7(a))	-	-	-	(1,537,500)

Net Loss Available for Distribution	$(5,860,005)	$(3,175,908)	$(3,921,817)	$(22,761,890)

Basic and Diluted Loss Per Common Share (Note8)	$(0.17)	$(0.10)	$(0.19)
Weighted Average Number of Shares of Common Stock Outstanding	34,065,064	29,905,878	19,713,626

4

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
ConsolidatedStatements of Cash Flows

(USFunds)

				Cumulative Period From Inception (November 13, 2001) through
	Years Ended December 31,			December 31,
	2009	2008	2007	2009

Operating Activities
Net loss for year	$(5,860,005)	$(3,175,908)	$(3,921,817)	$(21,224,390)
Items not involving cash
Amortization	45,525	39,766	22,824	129,394
Stock-based compensation	1,024,122	45,339	718,184	3,188,211
Loss on sale of assets	7,465	11,711	-	19,176
Common stock issued for services	560,000	-	1,565,000	2,517,630
Change in value of warrants	2,071,350	-	-	3,155,724
Financing agreement penalty	-	-	-	330,000
Adjustment to market on marketable securities	-	-	-	67,922
Gain on sale of marketable securities	-	-	-	(87,217)
Non-cash resource property expenditures	-	-	-	600,000
Changes in non-cash working capital Receivables	(34,797)	24,307	(11,166)	(50,443)
Marketable securities	-	-	-	19,295
Accounts payable and accrued liabilities	152,757	(33,620)	(40,174)	188,534
Prepaid expenses	(3,016)	(2,843)	(17,629)	(57,546)

Cash Used in Operating Activities	(2,036,599)	(3,091,248)	(1,684,778)	(11,203,710)

Investing Activities
Addition to property and equipment	(40,898)	(79,030)	(24,619)	(222,497)
Addition to mineral property	-	-	(1,950)	(651,950)

Cash Used in Investing Activities	(40,898)	(79,030)	(26,569)	(874,447)

Financing Activities
Repayment of long-term debt	-	-	-	(100,000)
Issuance of preferred stock for cash	-	-	-	5,000,000
Issuance of common stock for cash	1,946,031	1,967,086	2,340,684	8,290,980
Stock subscriptions received	-	-	-	120,000
Stock subscriptions receivable	-	-	-	111,000
Working capital acquired on acquisition	-	-	-	171

Cash Provided by Financing Activities	1,946,031	1,967,086	2,340,684	13,422,151

Inflow (Outflow) of Cash and Cash Equivalents	(131,466)	(1,203,192)	629,337	1,343,994

Cash and Cash Equivalents, Beginning of Year	1,475,460	2,678,652	2,049,315	-

Cash and Cash Equivalents, End of Year	$1,343,994	$1,475,460	$2,678,652	$1,343,994

Supplemental Cash Flow Information
Income tax paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-

Shares Issued for
Settlement of debt	$-	$-	$-	$830,000
Services	$560,000	$-	$1,565,000	$1,957,630

5

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
ConsolidatedStatements of Stockholders’ Equity (Deficit)
(USFunds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2002 and inception (November 13, 2001)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash Private placements	4,040,000	404,000	-	-	(111,000)	-	-	293,000
Shares issued for services	7,211,000	72,110	-	-	-	-	-	72,110

Balance, prior to acquisition	11,251,000	476,110	-	-	(111,000)	-	-	365,110
Shares of accounting subsidiary acquired on reverse takeover	1,550,000	28,368	-	-	-	-	-	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover	-	(28,368)	-	-	-	-	-	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover	-	365,779	-	-	-	-	-	365,779
Excess of purchase price over net assets acquired on recapitalization	-	-	-	-	-	-	(365,607)	(365,607)
Net loss for year	-	-	-	-	-	-	(830,981)	(830,981)

Balance, December 31, 2003	12,801,000	841,889	-	-	(111,000)	-	(1,196,588)	(465,699)
Shares issued for cash Private placement	2,358,633	1,405,180	-	-	-	-	-	1,405,180
Share subscriptions received	-	-	-	-	-	120,000	-	120,000
Shares issued for services	128,500	205,320	-	-	-	-	-	205,320
Receipt of subscriptions receivable	-	-	-	-	111,000	-	-	111,000
Stock-based compensation	-	651,750	-	-	-	-	-	651,750
Net loss for year	-	-	-	-	-	-	(1,523,509)	(1,523,509)

Balance, December 31, 2004	15,288,133	$3,104,139	0	$0	$0	$120,000	$(2,720,097)	$504,042

6

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
ConsolidatedStatements of Stockholders’ Equity (Deficit)
(USFunds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042
Preferred stock issued for cash Private placement	-	-	6,250,000	5,000,000	-	-	-	5,000,000
Preferred stock issued for debt	-	-	625,000	500,000	-	-	-	500,000
Shares issued for cash Private placement	459,000	459,000	-	-	-	(120,000)	-	339,000
Shares issued for services	82,000	115,200	-	-	-	-	-	115,200
Stock-based compensation	-	688,920	-	-	-	-	-	688,920
Beneficial conversion feature	-	1,537,500	-	-	-	-	(1,537,500)	-
Net loss for year	-	-	-	-	-	-	(2,642,954)	(2,642,954)

Balance, December 31, 2005	15,829,133	5,904,759	6,875,000	5,500,000	-	-	(6,900,551)	4,504,208
Shares issued for financial agreement penalty to be settled	440,000	330,000	-	-	-	-	-	330,000
Stock-based compensation	-	59,896	-	-	-	-	-	59,896
Net loss for year	-	-	-	-	-	-	(2,184,843)	(2,184,843)

Balance, December 31, 2006	16,269,133	6,294,655	6,875,000	5,500,000	-	-	(9,085,394)	2,709,261
Stock-based compensation	-	718,184	-	-	-	-	-	718,184
Shares issued for cash Private placement	5,070,000	2,340,683	-	-	-	-	-	2,340,683
Shares issued for services	1,600,000	1,565,000	-	-	-	-	-	1,565,000
Shares issued for conversion of preferred stock	6,250,000	5,000,000	(6,250,000)	(5,000,000)	-	-	-	-
Net loss for the year	-	-	-	-	-	-	(3,921,817)	(3,921,817)

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,007,211)	$3,411,311

7

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
ConsolidatedStatements of Stockholders’ Equity (Deficit)
(USFunds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Accumulated Deficit	Total Stockholders’ Equity

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$(13,007,211)	$3,411,311
Stock-based compensation	-	45,339	-	-	-	45,339
Shares issued for cash Private placement	2,814,909	1,967,086	-	-	-	1,967,086
Net loss for the year	-	-	-	-	(3,175,908)	(3,175,908)
Balance, December 31, 2008	32,004,042	17,930,947	625,000	500,000	(16,183,119)	2,247,828
Stock-based compensation (Note 7(d))	-	1,024,122	-	-	-	1,024,122
Warrants exercised (Note 7(e))	2,100,000	1,045,340	-	-	-	1,045,340
Shares issued for cash Private placement (Note 7(b))	1,496,930	900,691	-	-	-	900,691
Reduction in warrant liability on exercise of 2,000,000 warrants	-	199,000	-	-	-	199,000
Common stock issued for services (Note 7(d))	800,000	560,000	-	-	-	560,000
Cumulative effect of change in accounting principle (Note 11))	-	-	-	-	(1,084,375)	(1,084,375)
Net loss for the year	-	-	-	-	(5,860,005)	(5,860,005)
Balance, December 31, 2009	36,400,972	$21,660,100	625,000	$500,000	$(23,127,499)	$(967,399)

8

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

1.	NATURE OF BUSINESS AND BASIS OFPRESENTATION

WhiteMountain Titanium Corporation (the “Company”) currently has no ongoingoperations.  Its principal business is to advance exploration anddevelopment activities on the Cerro Blanco rutile (titanium dioxide) property(“Cerro Blanco”) located in Region III of northern Chile.  The Companyis considered an exploration stage company and its financial statements arepresented in a manner similar to a development stage company as defined inStatement of Financial Accounting Standards (“SFAS”) No. 7.

Theseconsolidated financial statements are prepared in accordance with United States(“US”) generally accepted accounting principles (“GAAP”).

2.	GOING CONCERN

Theseconsolidated financial statements have been prepared by management on the basisof generally accepted accounting principles applicable to a going concern, whichassumes the Company will continue to operate for the foreseeable future and willbe able to realize its assets and discharge its liabilities in the normal courseof operations.

TheCompany has an accumulated deficit of $23,127,499 (2008 - $16,183,119), has notyet commenced revenue-producing operations, and has significant expenditurerequirements to continue to advance its exploration and development activitieson the Cerro Blanco property.

Theseconsolidated financial statements do not reflect adjustments that would benecessary if the going concern assumption were not appropriate becausemanagement believes that the actions already taken or planned will mitigate theadverse conditions and events that raise doubts about the validity of the goingconcern assumption used in preparing these consolidated financial statements.Management intends to raise additional capital through stock issuances tofinance operations and invest in other business opportunities.

If thegoing concern assumption were not appropriate for these consolidated financialstatements, then adjustments would be necessary to the carrying values of theassets and liabilities, the reported revenues and expenses, and the balancesheet classifications used.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

Thesefinancial statements include the accounts of the Company and its wholly-ownedsubsidiaries Sociedad Contractual Minera White Mountain Titanium (formerlyCompañía Minera Rutile Resources Limitada) (“White Mountain Chile”), a Chileancorporation; White Mountain Titanium Corporation, a Canadian corporation; andWhite Mountain Titanium (Hong Kong) Limited, an inactive Hong Kongcorporation.  All significant intercompany balances and transactionshave been eliminated.

(b)	Cash equivalents

TheCompany considers all highly liquid debt instruments that are readilyconvertible to known amounts of cash and purchased with a maturity of threemonths or less from the date acquired to be cash equivalents.

9

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

3.            SIGNIFICANT ACCOUNTINGPOLICIES (Continued)

(c)	Amortization

Amortizationis provided using a straight-line method based on the following estimated usefullives:

Vehicles	- 5 years
Office furniture	- 5 years
Office equipment	- 5 years
Computer equipment and software	- 5 years
Field equipment	- 5 years

(d)	Exploration expenditures

TheCompany is in the exploration stage of developing its mineral properties and hasnot yet determined whether these properties contain ore reserves that areeconomically recoverable.

Explorationcosts incurred in locating areas of potential mineralization are expensed asincurred.  Mineral property acquisition costs arecapitalized.  Commercial feasibility is established in compliance withSecurities and Exchange Commission (“SEC”) Industry Guide 7, which consists ofidentifying that part of a mineral deposit that could be economically andlegally extracted or produced at the time of the reservedetermination.  After an area of interest has been assessed ascommercially feasible, expenditures specific to the area of interest for furtherdevelopment are capitalized.  In deciding when an area of interest islikely to be commercially feasible, management may consider, among otherfactors, the results of prefeasibility studies, detailed analysis of drillingresults, the supply and cost of required labor and equipment, and whethernecessary mining and environmental permits can be obtained.

Miningprojects and properties are reviewed for impairment whenever events or changesin circumstances indicate that the carrying amount of these assets may not berecoverable.  If the estimated future cash flows expected to resultfrom the use of the mining project or property and its eventual disposition areless than the carrying amount of the mining project or property, an impairmentis recognized based upon the estimated fair value of the mining project orproperty.  Fair value is generally based on the present value of theestimated future net cash flows for each mining project or property, calculatedusing estimated mineable reserves and mineral resources based on engineeringreports, projected rates of production over the estimated life of the mine,recovery rates, capital requirements, remediation costs and future pricesconsidering the Company’s hedging and marketing plans.

(e)	Asset retirement obligations (“ARO”)

TheCompany recognizes a legal liability for obligations related to the retirementof property, plant and equipment, and obligations arising from the acquisition,construction, development or normal operations of those assets.  Suchasset retirement costs must be recognized at fair value when a reasonableestimate of fair value can be estimated in the period in which the liability isincurred.  A corresponding increase to the carrying amount of therelated asset, where one is identifiable, is recorded and amortized over thelife of the asset.  Where a related future value is not easilyidentifiable with a liability, the change in fair value over the course of theyear is expensed.  The amount of the liability is subject tore-measurement at each reporting period.  The estimates are basedprincipally on legal and regulatory requirements.

10

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

3.              SIGNIFICANT ACCOUNTINGPOLICIES (Continued)

(e)            Asset retirement obligations(“ARO”)  (Continued)

It ispossible that the Company’s estimates of its ultimate reclamation and closureliabilities could change as a result of changes in regulations, changes in theextent of environmental remediation required, changes in the means ofreclamation or changes in cost estimates.  Changes in estimates areaccounted for prospectively commencing in the period the estimate isrevised.

Atpresent, the Company has determined that it has no material AROs.

(f)	Income taxes

TheCompany uses the asset and liability approach in its method of accounting forincome taxes that requires the recognition of deferred tax liabilities andassets for expected future tax consequences of temporary differences between thecarrying amounts and the tax basis of assets and liabilities.  Avaluation allowance against deferred tax assets is recorded if based uponweighted available evidence, it is more likely than not that some or all of thedeferred tax assets will not be realized.

(g)	Stock-based compensation

TheCompany accounts for stock-based compensation expenses associated with stockoptions and other forms of equity compensation in accordance with ASC 718-10, Share-Based Payment , asinterpreted by SEC Staff Accounting Bulletin No. 107.  ASC718-10 requires the Company to estimate the fair value of share-based paymentawards on the date of grant using an option-pricing model.  The valueof the portion of the award that is ultimately expected to vest is recognized asexpense over the requisite service periods in the Company’s statement ofoperations.  The Company uses the straight-line single-option methodto recognize the value of stock-based compensation expense for all share-basedpayment awards.  Stock-based compensation expense recognized in thestatement of operations is reduced for estimated forfeitures, as it is based onawards ultimately expected to vest.  ASC 718-10 requires forfeituresto be estimated at the time of grant and revised, if necessary, in subsequentperiods if actual forfeitures differ from those estimates.

(h)	Loss per share

TheCompany accounts for loss per share in accordance with ASC 260-10, Earnings Per Share , whichrequires the Company to present basic and diluted earnings pershare.  The computation of loss per share is based on the weightedaverage number of shares of common stock outstanding during the year presented(see Note 8).  The Company uses the two-class method to calculate lossper share for common stock as well as preferred stock at their conversionequivalent to common stock.

Thecalculation of diluted loss per share excludes the effects of all common shareequivalents that would be anti-dilutive.

11

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
 (USFunds)

3.              SIGNIFICANT ACCOUNTINGPOLICIES (Continued)

(i)	Financial instruments

Allfinancial instruments are classified as one of the following: held-to-maturity,loans and receivables, held-for-trading, available-for-sale or other financialliabilities. Financial assets and liabilities held-for-trading are measured atfair value with gains and losses recognized in net income. Financial assetsheld-to-maturity, loans and receivables, and other financial liabilities aremeasured at amortized cost using the effective interest method.Available-for-sale instruments are measured at fair value with unrealized gainsand losses recognized in other comprehensive income (loss) and reported inshareholders’ equity. Any financial instrument may be designated asheld-for-trading upon initial recognition.

Transactioncosts that are directly attributable to the acquisition or issue of financialinstruments that are classified as other than held-for-trading, which areexpensed as incurred, are included in the initial carrying value of suchinstruments.

(j)	Conversion of foreign currency

Thefunctional and reporting currency of the Company and its subsidiaries is the USdollar.  The Company’s Chilean operations are re-measured into USdollars as follows:

•	Monetary assets and liabilities, at year-endrates;
•	All other assets and liabilities, at historical rates; and
•	Revenue and expense items, at the average rate of exchange prevailing on the date of the transaction.

Exchangegains and losses arising from these transactions are reflected in operations forthe year.

(k)	Fair value measurement

With theadoption of ASC 820-10, FairValue Measurements , assets and liabilities recorded at fair value in thebalance sheets are categorized based upon the level of judgment associated withthe inputs used to measure their fair value.

ASC820-10 specifies a hierarchy of valuation techniques based on whether the inputsto those valuation techniques are observable or unobservable. In accordance withASC 820-10, these inputs are summarized in the three broad levels listedbelow:

•	Level 1 — Quoted prices in active markets for identical securities;
•	Level 2 — Other significant observable inputs that are observable through corroboration with market data (including quoted prices in active markets for similar securities); and
•	Level 3 — Significant unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability.

TheCompany performed a detailed analysis of the assets and liabilities (Note4).

12

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

3.              SIGNIFICANT ACCOUNTINGPOLICIES (Continued)

(l)	Use of estimates

Thepreparation of financial statements in conformity with US GAAP requiresmanagement to make estimates and assumptions that affect certain reportedamounts of assets and liabilities, the disclosure of contingent assets andliabilities at the date of the financial statements, and the reported amounts ofrevenues and expenses during the reported period.  Accordingly, actualresults could differ from those estimates and could impact future results ofoperations and cash flows.

Significantareas requiring the use of estimates relate to the rates for amortization,determining the variables used in calculating the fair value of stock-basedcompensation expense, valuation of long-lived assets and allowance for futureincome tax assets and determining AROs.

(m)	Recent accounting pronouncements

(i)	Codification

In June2009, the Financial Accounting Standards Board (“FASB”) issued Statement ofFinancial Accounting Standards (“SFAS”) No. 168, The FASB Accounting StandardsCodification and the Hierarchy of Generally Accepted Accounting Principles, areplacement of SFAS No. 162 (the “Codification”).  TheCodification will be the single source of authoritative non-governmental USaccounting and reporting standards, superseding existing FASB, AICPA, EITF andrelated literature. The Codification eliminates the hierarchy of GAAP containedin SFAS No. 162 and establishes one level of authoritative GAAP. All otherliterature is considered non-authoritative. This Statement is effective forfinancial statements issued for interim and annual periods ending afterSeptember 15, 2009, which for the Company was September 30, 2009.  Allaccounting references have been updated with Accounting Standard Codification(“ASC”) references.

(ii)	Fair value measurements

In August2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amendsASC Topic 820, MeasuringLiabilities at Fair Value , which provides additional guidance on themeasurement of liabilities at fair value. These amended standards clarify thatin circumstances in which a quoted price in an active market for the identicalliability is not available, the Company is required to use the quoted price ofthe identical liability when traded as an asset, quoted prices for similarliabilities, or quoted prices for similar liabilities when traded as assets. Ifthese quoted prices are not available, the Company is required to use anothervaluation technique, such as an income approach or a market approach. Theseamended standards were effective on October 1, 2009 and did not have a materialimpact on the consolidated financial statements.

13

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

3.             SIGNIFICANT ACCOUNTINGPOLICIES (Continued)

(m)          Recent accounting pronouncements (Continued)

(ii)	Fair value measurements (Continued)

InJanuary 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements andDisclosures , which amends ASC Topic 820, adding new requirements fordisclosures for Levels 1 and 2, separate disclosures of purchases, sales,issuances and settlements relating to Level 3 measurements and clarification ofexisting fair value disclosures.

ASU2010-06 is effective for interim and annual periods beginning after December 15,2009, except for the requirement to provide Level 3 activity of purchases,sales, issuances and settlements on a gross basis, which will be effective forfiscal years beginning after December 15, 2010 (the Company’s fiscal year 2011);early adoption is permitted. The Company is currently evaluating the impact ofadopting ASU 2009-14 on its consolidated financial statements.

In June2008, the FASB ratified the consensus reached on ASC 815-40 Determining Whether an Instrument(or Embedded Feature) Is Indexed to an Entity’s Own Stock . ASC 815-40clarifies the determination of whether an instrument (or an embedded feature) isindexed to an entity’s own stock, which would qualify as a scope exception underSFAS No. 133, Accounting forDerivative Instruments and Hedging Activities . The Company adopted ASC815-40 as of January 1, 2009 (Note 11).

(iii)	Subsequent events

In May2009, the FASB issued ASC 855.  ASC 855 is intended to establishgeneral standards of accounting for and disclosure of events that occur afterthe balance sheet date but before financial statements are issued or areavailable to be issued.  It requires the disclosure of the datethrough which an entity has evaluated subsequent events and the basis for thatdate—that is, whether that date represents the date the financial statementswere issued or were available to be issued.  The adoption of ASC 855did not have a material impact on the consolidated financialstatements.

14

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

4.           FINANCIALINSTRUMENTS

(a)           Fairvalue

The Company has classified itsfinancial instruments as follows:
Cash andcash equivalents – as held-for-trading
Accounts payable and accruedliabilities – as other financial liabilities
Other liabilities – warrants – as otherfinancial liabilities

Thecarrying values of cash and cash equivalents, and accounts payable and accruedliabilities approximate their fair values because of the short term to maturityof these financial instruments.

Thefollowing table summarizes fair value measurement by level at December 31, 2009for assets and liabilities measured at fair value on a recurringbasis.

	Total	Level 1	Level 2	Level 3

Liabilities
Other liabilities - warrants	$2,956,725	$-	$2,956,725	$-

(b)           Creditrisk

Creditrisk is the risk that a counterparty to a financial instrument will fail todischarge its contractual obligations.  The Company’s financial assetthat is exposed to credit risk consists primarily of cash and cash equivalents,which comprises a substantial portion of the Company’s assets.  Tomanage the risk, cash and cash equivalents are placed with high credit, qualityinstitutions.

Concentrationof credit risk exists with respect to the Company’s cash and cash equivalents asamounts held at two major Canadian, high credit, quality institutions are inexcess of federally insured amounts.

	2009	2008

Cash	$92,854	$92,364
Term deposits	1,251,140	1,383,096

	$1,343,994	$1,475,460

15

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

4.            FINANCIAL INSTRUMENTS (Continued)

(c)           Marketrisk

Marketrisk is the risk that the fair value or future cash flows of a financialinstrument will fluctuate because of changes in market prices.  Marketrisk comprises two types of risk: interest rate risk and foreign currencyrisk.

(i)           Interestrate risk

   Interest rate riskconsists of two components:

(a)
To the extent that payments made or received on the Company’s monetary assets and liabilities are affected by changes in the prevailing market interest rates, the Company is exposed to interest rate cash flow risk.

(b)	To the extent that changes in prevailing market interest rates differ from the interest rate in the Company’s monetary assets and liabilities, the Company is exposed to interest rate pricerisk.

The Company’s cash and cash equivalents consists of cash held in bank accounts and guaranteed investment certificates.  Due to the short-term nature of these financial instruments, fluctuations in market interest rates do not have a significant impact on estimated fair values as of December 31, 2009.

AtDecember 31, 2009, a hypothetical change of 1% in the interest rate would have a$12,500 increase or decrease on net loss and comprehensiveloss.

(ii)	Foreign currency risk

TheCompany translates the results of non-US operations into US currency using ratesapproximating the average exchange rate each quarter.  The exchangerate may vary from time to time.  During the year ended December 31,2009, the Company spent 187,143,746 Chilean pesos (US $328,391) on propertyexploration expenditures and Cdn $1,220,902 (US $1,074,748) for engineeringconsulting, operating and administration expenses.  Requiredexpenditures to continue the engineering and exploration processes will beaffected by changes in foreign currency. The Company has not entered into anyforeign currency contracts to mitigate this risk.

16

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
 (USFunds)

5.           PROPERTYAND EQUIPMENT

	2009
		Accumulated
	Cost	Amortization	Net

Vehicles	$54,153	$38,031	$16,122
Office furniture	17,712	3,189	14,523
Office equipment	10,828	4,139	6,689
Computer equipment	8,197	5,192	3,005
Computer software	1,142	664	478
Field equipment	62,814	29,704	33,110

	$154,846	$80,919	$73,927

	2008
		Accumulated
	Cost	Amortization	Net

Vehicles	$70,534	$32,050	$38,484
Office furniture	2,704	1,846	858
Office equipment	5,417	2,829	2,588
Computer equipment	7,553	3,631	3,922
Computer software	1,142	436	706
Field equipment	62,419	22,958	39,461

	$149,769	$63,750	$86,019

6.           MINERALPROPERTIES

OnSeptember 5, 2003, the Company, through its wholly-owned Chilean subsidiary,White Mountain Chile, entered into a purchase agreement with CompañíaContractual Mineral Ojos del Salado (“Ojos del Salado”), a wholly-owned Chileansubsidiary of Phelps Dodge Corporation (“Phelps Dodge”), to acquire a 100%interest in nine exploration mining concessions totalling 1,183 hectares,collectively known as Cerro Blanco. Cerro Blanco is located in Region III ofnorthern Chile, approximately 39 kilometres, or 24 miles, west of the city ofVallenar. Consideration for the purchase, including legal fees, was$651,950.

Thepurchase agreement covering Cerro Blanco was originally entered into betweenOjos del Salado and Dorado Mineral Resources NL (“Dorado”) on March 17, 2000.Under that agreement, Dorado purchased the mining exploitation concessions fromOjos del Salado for $1,000,000, of which $350,000 was paid.  A firstmortgage and prohibitions against entering into other contracts regarding miningconcessions without the prior written consent of Ojos del Salado had also beenestablished in favor of Ojos del Salado.  On September 5, 2003, WhiteMountain Chile assumed Dorado’s obligations under the purchase agreement,including the mortgage and prohibitions, with payment terms as describedabove.

17

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

6.            MINERAL PROPERTIES (Continued)

Ownershipin mineral properties involves certain inherent risks due to the difficulties ofdetermining the validity of certain claims as well as the potential for problemsarising from the frequent, ambiguous conveyance history characteristic ofmineral properties.  The Company has investigated ownership of itsmineral properties, and to the best of its knowledge, ownership of its interestsis in good standing.

Explorationexpenditures incurred by the Company during the years ended December 31, 2009,2008 and 2007 were as follows:

	2009	2008	2007

Assaying	$89,857	$107,052	$70,671
Concession fees	40,397	47,014	43,148
Drilling	-	604,009	-
Environmental	-	-	10,792
Equipment rental	23,327	152,792	16,560
Geological consulting fees	147,136	312,988	260,811
Maps and miscellaneous	21,752	130,879	75,922
Metallurgy	-	-	5,766
Site costs	28,290	153,398	71,977
Transportation	27,132	16,928	15,443

Exploration expenditures for year	$377,891	$1,525,060	$571,090

7.	CAPITAL STOCK

(a)	Preferred stock

Duringthe year ended December 31, 2005, the Company designated and issued 6,825,000shares of Series A preferred stock with a par value of $0.001 pershare.  Each share of preferred stock is convertible into one commonshare of common stock at any time at the holder’s option.  Thepreferred stock is unlisted, non-retractable and non-redeemable.  Thepreferred stockholders are entitled to the number of votes equal to the numberof whole shares of common stock into which the preferred stock areconvertible.  The preferred stockholders are further entitled to thesame dividends and distributions as the common stockholders.

18

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

7.            CAPITAL STOCK (Continued)

(a)           Preferred stock (Continued)

Duringthe year ended December 31, 2007, 6,250,000 shares of preferred stock wereconverted into 6,250,000 shares of common stock.  Accordingly, thevalue of those shares of preferred stock was transferred to common shareequity.

Noadditional preferred stock was issued during the years ended December 31, 2007,2008 or 2009, and at December 31, 2009, 625,000 shares remain issued andoutstanding.

(b)	Common stock

Duringthe year ended December 31, 2009, the Company:

(i)
Completed an offering of 1,496,930 shares at a price of $0.65 per unit for total gross proceeds of $973,005.  Share issuance costs for the private placement consisted of cash payments of $72,314 and issuance of 104,785 warrants at an exercise price of $0.90, to give net proceeds of $900,691;

(ii)
Issued 800,000 shares of common stock to management for past services at $0.41 and $0.99 per share of common stock, the market value at the time of issuance.  Total cost of this share issuance was $560,000 and has been expensed as consulting fees – directors and officers; and

(iii)	Issued 2,100,000 shares of common stock upon the exercise of previously issued warrants converted at $0.50 per share. Net proceeds received upon exercise were $1,045,340.

Duringthe year ended December 31, 2008, the Company completed an offering of 2,814,909shares at a price of $0.75 per share for gross proceeds of$2,111,180.  Share issuance costs for the private placement consist ofcash payments of $144,094 to give net proceeds of $1,967,086.

(c)	Stock options

Duringthe year ended December 31, 2009, no options were granted.  Optionsfor 100,000 shares exercisable at $2.00 per share expired, and a further 250,000fully vested options exercisable at $0.50 were forfeited.  All optionsissued in previous years were fully vested as at December 31, 2009.

Duringthe year ended December 31, 2008, 165,000 stock options were granted at anexercise price of $1.00.  Options totaling 103,125 were fully vestedas at December 31, 2008, with a balance of 61,875 options to vest in2009.

19

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

	2009		2008
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Outstanding - beginning of year	3,140,000	$0.57	2,975,000	$0.50
Granted	-	-	165,000	$1.00
Expired	(100,000)	$2.00	-	-
Forfeited	(250,000)	$0.50	-	-

Outstanding – end of year	2,790,000	$0.53	3,140,000	$0.57
Exercisable – end of year	2,790,000	$0.53	3,078,125	$0.57

As atDecember 31, 2009 and 2008, the following director and consultant stock optionswere outstanding:

	Exercise
Expiry Date	Price	2009	2008

August 1, 2009	$2.00	-	100,000
April 5, 2010	$0.50	-	250,000
January 31, 2011	$0.50	400,000	400,000
May 31, 2011	$0.50	600,000	600,000
August 1, 2011	$0.50	200,000	200,000
August 31, 2011	$0.50	350,000	350,000
August 31, 2012	$0.50	1,075,000	1,075,000
June 23, 2013	$1.00	165,000	165,000

		2,790,000	3,140,000

20

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

Theshares under option at December 31, 2009 were in the following exerciseprices:

Options Outstanding and Exercisable
Exercise Price	Weighted Average Exercise Price	Number of Shares Under Option	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life in Years

$ 0.50	$0.50	2,625,000	$1,627,500	1.78
$ 1.00	$1.00	165,000	19,800	3.48

	$0.53	2,790,000	$1,647,300	2.02

(d)	Stock-based compensation

Duringthe year ended December 31, 2009, the total stock-based compensation recognizedunder the fair value method was $1,024,122 as follows:

(i)
800,000 shares issued to two officers and directors of the Company upon attaining previously determined milestones at $0.41 and $0.99 per share of common stock, the market value at the time of issuance.  A total fair value of $560,000 (2008: $nil) was attributed to these shares and was charged to consulting fees – directors and officers.

(ii)
$252,117 was charged to consulting fees - directors and officers (2008: $45,339) and $77,130 was charged to consulting (2008: $nil) relating to vesting of 61,875 options issued in the prior year and 485,000 warrants issued during the year.   As a result of an extension of the expiry date of 4,250,000 warrants from July 11, 2009 to April 1, 2011, $694,875 (2008: $nil) was charged to investor relations.  All amounts were determined using the Black-Scholes option pricing model.

The totalstock-based compensation recognized under the fair value method to variousparties was as follows:

	2009	2008	2007

Investor relations	$694,875	$-	$-
Consulting fees - directors and officers	252,117	45,339	359,227
Consulting fees	77,130	-	248,507
Management fees	-	-	110,450

Compensation - options	$1,024,122	$45,339	$718,184

As atDecember 31, 2009, the total compensation cost related to non-vested options notyet recognized is $nil.

21

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(d)            Stock-based compensation (Continued)

Thefollowing assumptions were used for the Black-Scholes option pricing modelvaluation of stock options granted:

	2009	2008	2007

Expected life (years)	N/A	5	3 – 5
Interest rate	N/A	3.52%	4.40%
Volatility	N/A	57.12%	88.79%
Dividend yield	N/A	0.00%	0.00%

(e)	Share purchase warrants

Detailsof stock purchase warrant activity is as follows:

	2009		2008
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price

Outstanding - beginning of year	13,022,600	$0.54	13,022,600	$0.54
Issued	589,785	$0.63	-	$0.00
Exercised	(2,100,000)	$0.50	-	$0.00
Expired	(925,000)	$0.50	-	$0.00

Outstanding - end of year	10,587,385	$0.56	13,022,600	$0.54

Duringthe year ended December 31, 2009, warrant activity included:

•
2,000,000 warrants were exercised.  The balance of 4,250,000 warrants held by the investor had their expiry date extended from July 11, 2009 to April 1, 2011.  The warrants have a cashless exercise provision in the event the Company fails to reasonably maintain an effective registration statement for the shares issuable upon exercise of the warrants;

•
150,000 warrants having an exercise price of $0.75 and an expiry date of June 30, 2011 were issued to a consultant for services.  An additional 335,000 warrants having an exercise price of $0.50 per warrant and an expiry date of June 30, 2012 were issued to two independent directors for services.  Stock-based compensation totaling $293,440 was recorded with respect to theseissuances;

•	104,785 warrants having an exercise price of $0.90 per warrant and an expiry date of June 30, 2012 were issued to an agent with respect to a private placement;
•	100,000 warrants were exercised at a price of $0.50 per warrant for gross proceeds of $50,000; and
•	925,000 warrants with an exercise price of $0.50 per warrant expired unexercised.

22

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(e)           Share purchase warrants (Continued)

As atDecember 31, 2009 and 2008, the following share purchase warrants wereoutstanding:

Expiry Date	Exercise Price	2009	2008

July 11, 2009	$0.50	-	6,550,000
April 1, 2011	$0.50	4,250,000	-
September 7, 2009	$0.50	-	625,000
August 10, 2010	$0.60	5,847,600	5,847,600
June 30, 2011	$0.75	150,000	-
June 30, 2012	$0.50	235,000	-
June 30, 2013	$0.90	104,785	-

		10,587,385	13,022,600

8.	LOSS PER SHARE

Basic anddiluted loss per share is computed using the weighted average number of commonshares outstanding as follows:

	2009	2008	2007

Net loss for year	$(5,860,005)	$(3,175,908)	$(3,921,817)
Preferred stock dividends	-	-	-

Net loss available for distribution	$(5,860,005)	$(3,175,908)	$(3,921,817)

Allocation of undistributed loss
Preferred shares (1.80%, 2008 - 1.92%; 2007 - 2.10%)	$(98,917)	$(60,834)	$(82,214)
Common shares (98.20%; 2008 - 98.08%; 2007 - 97.90%)	(5,761,088)	(3,115,074)	(3,839,603)

	$(5,860,005)	$(3,175,908)	$(3,921,817)
Basic loss per share amounts
Undistributed amounts
Loss per preferred share	$(0.16)	$(0.10)	$(0.02)
Loss per common share	$(0.17)	$(0.10)	$(0.19)

23

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

8.            LOSS PER SHARE (Continued)

Weightedaverage number of shares:

	2009	2008	2007

Weighted average number of shares for undistributed amounts
Preferred stock (common stock equivalent)	625,000	625,000	5,299,658
Common stock	34,065,064	29,905,878	19,713,626

Potentiallydilutive securities not included in diluted weight average shares outstandinginclude shares underlying 2,790,000 in outstanding options, 10,587,385 warrantsand 625,000 shares of convertible preferred stock.

9.           INCOMETAXES

Incometax provisions are determined as follows:

	2009	2008	2007

Income tax benefit computed at statutory tax rate	$(1,816,957)	$(1,077,225)	$(1,372,636)
Stock-based-compensation	554,443	15,869	251,364
Other permanent timing differences	2,676	-	-
Change in fair value of warrants	724,973	-	-
Adjustment due to effective rate attributable to income taxes of other countries’ stock-based compensation	60,920	396,159	136,855
Effect in change of taxrate	62,855	3,268	-
	(411,090)	(661,929)	(984,417)
Change in valuation allowance	411,090	661,929	984,417
	$-	$-	$-

Deferredincome taxes reflect the tax effect of the temporary differences between thecarrying amounts of assets and liabilities for financial reporting purposes andthe amounts used for tax purposes.  The applicable tax rate to beexpected is 35%. The components of the net deferred income tax assets areapproximately as follows:

	2009	2008	2007

Deferred income tax assets
Net operating losses and credit carry-forwards	$3,284,999	$2,607,481	$2,502,178
Valuation allowance	(3,284,999)	(2,607,481)	(2,502,178)

	$-	$-	$-

Thevaluation allowance reflects the Company’s estimate that the tax assets morelikely than not will not be realized.

24

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

9.            INCOME TAXES (Continued)

To datethe Company has paid a total of 255,015,000 Chilean pesos (US $491,000) (2008 -$134,631,000 Chilean pesos (US $385,000)) related to value added tax (“VAT”),which the Company will be able to credit against future VAT amounts payablegenerated on Chilean revenue-producing operations.

TheCompany has available approximate net-operating losses that may be carriedforward to apply against future years' income for income tax purposes in alljurisdictions.  The losses expire as follows:

Available to	USA	Foreign	Total

2019	$10,270	$-	$10,270
2020	1,704	-	1,704
2021	4,574	-	4,574
2022	1,200	-	1,200
2023	22,201	-	22,201
2024	782,836	-	782,836
2025	690,606	95,793	786,399
2026	409,782	214,988	624,770
2027	2,160,814	196,906	2,357,720
2028	403,158	515,808	918,966
2029	415,286	1,277,968	1,693,254
Non-expiring carry-forward losses	-	6,051,627	6,051,627

	$4,902,431	$8,353,090	$13,255,521

10.	RELATED PARTY TRANSACTIONS

	2009	2008	2007

Advances for expenses outstanding at December 31,	$-	$1,490	$-
Consulting fees	876,800	354,139	434,993
Management fees	139,200	139,200	121,600
Rent	24,000	24,000	22,000

	$1,040,000	$518,829	$578,593

Advancesare made to various related parties as required for corporate purposes includingtravel.  Expenses are incurred on behalf of the Company.

Consultingfees include payments to the officers and directors of the Company for servicesrendered, and include payments to the President, CFO and VP InvestorRelations.  Management fees and rent consist of fees paid to a companypartly controlled by the CEO of the Company.

Relatedparty transactions are recorded at the exchange amount, which is the amountagreed to between the parties.

25

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

11.	FAIR VALUE MEASUREMENTS

EffectiveJanuary 1, 2009, we adopted the provisions of Emerging Issues Task Force(“EITF”) EITF 07-05, Determining Whether an Instrument(or Embedded Feature) Is Indexed to an Entity’s Own Stock , which wasprimarily codified into Topic 815,  Derivatives andHedging ..  ASC 815 applies to any freestanding financialinstruments or embedded features that have the characteristics of a derivativeand to any freestanding financial instruments that are potentially settled in anentity’s own common stock.

As aresult of adopting ASC 815, warrants to purchase 6,875,000 shares of commonstock previously treated as equity pursuant to the derivative treatmentexemption were no longer afforded equity treatment. The warrants had exerciseprice of $0.50 per warrant and expire in July and September 2009, of which4,250,000 warrants were extended to April 2011.  As such, effectiveJanuary 1, 2009, we reclassified the fair value of these warrants to purchasecommon stock, which had exercise price reset features, from equity to liabilitystatus as if these warrants were treated as a derivative liability since theirdate of issue.   On January 1, 2009, we reclassified $1,084,375to beginning retained deficit and $1,084,375 to other liabilities - warrants torecognize the fair value of such warrants on such date.

As ofDecember 31, 2009, the remaining 4,250,000 warrants were fair valued using theBlack-Scholes option pricing model with the following weighted averageassumptions:  risk-free interest rate of 1.08%, expected life of 1.25years, an expected volatility factor of 84.10% and a dividend yield of 0.0%. Thefair value of these warrants to purchase common stock increased to $2,956,725 asof December 31, 2009. As such, we recognized a $2,071,350 non-cash charge fromthe change in fair value of these warrants for the year ended December 31,2009.

12.	SEGMENTED INFORMATION

TheCompany operates in a single industry segment. At December 31, 2009 and 2008,total assets by geographic location are as follows:

	2009	2008

Canada	$74,844	$648,438
Chile	99,574	105,874
United States	2,003,442	1,529,293

	$2,177,860	$2,283,605

13.	SUBSEQUENT EVENTS

(a)
In February 2010, the Company filed an S-1 registration statement related to the offering of common shares with the SEC to raise up to $6,000,000.  The pricing and final amount of the offering are not yet determined.  The offering will consist of units, each unit consisting of three shares of common stock and one three-year warrant to purchase an additional share of common stock at 125% of the price per share allocated to the common shares in the units.  The units will separate immediately and the common stock and the warrants will be issued separately.  Source Capital Group, Inc. will act as the placement agent for the units, on a “best efforts” basis, and will receive a selling commission of 8% on gross proceeds raised.

26

WHITEMOUNTAIN TITANIUM CORPORATION
(AnExploration Stage Company)
Notesto Consolidated Financial Statements
YearsEnded December 31, 2009, 2008 and 2007
(USFunds)

13.	SUBSEQUENT EVENTS (Continued)

(b)
In February 2010, the Company granted 720,000 fully vested shares of common stock at a fair value of $828,000 to management, employees and consultants.  The shares were granted under the 2010 Management Compensation Plan.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and regulations promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates.

27

[OUTSIDEBACK COVER]

WhiteMountain Titanium Corporation

Upto 2,500,000 Units

20,101,600Shares of Common Stock

PROSPECTUS

WHITEMOUNTAIN TITANIUM CORPORATION

AugustoLeguia 100, Oficina 812
LasCondes, Santiago
Chile

Telephone(5 62) 657-1800

_______________,2010

Until                            ,2010, all dealers that effect transactions in our shares, whether or notparticipating in this offering, may be required to deliver aprospectus.  This is in addition to the dealer’s obligation to delivera prospectus when acting as underwriters and with respect to their unsoldallotments or subscriptions.

PARTII

INFORMATIONNOT REQUIRED IN THE PROSPECTUS

Item13.  Other Expenses of Issuance and Distribution

Thefollowing is an itemized statement of the estimated amounts of all expensespayable by us in connection with the registration of the common stock, otherthan underwriting discounts and commissions.  All amounts areestimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$1,335
State filing Fees	$10,000
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$5,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$3,665
Total	$60,000

None ofthe expenses of the offering will be paid by the selling securityholders.

Item14.  Indemnification of Directors and Officers

Nevadalaw expressly authorizes a Nevada corporation to indemnify its directors,officers, employees, and agents against liabilities arising out of such persons’conduct as directors, officers, employees, or agents if they acted in goodfaith, in a manner they reasonably believed to be in or not opposed to the bestinterests of the company, and, in the case of criminal proceedings, if they hadno reasonable cause to believe their conduct was unlawful.  Generally,indemnification for such persons is mandatory if such person was successful, onthe merits or otherwise, in the defense of any such proceeding, or in thedefense of any claim, issue, or matter in the proceeding.  Inaddition, as provided in the articles of incorporation, bylaws, or an agreement,the corporation may pay for or reimburse the reasonable expenses incurred bysuch a person who is a party to a proceeding in advance of final disposition ifsuch person furnishes to the corporation an undertaking to repay such expensesif it is ultimately determined that he did not meet therequirements.  In order to provide indemnification, unless ordered bya court, the corporation must determine that the person meets the requirementsfor indemnification.  Such determination must be made by a majority ofdisinterested directors; by independent legal counsel; or by a majority of theshareholders.

ArticleIX of our Articles of Incorporation provides that we are required to indemnify,and advance expenses as they are incurred to, any person who was or is a partyor is threatened to be made a party to any threatened or completed action, suitor proceeding, whether civil or criminal, administrative or investigative, byreason of the fact that such person is or was a director or officer of ourcompany, or who is serving at our request or direction as a director or officerof another corporation or other enterprise, against expenses, includingattorneys’ fees, judgments, fines and amounts paid in settlement, actually andreasonably incurred by such person in connection with the action, suit, orproceeding, to the full extent permitted by Nevada law.

Insofaras indemnification for liabilities arising under the Securities Act of 1933 (the“Act”) may be permitted to directors, officers and controlling persons of ourcompany pursuant to the foregoing provisions, or otherwise, we have been advisedthat in the opinion of the Securities and Exchange Commission, suchindemnification is against public policy as expressed in the Act and is,therefore, unenforceable.

Item15.  Recent Sales of Unregistered Securities

On March4, 2007, the Compensation Committee approved, subject to board approval, thegranting of 250,000 options to David Nahmias for investor relationsactivities.  These five-year options were granted pursuant to ourstock option plan.  The options are exercisable at $0.50 and are fullyvested.  The options were granted without registration under theSecurities Act by reason of the exemption from registration afforded by Section4(2) of the Act.  Mr. Nahmias was an accredited investor at the timeof the grant.  He delivered appropriate investment representationswith respect to the grant and consented to the imposition of restrictive legendsupon the grant form representing the option.  Mr. Nahmias was providedaccess to information similar to the type of information which would be includedin a prospectus.  He did not enter into the transaction for theoptions with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting and had a preexisting relationship with persons representing our companyat the time of the transaction.  Mr. Nahmias represented that he hadbeen afforded the opportunity to ask questions of our management and to receiveanswers concerning the terms and conditions of the option grants.  Nounderwriting discounts or commissions were paid in connection with thegrant.

From Julythrough August 2007, we conducted a non-public offering of up to 7,000,000units, each unit consisting of one share of common stock and one common stockpurchase warrant.  The purchase price of each unit was $0.50 and theexercise price of the warrants is $0.60 per share at any time through August 10,2010.  The offering was completed with sales of 5,070,000 units madeto seven non-U.S. persons and to four persons in the U.S. for gross proceeds of$2,535,000.  The units were issued without registration under theSecurities Act by reason of the exemptions from registration afforded by theprovisions of Section 4(6) of the Securities Act and Regulation S promulgated bythe SEC in a simultaneous offering to both U.S. and to non-U.S.persons.  Each of the non-U.S. investors was a non-U.S. person at thetime of the sale.  The offer and sale of the units to such persons wasmade in an offshore transaction and no directed selling efforts were made in theU.S. by us or anyone acting on our behalf.  The offering restrictionsrequired pursuant to Regulation S were also implemented for thesesales.  All of the investors represented that they were accreditedinvestors as defined in Rule 501 of Regulation D at the time of thepurchase.  Each investor delivered appropriate investmentrepresentations with respect to the issuance and consented to the imposition ofrestrictive legends upon the certificates representing the shares andwarrants.  They did not enter into the transaction with us as a resultof or subsequent to any advertisement, article, notice, or other communicationpublished in any newspaper, magazine, or similar media or broadcast ontelevision or radio, or presented at any seminar or meeting.  Eachinvestor represented they were afforded the opportunity to ask questions of ourmanagement and to receive answers concerning the terms and conditions of theoffering.  We paid a cash selling commission of 8% of the grossproceeds on the sale of 4,770,000 of the units sold by Objective Equity, LLC,the selling agent for part of the offering.  We also issued 77,600warrants as a selling commission to such entity.  We have agreed toregister the resale of the common shares sold as part of the units and issuableupon exercise of the warrants.

Also onAugust 31, 2007, the Board of Directors granted bonuses of 700,000 shares ofcommon stock and warrants to purchase 700,000 shares to management for pastservices.  The exercise price of the warrants is $0.60 per share atany time through August 15, 2010.  The shares and warrants weregranted to the following persons:

Name	Number of Shares	Number of Warrants
Michael P. Kurtanjek	225,000	225,000
Trio International Capital Corp	225,000	225,000
Charles E. Jenkins	150,000	150,000
Howard M. Crosby	100,000	100,000

Theshares and warrants were issued without registration under the Securities Act byreason of the exemptions from registration afforded by the provisions of Section4(6) of the Securities Act and Regulation S promulgated by theSEC.  All of the investors were accredited investors as defined inRule 501 of Regulation D at the time of the grant.  Each personacknowledged appropriate investment representations with respect to the issuanceand consented to the imposition of restrictive legends upon the certificatesrepresenting the shares and warrants.  They did not enter into thetransaction with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting.  Each investor represented they were afforded the opportunityto ask questions of our management and to receive answers concerning the termsand conditions of the offering.  No selling commissions were paid inconnection with the grant of the securities.  We have agreed toregister the resale of the common shares sold as part of the units and issuableupon exercise of the warrants.

On August31, 2007, the Board of Directors approved the granting of 1,075,000 options tovarious members of management and to consultants as follows:

Name	Number of Options Granted
Michael P. Kurtanjek	150,000
Trio International Capital Corp.	150,000
Charles E. Jenkins	300,000
Howard M. Crosby	100,000
David Rochester	150,000
Derek Fray	100,000
Srdj Bulatovic	100,000
Maria Eugenia Moscoso	25,000

Thesefive-year options are fully vested and exercisable at $0.50 pershare.  They expire on August 31, 2012.  The options weregranted without registration under the Securities Act by reason of the exemptionfrom registration afforded by Section 4(2) of the Act.  Each optioneeacknowledged appropriate investment representations with respect to the grantsand consented to the imposition of restrictive legends upon the certificatesrepresenting the options.  Each grantee was provided access toinformation similar to the type of information which would be included in aprospectus.  Each grantee had a preexisting relationship with personsrepresenting our company at the time of the transaction.  Each granteewas afforded the opportunity to ask questions of our management and to receiveanswers concerning the terms and conditions of the option grants.  Noselling commissions were paid in connection with these optiongrants.

OnDecember 21, 2007, the Board of Directors granted bonuses of 900,000 fullyvested shares of common stock to management and outside consultants for pastservices.  The shares were granted to the followingpersons:

Name	Number of Shares
Michael P. Kurtanjek	200,000
Brian Flower	200,000
Terese Gieselman	100,000
Maria Eugenia Moscoso	50,000
Ronald Nash	100,000
Cesar Lopez	100,000
Natasha Tschischow	75,000
Christian Feddersen	75,000

Theshares were issued without registration under the Securities Act by reason ofthe exemptions from registration afforded by the provisions of Section 4(2) ofthe Securities Act and Regulation S promulgated by the SEC.  Eachperson acknowledged appropriate investment representations with respect to theissuance and consented to the imposition of restrictive legends upon thecertificates representing the shares.  They did not enter into thetransaction with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting.  Each recipient of the bonuses was afforded the opportunityto ask questions of our management and to receive answers concerning the termsand conditions of the issuance.  No selling commissions were paid inconnection with the grant of the shares.

InSeptember 2008 we closed our offering of up to 5,000,000 shares at a price of$0.75 per share.  The offering was made concurrently to persons withinthe United States and to non-U.S. persons located outside the UnitedStates.  We sold a total of 2,814,910 shares of common stock in theoffering for gross proceeds of $2,111,180.  Of these 2,791,203 weresold within the United States without registration under the Securities Act byreason of the exemption from registration afforded by the provisions of Section4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as atransaction by an issuer not involving any public offering.  Each ofthe U.S. purchasers was an accredited investor as defined in RegulationD.  The remaining 23,707 shares were sold outside the United States tonon-U.S. persons in accordance with the provisions of RegulationS.  Each investor delivered appropriate investment representationswith respect to this stock sale and consented to the imposition of restrictivelegends upon the stock certificate representing the shares.  Noinvestor entered into the transaction with us as a result of or subsequent toany advertisement, article, notice, or other communication published in anynewspaper, magazine, or similar media or broadcast on television or radio, orpresented at any seminar or meeting.  Each investor was also affordedthe opportunity to ask questions of our management and to receive answersconcerning the terms and conditions of the transaction.  The Companypaid $140,168 in selling commissions to licensed selling agents in thisoffering.

InJanuary 2009, the Board of Directors granted bonuses of 200,000 fully vestedshares of common stock each to Michael P. Kurtanjek, our President and adirector, and to Brian Flower, our Chairman for past services.  Theshares were issued without registration under the Securities Act by reason ofthe exemptions from registration afforded by the provisions of Section 4(2) ofthe Securities Act and Regulation S promulgated by the SEC.  Eachperson acknowledged appropriate investment representations with respect to theissuance and consented to the imposition of restrictive legends upon thecertificates representing the shares.  They did not enter into thetransaction with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting.  Each recipient of the bonuses was afforded the opportunityto ask questions of our management and to receive answers concerning the termsand conditions of the issuance.  No selling commissions were paid inconnection with the grant of the shares.

On May 7,2009, we entered into an Exchange Agreement with a Rubicon which it exercisedoutstanding warrants to purchase 2,000,000 shares of our common stock at $0.50per share for gross proceeds of $1,000,000.  The closing of theagreement, payment of the funds, and issuance of the shares occurred on May 8,2009.  The shares were issued without registration under theSecurities Act by reason of the exemptions from registration afforded by theprovisions of Section 4(2) and 4(6) of the Securities Act.  Thepurchaser was an accredited investor as defined in Rule 501 promulgated by theSEC.  The purchaser acknowledged appropriate investmentrepresentations with respect to the sale.  It did not enter into thetransaction with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting.  The purchaser was afforded the opportunity to ask questionsof management of the Company and to receive answers concerning the terms andconditions of exercise of the warrants.  No selling commissions werepaid in connection with this transaction.

On June23, 2008, we granted 82,500 options each to John May and Wei Lu for acceptingappointment to the Board of Directors and committees.  These five-yearoptions vest as follows:  25% immediately and 12.5% per calendarquarter thereafter with the first vesting occurring on June 30,2008.  The options were granted under our Stock OptionPlan.  The options were granted without registration under theSecurities Act by reason of the exemption from registration afforded by Section4(2) and 4(6) of the Act, and Rule 506 promulgated thereunder.  Eachoptionee was an accredited investor at the time of the grant.  Eachoptionee acknowledged appropriate investment representations with respect to thegrants and consented to the imposition of restrictive legends upon thecertificates representing the options.  Each grantee had a preexistingrelationship with persons representing our company at the time of thetransaction.  Each grantee was afforded the opportunity to askquestions of our management and to receive answers concerning the terms andconditions of the option grants.  No selling commissions were paid inconnection with these option grants.

On June30, 2009, the Compensation Committee and the Board of Directors approved theissuance of warrants to KirkCapital Asset Management, Inc., an entity controlledby David Kirkingberg, to purchase 150,000 shares of our common stock at $0.75per share at any time prior to June 30, 2011.  These warrants wereissued in connection with financial consulting services to be provided by Mr.Kirkingberg’s company.  The warrants will vest asfollows:  (i) 37,500 of the warrants vested on June 30, 2009; (ii)18,750 of the warrants will vest on July 31, 2009; and (iii) 18,750 of thewarrants will vest on the last day of each month thereafter until all warrantsare fully vested or the consulting services are terminated.  Thewarrants were issued without registration under the Securities Act by reason ofthe exemption from registration afforded by Section 4(2) of theAct.  KirkCapital Asset Management, Inc. was an accredited investor atthe time of the grant.  It delivered appropriate investmentrepresentations with respect to the warrant issuance and consented to theimposition of restrictive legends upon the warrant form.  Mr.Kirkingberg’s entity did not enter into the consulting agreement with us as aresult of or subsequent to any advertisement, article, notice, or othercommunication published in any newspaper, magazine, or similar media orbroadcast on television or radio, or presented at any seminar or meeting and hada preexisting relationship with persons representing our company at the time ofthe transaction.  Mr. Kirkingberg represented that he had beenafforded the opportunity to ask questions of our management and to receiveanswers concerning the terms and conditions of the warrantissuance.  No underwriting discounts or commissions were paid inconnection with the transaction.

On June30, 2009, the Compensation Committee and the Board of Directors approved and theCompany issued warrants to purchase 117,500 common shares each to John J. Mayand Wei Lu for accepting appointment to the Board of Directors.  Wealso issued warrants to purchase 100,000 common shares to Cesar Lopez forservices as one of our directors.  These three-year warrants areexercisable at $0.50 per share and are fully vested.  The warrantswere issued without registration under the Securities Act by reason of theexemption from registration afforded by the provisions of RegulationS.  Each of the directors was a non-U.S. person at the time of thegrant.  The issuance of the warrants was made in an offshoretransaction and no directed selling efforts were made in the U.S. by us oranyone acting on our behalf.  The offering restrictions requiredpursuant to Regulation S were also implemented.  No underwritingdiscounts or commissions were paid in connection with the issuance of thewarrants.

InOctober 2009 we closed our offering of common shares at a price of $0.65 pershare.  We sold a total of 1,496,930 shares of common stock in theoffering for gross proceeds of $973,005.  These shares were soldwithout registration under the Securities Act by reason of the exemption fromregistration afforded by the provisions of Section 4(6) and/or Section 4(2)thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer notinvolving any public offering.  Each of the 25 purchasers was anaccredited investor as defined in Regulation D.  Each investordelivered appropriate investment representations with respect to this stock saleand consented to the imposition of restrictive legends upon the stockcertificate representing the shares.  No investor entered into thetransaction with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting.  Each investor was also afforded the opportunity to askquestions of our management and to receive answers concerning the terms andconditions of the transaction.  The Company paid $68,110 in sellingcommissions to a licensed selling agent in this offering and granted warrants topurchase 104,785 shares at a price of $0.90 exercisable until April 15,2011.  These warrants were granted to Chelsea Financial Services, alicensed broker-dealer, in connection with the above-referencedoffering.  These warrants were issued without registration under theSecurities Act by reason of the exemption from registration afforded by theprovisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgatedthereunder, as a transaction by an issuer not involving any publicoffering.  The investor was an accredited investor as defined inRegulation D.  It delivered appropriate investment representationswith respect to this warrant issuance and consented to the imposition ofrestrictive legends upon the certificate representing thewarrants.  The investor did not enter into the transaction with us asa result of or subsequent to any advertisement, article, notice, or othercommunication published in any newspaper, magazine, or similar media orbroadcast on television or radio, or presented at any seminar ormeeting.  The investor was also afforded the opportunity to askquestions of our management and to receive answers concerning the terms andconditions of the transaction.

InFebruary 2010 we granted bonuses of 720,000 fully vested shares of common stockto management for past services performed in 2008 and 2009.  Theshares were granted under our 2010 Management Compensation Plan.  Wegranted 252,000 shares to Mr. Kurtanjek, 252,000 shares to an entity owned byMr. Flower, 72,000 shares to Mr. Jenkins, 54,000 shares to an entity owned byMr. Crosby, 54,000 shares to Christian Feddersen, an employee in Chile, and36,000 shares to Maria Eugenia Moscosco, an employee in Chile.  Theshares were issued without registration under the Securities Act by reason ofthe exemptions from registration afforded by the provisions of Section 4(2) ofthe Securities Act and Regulation S promulgated by the SEC.  Eachperson acknowledged appropriate investment representations with respect to theissuance and consented to the imposition of restrictive legends upon thecertificates representing the shares.  They did not enter into thetransaction with us as a result of or subsequent to any advertisement, article,notice, or other communication published in any newspaper, magazine, or similarmedia or broadcast on television or radio, or presented at any seminar ormeeting.  Each recipient of the bonuses was afforded the opportunityto ask questions of our management and to receive answers concerning the termsand conditions of the issuance.  No selling commissions were paid inconnection with the grant of the shares.

Item16.  Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
1.1	Agreement dated January 25, 2010, with Source Capital Group,Inc.	S-1	333-164963	1.1	2/12/10
2.1	Agreement and Plan of Merger dated January 26, 2004, with GreatWall Minerals, Ltd.	SB-2	333-129347	2.1	10/31/05
3.1	Articles of Incorporation	SB-2	333-129347	3.1	10/31/05
3.2	Current Bylaws	8-K	333-129347	3.1	9/12/06
4.1	Form of Common Stock Certificate	SB-2	333-129347	4.1	10/31/05
4.2	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, as amended	SB-2	333-129347	4.2	10/31/05
4.3	Form of Series A Convertible Preferred Stock Certificate	SB-2	333-129347	4.3	10/31/05
4.4	Warrant Certificate dated July 11, 2005, for Rubicon Master Fund	SB-2	333-129347	4.4	10/31/05
4.5	Amended and Restated Warrant for Rubicon Master Fund	8-K	333-129347	99.2	5/8/09
4.6	Warrant Certificate dated September 7, 2005, for Phelps Dodge Corporation	SB-2	333-129347	4.5	10/31/05
4.7	Registration Rights set forth in Article VI of the Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005 and May 5, 2006, for Rubicon Master Fund and Phelps Dodge Corporation	SB2/A	333-129347	4.6	11/24/06
4.8	Warrant Certificate effective July 11, 2005, in the name of Sunrise Securities Corp. for 300,000 shares	SB-2	333-129347	4.8	10/31/05
4.9	Stock Option Plan*	SB-2	333-129347	4.9	10/31/05
4.10	2010 Management Compensation Plan*	S-1	333-164963	4.11	2/12/10
4.11	Warrant Agreement with Interwest Transfer Company, with warrant certificate for unit offering					**
4.12	Securities Purchase Agreement for unit offering					**
5.1	Opinion re Legality of Shares					X

** To befiled by amendment

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.1	Transfer of Contract and Mortgage Credit dated September 5, 2003, between Compañía Contractual Minera Ojos del Salado and Compañía Minera Rutile Resources Limitada (formerly Minera Royal Silver Limitada), with payment extension document	SB-2	333-129347	10.1	10/31/05
10.2	Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005, with Rubicon Master Fund and Phelps Dodge Corporation	SB-2	333-129347	10.2	10/31/05
10.3	Amendment dated May 5, 2006, to Securities Purchase Agreement dated July 11, 2005	SB-2/A	333-129347	10.2(a)	5/30/06
10.4	Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2/A	333-129347	10.3(a)	5/30/06
10.5	Amendment dated September 1, 2006, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	8-K	333-129347	10.1	9/12/06
10.6	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.6	1/14/08
10.7	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.7	1/14/08
10.8	Option Agreement dated February 9, 2005, with Trio International Capital Corp.*	SB-2	333-129347	10.5	10/31/05
10.9	Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2/A	333-129347	10.9	5/30/06
10.10	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.10	1/14/08
10.11	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.11	1/14/08
10.12	Option Agreement dated May 31, 2004, with Michael Kurtanjek*	SB-2	333-129347	10.4	10/31/05
10.13	Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.7	10/31/05
10.14	Renewal dated February 6, 2006, of Business Consulting Agreement with Crosby Enterprises, Inc.*	SB-2/A	333-129347	10.7(a)	5/30/06

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.15	Amendment dated December 21, 2007, to Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-148644	10.15	1/14/08
10.16	Option Agreement dated August 18, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.6	10/31/05
10.17	Management Services Agreement dated February 6, 2006, with Lopez & Ashton Ltda.*	SB-2/A	333-129347	10.8(a)	5/30/06
10.18	Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	8-K	333-129347	10.2	9/12/06
10.19	Amendment dated August 31, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.19	1/14/08
10.20	Amendment dated December 21, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.20	1/14/08
10.21	Option Agreement dated September 1, 2006, with Charles E.Jenkins*	SB-2/A	333-129347	10.14	11/24/06
10.22	Management Services Agreement dated February 6, 2006, with MinCo Corporate Mgmt Inc., and First Amendment dated September 1, 2006*	8-K	333-129347	10.3	9/12/06
10.23	Option Agreement dated September 1, 2006, with Terese Gieselman	SB-2/A	333-129347	10.16	11/24/06
10.24	Brokerage Representation Agreement dated November 26, 2007, with Beacon Hill Shipping Ltd.	SB-2	333-148644	10.24	1/14/08
10.25	Exchange Agreement dated May 7, 2009, with Rubicon Master Fund	8-K	333-148644	99.1	5/8/09
10.26	Warrant Agreement dated June 30, 2009, with John J. May*	10-Q	333-148644	10.1	8/10/09
10.27	Warrant Agreement dated June 30, 2009, with Wei Lu*	10-Q	333-148644	10.2	8/10/09
10.28	Warrant Agreement dated June 30, 2009, with Cesar Lopez*	10-Q	333-148644	10.3	8/10/09
10.29	Management Services Agreement dated August 1, 2009, with Chapelle Capital Corp.*	S-1/A	333-129347	10.29	12/31/09
10.30	Amendment effective January 1, 2010 to Management Services Agreement dated August 1, 2009, with Chapelle Capital Corp.*	S-1	333-164963	10.30	2/12/10
10.31	Warrant agreement dated February 7, 2010, with Chapelle Capital Corp.*	S-1	333-164963	10.31	2/12/10
10.32	Amendment effective January 1, 2010, to Management Services Agreement dated August 1, 2009, with Michael P. Kurtanjek*	S-1	333-164963	10.32	2/12/10
10.33	Warrant agreement dated February 7, 2010, with Michael P. Kurtanjek*	S-1	333-164963	10.33	2/12/10

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.34	Management Services Agreement effective January 1, 2010, with 0834406 BC Ltd. *	S-1	333-164963	10.34	2/12/10
14.1	Code of Ethics	10-KSB	333-129347	14.1	3/29/07
21.1	List of Subsidiaries	S-1/A	333-129347	21.1	12/31/09
23.1	Consent of Smythe Ratcliffe, LLP, independent registered public accounting firm	S-1/A	333-164963	23.1	4/30/10
23.2	Consent of Thomas A. Henricksen, PhD	S-1/A	333-129347	23.2	3/29/10
23.3	Consent of AMEC-Cade	S-1/A	333-129347	23.3	3/29/10
23.4	Consent of NCL Ingenieria y Construccion	S-1/A	333-129347	23.4	3/29/10
23.5	Consent of SGS Lakefield	S-1/A	333-129347	23.5	3/29/10
23.6	Consent of Arcadis Geotecnica	S-1/A	333-129347	23.6	3/29/10
23.7	Consent of Attorney (included in Exhibit 5.1)
*Managementcontract, or compensatory plan or arrangement, required to be filed as anexhibit.

Item17.  Undertakings

Theundersigned registrant hereby undertakes:

 (1)         Tofile, during any period in which offers or sales are being made, apost-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of theSecurities Act;

(ii)           Reflectin the prospectus any facts or events arising after the effective date of theregistration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in theinformation set forth in the registration statement.  Notwithstandingthe foregoing, any increase or decrease in volume of securities offered (if thetotal dollar value of securities offered would not exceed that which wasregistered) and any deviation from the low or high and of the estimated maximumoffering range may be reflected in the form of prospectus filed with theCommission pursuant to Rule 424(b) if, in the aggregate, the changes in volumeand price represent no more than 20 percent change in the maximum aggregateoffering price set forth in the “Calculation of Registration Fee” table in theeffective registration statement.

(iii)     Includeany material or changed information with respect to the plan ofdistribution.

 (2)         That,for the purpose of determining any liability under the Securities Act, each suchpost-effective amendment shall be deemed to be a new registration statementrelating to the securities offered therein, and the offering of such securitiesat that time shall be deemed to be the initial bona fide offeringthereof.

(3)          Toremove from registration by means of a post-effective amendment any of thesecurities being registered which remain unsold at the termination of theoffering.

(4)          That,for the purpose of determining liability of the undersigned registrant under theSecurities Act to any purchaser in the initial distribution of the securities,the undersigned registrant undertakes that in a primary offering of securitiesof the undersigned registrant pursuant to this registration statement,regardless of the underwriting method used to sell the securities to thepurchaser, if the securities are offered or sold to such purchaser by means ofany of the following communications, the undersigned registrant will be a sellerto the purchaser and will be considered to offer or sell such securities to suchpurchaser:

(i)         Anypreliminary prospectus or prospectus of the undersigned registrant relating tothe offering required to be filed pursuant to Rule 424 of Regulation C of theSecurities Act;

(ii)        Anyfree writing prospectus relating to the offering prepared by or on behalf of theundersigned registrant or used or referred to by the undersignedregistrant;

(iii)       Theportion of any other free writing prospectus relating to the offering containingmaterial information about the undersigned registrant or its securities providedby or on behalf of the undersigned registrant; and

(iv)       Anyother communication that is an offer in the offering made by the undersignedregistrant to the purchaser.

(5)           Forpurposes of determining any liability under the Securities Act of 1933, theinformation omitted from the form of prospectus filed as part of thisregistration statement in reliance upon Rule 430A and contained in a form ofprospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h)under the Securities Act shall be deemed to be part of this registrationstatement as of the time it was declared effective.

Insofaras indemnification for liabilities arising under the Securities Act may bepermitted to directors, officers and controlling persons of the registrantpursuant to the foregoing provisions, or otherwise, the registrant has beenadvised that in the opinion of the Securities and Exchange Commission suchindemnification is against public policy as expressed in the Act and is,therefore, unenforceable.  In the event that a claim forindemnification against such liabilities (other than the payment by theregistrant of expenses incurred or paid by a director, officer or controllingperson of the registrant in the successful defense of any action, suit orproceeding) is asserted by such director, officer or controlling person inconnection with the securities being registered, the registrant will, unless inthe opinion of its counsel the matter has been settled by controlling precedent,submit to a court of appropriate jurisdiction the question whether suchindemnification by it is against public policy as expressed in the Act and willbe governed by the final adjudication of such issue.

Eachprospectus filed pursuant to Rule 424(b) as part of a registration statementrelating to an offering, other than registration statements relying on Rule 430Bor other prospectuses filed in reliance on Rule 430A, shall be deemed to be partof and included in the registration statement as of the date it is first usedafter effectiveness.   Provided , however , that no statementmade in a registration statement or prospectus that is part of the registrationstatement or made in a document incorporated or deemed incorporated by referenceinto the registration statement or prospectus that is part of the registrationstatement will, as to a purchaser with a time of contract of sale prior to suchfirst use, supersede or modify any statement that was made in the registrationstatement or prospectus that was part of the registration statement or made inany such document immediately prior to such date of first use.

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SIGNATURES

Pursuantto the requirements of the Securities Act of 1933, the registrant has dulycaused this Registration Statement to be signed on its behalf by theundersigned, thereunto duly authorized, in the City of Santiago, Chile, on May 7, 2010.

WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President (Principal Executive Officer)

By:	/s/ Charles E. Jenkins
Charles E. Jenkins, Chief Financial Officer (Principal Financial and AccountingOfficer)

Inaccordance with the requirements of the Securities Act of 1933, thisregistration statement has been signed by the following persons in thecapacities and on the dates stated.

NAME	TITLE	DATE

/s/ Michael P. Kurtanjek	Director & President (Principal	May 7, 2010
Michael P. Kurtanjek	Executive Officer)

/s/ Charles E. Jenkins	Director & Chief Financial Officer	May 7, 2010
Charles E. Jenkins	(Principal Financial and Accounting Officer)

/s/ Brian Flower	Director and Chairman	May 7, 2010
Brian Flower

/s/ Howard M. Crosby	Director	May 7, 2010
Howard M. Crosby

/s/ Wei Lu	Director	May 7, 2010
Wei Lu

/s/ John J. May	Director	May 7, 2010
John J. May